Exhibit 10.9

Execution Version

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This EIGHTH AMENDMENT TO THE CREDIT AGREEMENT, dated as of January 22, 2021 (this “Eighth Amendment”), by and among LTF INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), LIFE TIME, INC. (formerly known as LIFE TIME FITNESS, INC.), a Minnesota corporation and successor in interest to LTF MERGER SUB, INC., as borrower (the “Borrower”), the Subsidiary Guarantors party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), the Issuing Bank, the Swing Line Lender, each party executing this Amendment as an Extending Revolving Lender (each, an “Extending Revolving Lender”), each party executing this Amendment as an Other Consenting Lender (each, an “Other Consenting Lender”) and the New Refinancing Term Loan Lenders (as hereinafter defined) party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below (as amended by this Eighth Amendment).

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, the Lenders from time to time party thereto and the Administrative Agent are parties to a Credit Agreement, dated as of June 10, 2015 (as amended by that certain Technical Amendment No. 1, dated as of July 21, 2015, that certain Technical Amendment. No. 2, dated as of September 14, 2015, that certain Third Amendment to the Credit Agreement dated as of June 9, 2016, that certain Fourth Amendment to the Credit Agreement dated as of January 27, 2017 and that certain Fifth Amendment to the Credit Agreement dated as of November 15, 2017, that certain Sixth Amendment to the Credit Agreement dated as of November 29, 2017, and that certain Seventh Amendment to the Credit Agreement dated as of March 22, 2018, the “Credit Agreement”);

WHEREAS, on the date hereof, there are Revolving Commitments under the Credit Agreement in effect in an aggregate committed amount of $357,925,000.00 (the “Existing Revolving Commitments”);

WHEREAS, on the date hereof, there are outstanding Revolving Loans under the Credit Agreement in an aggregate principal amount of $109,000,000 (the “Existing Revolving Loans”);

WHEREAS, on the date hereof, each Extending Revolving Lender holds (i) Existing Revolving Loans in an aggregate principal amount set forth opposite such Extending Revolving Lender’s name on the Extending Revolving Commitment Schedule (as hereinafter defined) (the “Existing Extended Revolving Loans”) and (ii) Existing Revolving Commitments in an aggregate principal amount set forth opposite such Extending Revolving Lender’s name on the Extending Revolving Commitment Schedule (the “Existing Extended Revolving Commitments”);

WHEREAS, Section 2.16 of the Credit Agreement permits the Lenders of any Class of the Revolving Facility with a like Maturity Date, upon request of the Borrower, to extend the Maturity Date with respect to all or a portion of its Revolving Commitments by converting all or a portion of its Revolving Commitments under such Class of the Revolving Facility into Extended Revolving Commitments pursuant to the procedures described therein;

WHEREAS, in accordance with such procedures, the Borrower has requested that each Revolving Lender extend the scheduled termination of its Existing Revolving Commitment and certain of the Revolving Lenders have agreed to do so;

WHEREAS, in accordance with the provisions of Sections 2.16 and 10.01 of the Credit Agreement, the Borrower, Holdings, the Administrative Agent, the Issuing Bank, the Swing Line Lender, the Other Consenting Lenders and the Extending Revolving Lenders wish to amend the Credit Agreement to enable the Borrower to, among other things, extend the Maturity Date with respect to the Extending Revolving Lenders’ (i) Existing Extended Revolving Loans outstanding and (ii) Existing Extended Revolving Commitments in effect, in each case, immediately prior to the Eighth Amendment Effective Date (as hereinafter defined);

WHEREAS, on the date hereof, there are outstanding Term Loans under the Credit Agreement in an aggregate principal amount of $1,471,583,829.56 (the “Existing Term Loans”);

WHEREAS, in accordance with the provisions of Sections 2.15 and 10.01 of the Credit Agreement, the Borrower, Holdings, the Administrative Agent and the New Refinancing Term Loan Lenders (as hereinafter defined) wish to amend the Credit Agreement to enable the Borrower to, among other things, refinance in full the aggregate amount of Term Loans outstanding immediately prior to the Eighth Amendment Effective Date;

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Borrower has requested that (i) the 2021 Refinancing Term Loan Lenders listed on the New Refinancing Term Loan Commitment Schedule (as defined below) provide new Refinancing Term Loans under the Credit Agreement and (ii) certain lenders who are currently Lenders with respect to Existing Term Loans under the Credit Agreement (each, a “Converting Lender”), convert all of their outstanding Existing Term Loans into new Refinancing Term Loans (each such new Refinancing Term Loan, a “Converting Term Loan”) in the same aggregate principal amount as such Converting Lender’s Existing Term Loan (or such lesser amount as specified by the Administrative Agent) simultaneously with the making of other new Refinancing Term Loans hereunder (such Refinancing Term Loans and Converting Term Loans, collectively the “2021 Refinancing Term Loans” and each Lender that holds a 2021 Refinancing Term Loan, a “New Refinancing Term Loan Lender” and, collectively, the “New Refinancing Term Loan Lenders”) in an aggregate principal amount of $850,000,000; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1.    Amendments to Credit Agreement.

(a)    Extending Revolving Commitments and Extending Revolving Loans.

(i)    Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and in reliance upon the representations and warranties set forth in Section 3 hereof, the Extending Revolving Lenders severally, but not jointly, hereby agree (x) to establish Extended Revolving Commitments by converting their respective Existing Extended Revolving Commitments into Revolving Commitments under the 2021 Initial Revolving Facility (as defined in the Credit Agreement after giving effect to this Eighth Amendment) in an amount equal to their respective Existing Extended Revolving Commitments (the “Extending Revolving Commitments”), (y) that automatically upon the effectiveness of this Eighth Amendment on the Eighth Amendment Effective Date and without any further action by any Person, each Extending Revolving Lender’s Existing Extended Revolving Loans outstanding on the Eighth Amendment Effective Date shall be deemed to have been converted into, and, for all purposes of the Credit Agreement and the other Loan Documents, shall constitute, Extended Revolving Loans (the “Extending Revolving Loans”) under the 2021 Initial Revolving Facility in an outstanding principal amount equal to such Extending Revolving Lender’s Existing Extended Revolving Loans and (z) that the Administrative Agent may take whatever administrative actions it deems necessary and appropriate to reflect the foregoing in the Register.

(ii)    The Administrative Agent has prepared a schedule attached hereto as Schedule A (the “Extending Revolving Commitment Schedule”) which sets forth (x) the Existing Extended Revolving Loans of each Extending Revolving Lender and (y) the Existing Extended Revolving Commitments of each Extending Revolving Lender.

(iii)    (x) The Extending Revolving Commitments shall be designated as a new Class of Revolving Commitments under the Revolving Facility and (y) Extending Revolving Loans shall be designated as a new Class of Revolving Loans under the Revolving Facility, in each case, with terms and provisions identical to the Existing Revolving Commitments and Existing Revolving Loans, as applicable, except as set forth herein.

(b)    2021 Refinancing Term Loans.

(i)    Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and in reliance upon the representations and warranties set forth in Section 3 hereof, the New Refinancing Term Loan Lenders severally, but not jointly, hereby agree to (x) make 2021 Refinancing Term Loans to the Borrower on the Eighth Amendment Effective Date in the aggregate principal amount of such New Refinancing Term Loan Lender’s New Refinancing Term Loan Commitment (as defined below) and/or (y) convert their Existing Term Loans into 2021 Refinancing Term Loans pursuant to Section 6(f), as applicable.

(ii)    The Administrative Agent has prepared a schedule attached hereto as Schedule B (the “New Refinancing Term Loan Commitment Schedule”) which sets forth the “New Refinancing Term Loan Commitment” of each New Refinancing Term Loan Lender set forth therein.

(iii)    The 2021 Refinancing Term Loans shall be designated as a new Class of Term Loans under the Credit Agreement, with terms and provisions identical to the Existing Term Loans, except as set forth herein.

(c)    Additional Credit Agreement Amendments. Each of the parties hereto agrees that, subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and upon the establishment of the Extending Revolving Commitments, the conversion of the Existing Extended Revolving Loans into the Extending Revolving Loans and the making of the 2021 Refinancing Term Loans:

(i)    the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex II hereto; and

(ii)    the Credit Agreement shall be amended by amending and restating Exhibits G-1 and G-2 thereto as attached as Annex III and Annex IV hereto, respectively.

(d)    Lender Replacement. The Borrower hereby notifies the Administrative Agent and Term Lenders who are party to the Credit Agreement immediately prior to the Eighth Amendment Effective Date and not party to this Eighth Amendment (each, a “Non-Extending Lender”) that hold Term Loans (all such Term Loans held by Non-Extending Lenders, “Non-Extended Loans”) that, pursuant to Section 3.07 of the Credit Agreement, it has elected to replace each such Non-Extending Lender with respect to such

Non-Extended Loans by assignment. Each such Non-Extending Lender shall hereby be deemed to have, effective on the Eighth Amendment Effective Date contemporaneously with the other transactions described herein, to have assigned its Non-Extended Loans to the New Refinancing Term Loan Lenders on a ratable basis in accordance with the pro rata shares of such Lenders set forth on Schedule B hereto. The Borrower, the Administrative Agent, the Lenders party hereto and, to the extent required under Section 10.07 of the Credit Agreement, the Issuing Bank and the Swing Line Lender, hereby consent to each of the assignments described in the preceding sentence.

SECTION 2.    Conditions of Effectiveness of this Eighth Amendment. This Eighth Amendment shall become effective and each Extending Revolving Lender shall establish the Extending Revolving Commitment to be established by it and disburse the Extending Revolving Loan to be made by it and each New Refinancing Term Loan Lender shall disburse the 2021 Refinancing Term Loan to be made by it, in each case, pursuant to Sections 1(a) and 1(b), respectively, on the date (the “Eighth Amendment Effective Date”) when the following conditions shall have been satisfied (or waived):

(a)    the Administrative Agent (or its counsel) shall have received (x) from the Borrower, Holdings, each Guarantor, the Administrative Agent, the Issuing Bank, the Swing Line Lender, each Extending Revolving Lender and each New Refinancing Term Loan Lender counterparts of this Eighth Amendment signed on behalf of such parties and (y) from each Converting Lender, a Refinancing Lender Consent substantially in the form of Annex I hereto (the “Refinancing Lender Consent”) (in each case, including by way of facsimile or other electronic transmission);

(b)    substantially simultaneously with the establishment of the Extending Revolving Commitments, the conversion of the Existing Extended Revolving Loans into of the Extending Revolving Loans and the making of the 2021 Refinancing Term Loans, the Borrower shall have paid, by wire transfer of immediately available funds (x) all reasonable and documented in reasonable detail costs, fees, out-of-pocket expenses (including the reasonable and documented in reasonable detail fees, disbursements and other charges of Davis Polk & Wardwell LLP in connection with this Eighth Amendment), and in the case of the costs and out-of-pocket expenses, to the extent invoiced at least one Business Day prior to the Eighth Amendment Effective Date (y) compensation and other amounts then due and payable pursuant to the Engagement Letter, dated as of January 22, 2021, by and between the Borrower and Deutsche Bank Securities Inc. (“DBSI”), and the Fee Letters referred to in the Engagement Letter and (z) to each Extending Revolving Lender, a consent fee equal to 0.25% of such Extending Revolving Lender’s Extending Revolving Commitment established pursuant to this Eighth Amendment;

(c)    on the Eighth Amendment Effective Date and after giving effect to this Eighth Amendment, the establishment of the Extending Revolving Commitments, the conversion of the Existing Extended Revolving Loans into the Extending Revolving Loans and the making of the 2021 Refinancing Term Loans, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all of the representations and warranties of each Loan Party contained in this Eighth Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects before and after the effectiveness of this Eighth Amendment, the establishment of the Extending Revolving Commitments, the conversion of the Existing Extended Revolving Loans into the Extending Revolving Loans and the making of the 2021 Refinancing Term Loans or the respective application of the proceeds thereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Eighth Amendment Effective Date or such earlier date;

(d)    the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower certifying compliance with the requirements of the preceding clause (c);

(e)    the Administrative Agent shall have received no fewer than three Business Days prior to the Eighth Amendment Effective Date (x) a Committed Loan Notice, duly executed by the Borrower, for the Borrowing of the 2021 Refinancing Term Loans pursuant to this Eighth Amendment and (y) a prepayment notice pursuant to Section 2.05(1)(a) of the Credit Agreement;

(f)    there shall have been delivered to the Administrative Agent (A) certificates of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary certificates of resolutions or other action, and incumbency certificates, (B) a certificate of a Responsible Officer of the Borrower (which may be contained in the same certificate as the certificate delivered pursuant to the preceding clause (e)), certifying that since the Amendment No. 7 Effective Date, except as attached to such certificate, there have been no changes to the Organizational Documents of the Loan Parties and/or attaching copies of any such Organizational Documents that have changed since the Amendment No. 7 Effective Date and (C) a solvency certificate from a Responsible Officer of the Borrower (after giving effect to the establishment of the Extending Revolving Commitments, the borrowing of the Extending Revolving Loans and the 2021 Refinancing Term Loans) substantially in the form attached to the Credit Agreement as Exhibit I;

(g)    the Administrative Agent shall have received an opinion from (i) Latham & Watkins LLP, special New York counsel to the Loan Parties and (ii) Faegre Drinker Biddle & Reath LLP, special Minnesota counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent, the Extending Revolving Lenders and the New Refinancing Term Loan Lenders;

(h)    the Borrower shall have issued senior secured notes yielding net proceeds in an amount at least sufficient, when combined with the net proceeds of the 2021 Refinancing Term Loans and cash on hand of the Borrower and its Restricted Subsidiaries to make the payments set forth in the succeeding clause (j);

(i)    the Administrative Agent shall have received a fully executed copy of the Amendment No. 8 Intercreditor Agreement; and

(j)    the Administrative Agent shall receive, simultaneously with such funding, funds sufficient to (i) refinance in full the principal amount of all Existing Term Loans (other than Converting Term Loans), (ii) refinance in full the principal amount of all outstanding Revolving Loans, and (iii) pay, in connection therewith, all accrued and unpaid interest on all Existing Term Loans and outstanding Revolving Loans.

SECTION 3.    Representations and Warranties. To induce the Administrative Agent, the Issuing Bank, the Swing Line Lender, the Extending Revolving Lenders and the New Refinancing Term Loan Lenders party hereto to enter into this Eighth Amendment and each Refinancing Lender Consent, each of the Borrower and Holdings represents and warrants to the Administrative Agent, the Issuing Bank, the Swing Line Lender, the Extending Revolving Lenders and the New Refinancing Term Loan Lenders party hereto on and as of the Eighth Amendment Effective Date:

(a)    all of the representations and warranties of each Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Eighth Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Eighth Amendment Effective Date or such earlier date; and

(b)    no Default or Event of Default exists as of the Eighth Amendment Effective Date, or would result from the establishment of the Extending Revolving Commitments, the conversion of the Existing Extended Revolving Loans into the Extending Revolving Loans, making of the 2021 Refinancing Term Loans or the respective application of the proceeds therefrom.

SECTION 4.    Reaffirmation of Guaranty. Each Guarantor reaffirms its guarantee of the Guaranteed Obligations (as defined in the Guaranty) under the terms and conditions of the Guaranty and agrees that such guarantee remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each Guarantor hereby confirms that it consents to the terms of this Eighth Amendment, including, without limitation, the extension in whole or in part of the Existing Revolving Loans under the Credit Agreement in the form of Extending Revolving Loans and the refinancing in full of the Existing Term Loans under the Credit Agreement in the form of 2021 Refinancing Term Loans and each of which constitute “Guaranteed Obligations” of such Guarantor under the Guaranty as amended by this Eighth Amendment. Each Guarantor hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound will continue to guarantee, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Guaranteed Obligations, including without limitation the payment and performance of all such applicable Guaranteed Obligations that are joint and several obligations of each Guarantor now or hereafter existing; (ii) acknowledges and agrees that its Guaranty and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Eighth Amendment; and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent and each Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Guarantor to avoid or delay timely performance of its obligations under the Loan Documents (except to the extent such obligations constitute Excluded Swap Obligations (as defined in the Guaranty) with respect to such Guarantor).

SECTION 5.    Reaffirmation of Security Agreement.

(a)    Each Loan Party hereby acknowledges that it has reviewed and consents to the terms and conditions of this Eighth Amendment and the transactions contemplated hereby, including, without limitation, the extension in whole or in part of the Existing Revolving Loans under the Credit Agreement in the form of Extending Revolving Loans and the refinancing in full of the Existing Term Loans under the Credit Agreement in the form of 2021 Refinancing Term Loans. In addition, each Loan Party reaffirms the security interests granted by such Loan Party under the terms and conditions of the Security Agreement to secure the Obligations and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Loan Party hereby confirms that the security interests granted by such Loan Party under the terms and conditions of the Security Agreement secure each of the Extending Revolving Loans and the 2021 Refinancing Term Loans as part of the Obligations. Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral (as defined in the Security Agreement) encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations, as the case may be, including, without limitation, the payment and performance of all such applicable Obligations that are joint and several obligations of each Loan Party now or hereafter existing, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all Collateral (as defined in the Security Agreement), whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Eighth Amendment), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party.

(b)     Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Eighth Amendment.

SECTION 6.    Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)    This Eighth Amendment shall constitute both an Extension Amendment and a Loan Document under the Credit Agreement.

(b)    On and after the Eighth Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Eighth Amendment, (ii) each Extending Revolving Lender and each New Refinancing Term Loan Lender shall constitute a “Lender” under (and as defined in) the Credit Agreement after giving effect to this Eighth Amendment, (iii) the Extending Revolving Commitments shall constitute “Extended Revolving Commitments”, “Commitments”, “Revolving Commitments” and “2021 Initial Revolving Commitments” under (and as defined in) the Credit Agreement, (iv) the Extending Revolving Loans shall constitute “Loans”, “Revolving Loans”, “Extended Revolving Loans” and “2021 Initial Revolving Loans” under (and as defined in) the Credit Agreement after giving effect to this Eighth Amendment, (v) the New Refinancing Term Loan Commitments shall constitute “Refinancing Commitments” and “Commitments” under (and as defined in) the Credit Agreement after giving effect to this Eighth Amendment, (vi) the 2021 Refinancing Term Loans shall constitute “Closing Date Term Loans” under (and as defined in) the Credit Agreement after giving effect to this Eighth Amendment and (vii) the Eighth Amendment Effective Date shall constitute the “Amendment No. 8 Effective Date” under (and as defined in) the Credit Agreement.

(c)    The Credit Agreement and each of the other Loan Documents, as specifically amended by this Eighth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Eighth Amendment.

(d)    The execution, delivery and effectiveness of this Eighth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(e)    Notwithstanding anything in the Credit Agreement to the contrary, the 2021 Refinancing Term Loans shall be funded as Eurodollar Rate Loans with an initial Interest Period ending on February 26, 2021.

(f)    Each Converting Lender that executes and delivers a Refinancing Lender Consent electing the “Consent and Cashless Roll Option” shall be deemed to agree, upon the effectiveness of this Eighth Amendment on the Eighth Amendment Effective Date that (i) all (or such lesser amount as the Administrative Agent may allocate to such Lender) of its Existing Term Loans shall constitute 2021 Refinancing Term Loans under the Credit Agreement (each such 2021 Refinancing Term Loan, to such extent, a “Cashless Converting Loan”) and (ii) it waives any right to receive its share of the prepayment of Existing Term Loans referred to in Section 2(j), solely to the extent of such Cashless Converting Loans.

(g)    Each existing Term Lender that executes and delivers a Refinancing Lender Consent electing the “Consent and Assignment Option” shall be repaid in full (or such lesser amount as the Administrative Agent may allocate to such Term Lender) on the Eighth Amendment Effective Date, including for all accrued and unpaid interest, fees, expenses and other compensation owed to such Term Lender and due and payable by the Borrower pursuant to the Credit Agreement and this Eighth Amendment. Each such Term Lender agrees that it shall be deemed to have executed an Assignment and Assumption pursuant to Section 10.07 of the Credit Agreement on the Eighth Amendment Effective Date and to have purchased a principal amount of 2021 Refinancing Term Loans in an amount equal to the principal amount of such repayment (or such lesser amount as the Administrative Agent may allocate to such Term Lender).

(h)    This Eighth Amendment may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.

SECTION 7.    Post-Closing Covenant. As promptly as practicable, and in any event no later than ninety (90) days after the Eighth Amendment Effective Date or such later date as the Administrative Agent reasonably agrees to in writing, including to reasonably accommodate circumstances relating to the current COVID-19 pandemic and other circumstances unforeseen on the Eighth Amendment Effective Date, provide to the Collateral Agent the documents or evidence required as set forth in Schedule C with respect to each of the Mortgaged Properties listed in Schedule 1.01(2) to the Credit Agreement, except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

SECTION 8.    Governing Law. THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.    Counterparts. This Eighth Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Eighth Amendment by telecopy or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Eighth Amendment.

SECTION 10.    Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Eighth Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 11.    Assignment of Revolving Commitments. The parties hereto acknowledge that pursuant to terms and conditions and for good and valuable consideration, in each case, separately agreed among the relevant parties, certain Revolving Lenders have agreed to assign and assume Revolving Commitments such that after giving effect to such assignments and assumptions (the “Eighth Amendment Effective Date Assignments”), the Revolving Commitment of each Revolving Lender shall be equal to the amount set forth opposite the name of such Revolving Lender under the applicable column on Schedule 2.01 to the Credit Agreement (after giving effect to this Amendment). Notwithstanding the terms of Section 10.07 of the Credit Agreement, the parties hereto hereby agree that, immediately upon the effectiveness of this Amendment on the Eighth Amendment Effective Date, each of the Eighth Amendment Effective Date Assignments shall be effective and the Revolving Commitment of each Revolving Lender shall be equal to the amount set forth opposite the name of such Revolving Lender under the applicable column on Schedule 2.01 to the Credit Agreement without any further action by any party. The Borrower, the Administrative Agent and the Issuing Bank hereby consent to each Eighth Amendment Effective Date Assignment and the Administrative Agent is hereby instructed to record such assignments in the Register.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Eighth Amendment as of the date first above written.

LIFE TIME, INC., as Borrower

By:	/s/ Thomas Bergmann
	Name:	Thomas Bergmann
	Title:	President and Chief Financial Officer

LTF INTERMEDIATE HOLDINGS, INC., as
Holdings and Guarantor

By:	/s/ Thomas Bergmann
	Name:	Thomas Bergmann
	Title:	Chief Financial Officer

[Signature page to Eighth Amendment to Credit Agreement]

LTF CLUB OPERATIONS COMPANY, INC., as Guarantor,
LTF OPERATIONS HOLDINGS, INC., as Guarantor,
LTF MANAGEMENT SERVICES, LLC, as Guarantor,
LTF CONSTRUCTION COMPANY, LLC, as Guarantor,
LTF RESTAURANT COMPANY, LLC, as Guarantor,
LTF CLUB MANAGEMENT COMPANY, LLC, as Guarantor,
LTF TRIATHLON SERIES, LLC, as Guarantor,
ATHLINKS INC., as Guarantor,
LTF ARCHITECTURE, LLC, as Guarantor,
LTF LEASE COMPANY, LLC, as Guarantor,
LTF REAL ESTATE HOLDINGS, LLC, as Guarantor,
LTF REAL ESTATE COMPANY, INC., as Guarantor,
LTF EDUCATIONAL PROGRAMS, LLC, as Guarantor,
LTF GROUND LEASE COMPANY, LLC, as Guarantor,

By:	/s/ Erik Lindseth
	Name:	Erik Lindseth
	Title:	Senior Vice President, General Counsel and Secretary

[Signature page to Eighth Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Extending Revolving Lender and New Refinancing Term Loan Lender

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Vice President
philip.tancorra@db.com
212-250-6576

By:	/s/ Yumi Okabe
Name:	Yumi Okabe
Title:	Vice President Email: yumi.okabe@db.com
Tel: (212) 250-2966

[Signature Page to Eighth Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA,
as Extending Revolving Lender

By:	/s/ Thomas Manning
Name:	Thomas Manning
Title:	Authorized Signatory

[Signature Page to Eighth Amendment to Credit Agreement]

JEFFERIES FINANCE LLC,
as Extending Revolving Lender

By:	/s/ J.R. Young
Name:	J.R. Young
Title:	Managing Director

[Signature Page to Eighth Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as Extending Revolving Lender

By:	/s/ David H. Strickert
	Name:	David H. Strickert
	Title:	Managing Director

[Signature Page to Eighth Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Extending Revolving Lender

By:	/s/ Richard Barritt
Name:	Richard Barritt
Title:	Executive Director

[Signature Page to Eighth Amendment to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Extending Revolving Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as Extending Revolving Lender, Swing Line Lender and Issuing Bank

By:	/s/ Geoffrey Billingsley
Name:	Geoffrey Billingsley
Title:	Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Extending Revolving Lender

By:	/s/ Emma Clifford
Name:	Emma Clifford
Title:	Relationship Manager & Director

[Signature Page to Eighth Amendment to Credit Agreement]

MIZUHO BANK, LTD.,
as Extending Revolving Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Authorized Signatory

[Signature Page to Eighth Amendment to Credit Agreement]

BANK OF MONTREAL,
as Extending Revolving Lender

By:	/s/ Lindsay Goetz
Name:	Lindsay Goetz
Title:	Managing Director

[Signature Page to Eighth Amendment to Credit Agreement]

ROYAL BANK OF CANADA,
as Extending Revolving Lender

By:	/s/ Julia Ivanova
Name:	Julia Ivanova
Title:	Authorized Signatory

[Signature Page to Eighth Amendment to Credit Agreement]

MIHI LLC,
as Extending Revolving Lender

By:	/s/ Lisa Grushkin
	Name:	Lisa Grushkin
	Title:	Authorized Signatory

By:	/s/ Ayesha Farooqi
	Name:	Ayesha Farooqi
	Title:	Authorized Signatory

[Signature Page to Eighth Amendment to Credit Agreement]

NOMURA CORPORATE FUNDING AMERICAS, LLC,
as Extending Revolving Lender

By:	/s/ Garrett P. Carpenter
Name:	Garrett P. Carpenter
Title:	Managing Director

[Signature Page to Eighth Amendment to Credit Agreement]

KKR REVOLVING CREDIT PARTNERS, L.P., as an Other Consenting Lender

By:	/s/ Jeffrey M. Smith
	Name:	Jeffrey M. Smith
	Title:	Authorized Signatory

SCHEDULE B

NEW REFINANCING TERM LOAN COMMITMENT SCHEDULE

(represents Term Loans of Lenders who are not Converting Lenders)

New Refinancing Term Loan Lender	New Refinancing Term Loan Commitment
DEUTSCHE BANK AG NEW YORK BRANCH	$507,577,440.03

Total	$507,577,440.03

SCHEDULE C

POST-CLOSING MATERIAL REAL PROPERTY REQUIREMENTS

a)

a Mortgage or an amendment to an existing Mortgage in form and substance reasonably satisfactory to the Collateral Agent that, among other things, ratifies and confirms the lien of the existing Mortgage (a “Mortgage Amendment”);

b)

evidence that counterparts of such Mortgage or Mortgage Amendment with respect to such Material Real Property has been duly executed, acknowledged and delivered and is in a form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create and or confirm (as applicable), except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01 of the Credit Agreement, a valid and subsisting perfected Lien on such Material Real Property in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

c)

(i) if applicable, a date down endorsement to an existing Mortgage Policy or (ii) a Mortgage Policy in form and substance, with endorsements available in the applicable jurisdiction and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the fair market value of the Material Real Property covered thereby), in each case issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Liens permitted by Section 7.01 of the Credit Agreement or such other Liens reasonably satisfactory to the Collateral Agent that do not have an adverse impact on the use or value of the Mortgaged Properties, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available in the applicable jurisdiction; provided that to the extent that any Material Real Property listed on Schedule 1.01(2) to the Credit Agreement is located in Texas and has an existing Mortgage Policy for the Mortgage that will be modified pursuant to a Mortgage Amendment, no new Mortgage Policy or date down endorsement to an existing Mortgage Policy shall be required with respect to such Material Real Property, however, the Borrower will, or will cause the applicable Loan Party to, provide the Collateral Agent a current title report with respect to such Material Real Property;

d)

a customary Opinion of Counsel for the applicable Loan Parties in states in which such Material Real Property is located, with respect to the enforceability of the Mortgage or the Mortgage Amendment, as applicable, the authorization, execution and delivery of such Mortgage or Mortgage Amendment and such other matters as the Collateral Agent may reasonably request, in form and substance reasonably satisfactory to the Collateral Agent; and

e)

with respect to delivery of a Mortgage, an American Land Title/American Congress on Surveying and Mapping survey for such Material Real Property or existing survey together with a no change affidavit, in each case certified to the Collateral Agent if deemed necessary by Collateral Agent in its reasonable discretion, sufficient for the title insurance company issuing a Mortgage Policy or endorsement to an existing Mortgage Policy to remove the standard survey exception and issue standard survey related endorsements and otherwise reasonably satisfactory to the Collateral Agent (if reasonably requested by the Collateral Agent).

Notwithstanding anything in the Eighth Amendment or Section 6.13 or Section 6.11 of the Credit Agreement to the contrary, the Loan Parties may satisfy the Collateral and Guarantee Requirement with respect to any Material Real Property (including in connection with delivery of a Mortgage Amendment as set forth above) by causing such documents to be delivered to a single agent or trustee designated by the Collateral Agent and the collateral agent for any other holders of first lien obligations to hold Mortgages and Mortgage Policies for the benefit of the holders of all first priority lien obligations.

6

ANNEX II

AMENDMENTS TO CREDIT AGREEMENT

[Changed pages to Conformed Credit Agreement follow]

Final Version

(conformed to (i) Technical Amendment No. 1,

dated as of July 21, 2015, (ii) Technical Amendment No. 2,

dated as of September 14, 2015, (iii) Third Amendment

to the Credit Agreement, dated as of June 9, 2016, (iv) Fourth Amendment to the Credit Agreement, dated as of January 27, 2017, (v) Fifth Amendment to the Credit Agreement, dated as of November 15, 2017, (vi) Sixth Amendment to the Credit Agreement, dated as of November 29, 2017 ~~and~~, (vii) Seventh Amendment

to the Credit Agreement, dated as of March 22, 2018 and (viii) Eighth Amendment to the Credit Agreement, dated as of January 22, 2021)

Published CUSIP Numbers:

DEAL CUSIP: 50218KAA6

REVOLVER (2017) CUSIP: 50218KAC2

REVOLVER (2021) CUSIP: 50218KAF5

TERM FACILITY CUSIP: 50218~~KAB4~~KAG3

CREDIT AGREEMENT

Dated as of June 10, 2015

among

LTF INTERMEDIATE HOLDINGS, INC.,

as Holdings,

LTF MERGER SUB, INC.,

as Initial Borrower,

U.S. BANK NATIONAL ASSOCIATION

as Issuing Bank and Swing Line Lender,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and Collateral Agent,

and

THE OTHER LENDERS PARTY HERETO

DEUTSCHE BANK SECURITIES INC.,

GOLDMAN SACHS BANK USA,

JEFFERIES FINANCE LLC,

MIZUHO BANK, LTD.

BMO CAPITAL MARKETS CORP.,

RBC CAPITAL MARKETS, LLC,

U.S. BANK NATIONAL ASSOCIATION,

MACQUARIE CAPITAL (USA) INC.

and

NOMURA SECURITIES INTERNATIONAL, INC.,

as Joint Lead Arrangers and Joint Lead Bookrunners

Table of Contents

Page
ARTICLE I

Definitions and Accounting Terms

SECTION 1.01	Defined Terms	1
SECTION 1.02	Other Interpretive Provisions	~~83~~89
SECTION 1.03	Accounting Terms	~~85~~91
SECTION 1.04	Rounding	~~85~~91
SECTION 1.05	References to Agreements, Laws, etc	~~85~~91
SECTION 1.06	Times of Day and Timing of Payment and Performance	~~85~~91
SECTION 1.07	Pro Forma and Other Calculations	~~85~~91
SECTION 1.08	Available Amount Transaction	~~88~~94
SECTION 1.09	Guaranties of Hedging Obligations	~~88~~94
SECTION 1.10	Currency Generally	~~88~~94
SECTION 1.11	Letters of Credit	~~89~~95
SECTION 1.12	Division of Limited Liability Company	97

ARTICLE II

The Commitments and Borrowings

SECTION 2.01	The Loans	~~89~~97
SECTION 2.02	Borrowings, Conversions and Continuations of Loans	~~89~~96
SECTION 2.03	Letters of Credit	~~92~~98
SECTION 2.04	Swing Line Loans	~~101~~109
SECTION 2.05	Prepayments	~~103~~112
SECTION 2.06	Termination or Reduction of Commitments	~~114~~124
SECTION 2.07	Repayment of Loans	~~115~~125
SECTION 2.08	Interest	~~116~~126
SECTION 2.09	Fees	~~116~~126
SECTION 2.10	Computation of Interest and Fees	~~117~~124
SECTION 2.11	Evidence of Indebtedness	~~117~~124
SECTION 2.12	Payments Generally	~~118~~125
SECTION 2.13	Sharing of Payments	~~119~~126
SECTION 2.14	Incremental Facilities	~~120~~130
SECTION 2.15	Refinancing Amendments	~~122~~129
SECTION 2.16	Extensions of Loans	~~123~~130
SECTION 2.17	Defaulting Lenders	~~126~~133
SECTION 2.18	Loan Repricing Protection	~~127~~137

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01	Taxes	~~127~~138
SECTION 3.02	Illegality	~~130~~137
SECTION 3.03	~~Inability to Determine Rates~~ Effect of Benchmark Transition Event	~~130~~141

i

SECTION 3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans and CDOR Loans	~~131~~143
SECTION 3.05	Funding Losses	~~132~~140
SECTION 3.06	Matters Applicable to All Requests for Compensation	~~132~~140
SECTION 3.07	Replacement of Lenders under Certain Circumstances	~~133~~141
SECTION 3.08	Inability to Determine Rates	146
SECTION ~~3.08~~3.09	Survival	~~134~~143

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01	Conditions to Credit Extensions on Closing Date	~~134~~147
SECTION 4.02	Conditions to Credit Extensions after Closing Date	~~137~~146

ARTICLE V

Representations and Warranties

SECTION 5.01	Existence, Qualification and Power; Compliance with Laws	~~138~~146
SECTION 5.02	Authorization; No Contravention	~~138~~147
SECTION 5.03	Governmental Authorization	~~139~~147
SECTION 5.04	Binding Effect	~~139~~148
SECTION 5.05	Financial Statements; No Material Adverse Effect	~~139~~148
SECTION 5.06	Litigation	~~140~~148
SECTION 5.07	Labor Matters	~~140~~149
SECTION 5.08	Ownership of Property; Liens	~~140~~149
SECTION 5.09	Environmental Matters	~~140~~149
SECTION 5.10	Taxes	~~140~~149
SECTION 5.11	ERISA Compliance	~~140~~149
SECTION 5.12	Subsidiaries	~~141~~150
SECTION 5.13	Margin Regulations; Investment Company Act	~~141~~150
SECTION 5.14	Disclosure	~~142~~150
SECTION 5.15	Intellectual Property; Licenses, etc	~~142~~151
SECTION 5.16	Solvency	~~142~~151
SECTION 5.17	USA PATRIOT Act; Anti-Terrorism Laws	~~142~~151
SECTION 5.18	Collateral Documents	~~142~~151
SECTION 5.19	Use of Proceeds	~~143~~151

ARTICLE VI

Affirmative Covenants

SECTION 6.01	Financial Statements	~~143~~156
SECTION 6.02	Certificates; Other Information	~~144~~157
SECTION 6.03	Notices	~~146~~155
SECTION 6.04	Payment of Obligations	~~146~~155
SECTION 6.05	Preservation of Existence, etc	~~146~~155
SECTION 6.06	Maintenance of Properties	~~146~~155
SECTION 6.07	Maintenance of Insurance	~~146~~155
SECTION 6.08	Compliance with Laws	~~147~~156
SECTION 6.09	Books and Records	~~147~~156
SECTION 6.10	Inspection Rights	~~147~~156

SECTION 6.11	Covenant to Guarantee Obligations and Give Security	~~147~~156
SECTION 6.12	Compliance with Environmental Laws	~~150~~163
SECTION 6.13	Further Assurances and Post-Closing Covenant	~~150~~163
SECTION 6.14	Use of Proceeds	~~150~~164
SECTION 6.15	Maintenance of Ratings	~~151~~164

ARTICLE VII

Negative Covenants

SECTION 7.01	Liens	~~151~~164
SECTION 7.02	Indebtedness	~~151~~165
SECTION 7.03	Fundamental Changes	~~158~~172
SECTION 7.04	Asset Sales	~~161~~171
SECTION 7.05	Restricted Payments	~~162~~177
SECTION 7.06	Change in Nature of Business	~~171~~185
SECTION 7.07	Transactions with Affiliates	~~171~~181
SECTION 7.08	Burdensome Agreements	~~174~~185
SECTION 7.09	Accounting Changes	~~177~~192
SECTION 7.10	Modification of Terms of Subordinated Indebtedness	~~177~~192
SECTION 7.11	Holdings	~~177~~192
SECTION 7.12	Financial Covenant	~~179~~194

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01	Events of Default	~~179~~194
SECTION 8.02	Remedies upon Event of Default	~~181~~192
SECTION 8.03	Application of Funds	~~182~~192
SECTION 8.04	Right to Cure	~~183~~193

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01	Appointment and Authorization of the Administrative Agent	~~183~~194
SECTION 9.02	Rights as a Lender	~~184~~195
SECTION 9.03	Exculpatory Provisions	~~184~~195
SECTION 9.04	Lack of Reliance on the Administrative Agent	~~185~~196
SECTION 9.05	Certain Rights of the Administrative Agent	~~186~~196
SECTION 9.06	Reliance by the Administrative Agent	~~186~~196
SECTION 9.07	Delegation of Duties	~~186~~197
SECTION 9.08	Indemnification	~~186~~197
SECTION 9.09	The Administrative Agent in Its Individual Capacity	~~187~~197
SECTION 9.10	Holders	~~187~~198
SECTION 9.11	Resignation by the Administrative Agent	~~187~~198
SECTION 9.12	Collateral Matters	~~188~~199
SECTION 9.13	[Reserved]	~~189~~199
SECTION 9.14	Administrative Agent May File Proofs of Claim	~~189~~199
SECTION 9.15	Appointment of Supplemental Administrative Agents	~~189~~205
SECTION 9.16	Intercreditor Agreements	~~190~~205
SECTION 9.17	Secured Cash Management Agreements and Secured Hedge Agreements	~~190~~206
SECTION 9.18	Withholding Tax	~~191~~206

ARTICLE X

Miscellaneous

SECTION 10.01	Amendments, etc	~~191~~206
SECTION 10.02	Notices and Other Communications; Facsimile Copies	~~196~~206
SECTION 10.03	No Waiver; Cumulative Remedies	~~197~~208
SECTION 10.04	Costs and Expenses	~~198~~208
SECTION 10.05	Indemnification by the Borrower	~~198~~209
SECTION 10.06	Marshaling; Payments Set Aside	~~199~~210
SECTION 10.07	Successors and Assigns	~~199~~210
SECTION 10.08	Resignation of Issuing Bank	~~205~~216
SECTION 10.09	Confidentiality	~~206~~217
SECTION 10.10	Setoff	~~207~~218
SECTION 10.11	Interest Rate Limitation	~~207~~218
SECTION 10.12	Counterparts; Integration; Effectiveness	~~207~~218
SECTION 10.13	Electronic Execution of Assignments and Certain Other Documents	~~208~~218
SECTION 10.14	Survival of Representations and Warranties	~~208~~219
SECTION 10.15	Severability	~~208~~219
SECTION 10.16	GOVERNING LAW	~~208~~219
SECTION 10.17	WAIVER OF RIGHT TO TRIAL BY JURY	~~209~~220
SECTION 10.18	Binding Effect	~~209~~220
SECTION 10.19	Lender Action	~~209~~220
SECTION 10.20	Use of Name, Logo, etc	~~209~~220
SECTION 10.21	USA PATRIOT Act	~~209~~220
SECTION 10.22	Service of Process	~~209~~220
SECTION 10.23	No Advisory or Fiduciary Responsibility	~~209~~220
SECTION 10.24	Release of Collateral and Guarantee Obligations; Subordination of Liens	~~210~~226
SECTION 10.25	Assumption and Acknowledgment	~~211~~222
SECTION 10.26	Judgment Currency	~~211~~222
SECTION 10.27	Acknowledgment Regarding Any Supported QFCs	228
SECTION ~~10.27~~10.28	Recognition of EU Bail-In	228

SCHEDULES

1.01(1)	Closing Date Guarantors
1.01(2)	Mortgaged Properties
2.01	Commitments
2.03(8)	Existing Letters of Credit
4.01(1)(c)	Certain Collateral Documents
5.12	Subsidiaries and Other Equity Investments
6.13(2)	Post-Closing Matters
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Swing Line Loan Notice
B-1	Term Loan Note
B-2	Revolving Note
B-3	Swing Line Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Affiliated Lender Assignment and Assumption
E	Guaranty
F	Security Agreement
G-1	Amendment No. 8 Equal Priority Intercreditor Agreement
G-2	Junior Lien Intercreditor Agreement
H	United States Tax Compliance Certificates
I	Solvency Certificate
J	Discount Range Prepayment Notice
K	Discount Range Prepayment Offer
L	Solicited Discounted Prepayment Notice
M	Acceptance and Prepayment Notice
N	Specified Discount Prepayment Notice
O	Solicited Discounted Prepayment Offer
P	Specified Discount Prepayment Response
Q	Intercompany Subordination Agreement
R	Letter of Credit Report

v

(2) purchase participations in L/C Obligations in respect of Letters of Credit and purchase participations in Swing Line Loans.

“2017 Initial Revolving Facility” means the Revolving Facility made available by the 2017 Initial Revolving Lenders as of the Amendment No. 6 Effective Date and not extended pursuant to Amendment No. 8.

“2017 Initial Revolving Lender” means, at any time, any Lender that has a 2017 Initial Revolving Commitment at such time.

“2017 Initial Revolving Loans” means the Loans made available under the 2017 Initial Revolving Facility.

“2021 Initial Revolving Commitment” means, as to each 2021 Initial Revolving Lender, its obligation to (1) make Revolving Loans under the 2021 Initial Revolving Facility to the Borrower pursuant to Section 2.01(2) and (2) purchase participations in L/C Obligations in respect of Letters of Credit and purchase participations in Swing Line Loans, in each case, in the amount set forth opposite such 2021 Initial Revolving Lender’s name on Schedule A to Amendment No. 8.

“2021 Initial Revolving Facility” means the Revolving Facility made available by the 2021 Initial Revolving Lenders as of the Amendment No. 8 Effective Date.

“2021 Initial Revolving Lender” means, at any time, any Lender that has a 2021 Initial Revolving Commitment at such time.

“2021 Initial Revolving Loans” means the Loans made available under the 2021 Initial Revolving Facility.

“~~2017~~2021 Refinancing Term Lender” means, at any time, each Lender with a ~~2017~~2021 Refinancing Term Loan Commitment or, after the ~~2017~~2021 Refinancing Term Loans are made or issued, holding a ~~2017~~2021 Refinancing Term Loan at such time.

“~~2017~~2021 Refinancing Term Loan” means the “~~2017~~2021 Refinancing Term Loans” as defined in, and made and/or converted in accordance with Amendment No. ~~4~~8.

“~~2017~~2021 Refinancing Term Loan Commitment” means, for any ~~2017~~2021 Refinancing Term Lender, the amount set forth opposite such ~~2017~~2021 Refinancing Term Lender’s name on Schedule A to Amendment No. ~~4~~8. The initial aggregate amount of the ~~2017~~2021 Refinancing Term Loan Commitments is $~~1,330,494,332.49~~850,000,000 .

“Acceptable Discount” has the meaning specified in Section 2.05(1)(e)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(1)(e)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit M.

“Acceptance Date” has the meaning specified in Section 2.05(1)(e)(D)(2).

“Acquired Company” has the meaning specified in the preliminary statements of this Agreement.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)     Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging,

2

“Agreement Currency” has the meaning specified in Section 10.26.

“AHYDO Payment” means any mandatory prepayment or redemption pursuant to the terms of any Indebtedness that is intended or designed to cause such Indebtedness not to be treated as an “applicable high yield discount obligation” within the meaning of Code Section 163(i).

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a Eurodollar Rate floor or Base Rate floor (with such increased amount being determined in the manner described in the final proviso of this definition), or otherwise, in each case, incurred or payable by the Borrower generally to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to an interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided further that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, ticking fees or other fees similar to the foregoing (regardless of how such fees are computed and whether paid in whole or in part to any or all lenders) or other fees not generally paid to all lenders of such Indebtedness or, if applicable, consent fees for an amendment paid generally to consenting lenders; provided further that with respect to any Loans of an applicable Class that includes a Eurodollar Rate floor or Base Rate floor (1) to the extent that the Reference Rate on the date that the All-In Yield is being calculated is less than such floor, the amount of such floor shall be deemed added to the Applicable Rate for such Loans of such Class for the purpose of calculating the All-In Yield and (2) to the extent that the Reference Rate on the date that the All-In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-In Yield. As of the Closing Date, the All-In Yield with respect to the Closing Date Term Loans was 437.5 basis points.

“Alternative Currency” means Canadian Dollars.

“Amendment No. 4” means the Refinancing Amendment to this Agreement dated as of January 27, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the 2017 Refinancing Term Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” means January 27, 2017.

“Amendment No. 5” means the Refinancing Amendment to this Agreement dated as of November 15, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the New 2017 Refinancing Term Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” means November 15, 2017.

“Amendment No. 6” means the Refinancing Amendment to this Agreement dated as of November 29, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the Issuing Bank, the Swing Line Lender, the 2017 Refinancing Revolving Lenders party thereto and the Administrative Agent.

“Amendment No. 6 Effective Date” means November 29, 2017.

“ Amendment No.  8” means the Refinancing Amendment to this Agreement dated as of January 22, 2021 among the Borrower, the Subsidiary Guarantors party thereto, the Issuing Bank, the Swing Line Lender, the 2021 Refinancing Revolving Lenders party thereto, the 2021 Refinancing Term Lenders party thereto and the Administrative Agent.

“ Amendment No. 8 Effective Date” means January 22, 2021.

“ Amendment No. 8 Intercreditor Agreement” means that certain Equal Priority Intercreditor Agreement, dated as of Amendment No. 8 Effective Date, by and among the Collateral Agent, each Debt Representative under the Secured Notes Indenture, and each additional representative from time to time party thereto, as acknowledged by the Loan Parties, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

6

“Annual Financial Statements” means the audited consolidated balance sheets of the Acquired Company as of the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the Acquired Company for the fiscal years then ended.

“Applicable Discount” has the meaning specified in Section 2.05(1)(e)(C)(2).

“Applicable Rate” means a percentage per annum equal to:

(a)    with respect to ~~New 2017~~2021 Refinancing Term Loans, (i) ~~2.75~~4.75% for Eurodollar Rate Loans and (ii) ~~1.75~~3.75% for Base Rate Loans.

(b)    with respect to Revolving Loans and unused Revolving Commitments under the ~~Original~~2021 Initial Revolving Facility and Letter of Credit fees for ~~Original~~2021 Initial Revolving Lenders (i) ~~until delivery of financial statements for the first full fiscal quarter ending after the Closing Date pursuant to Section 6.01, (A) 3.25% for~~4.25% for Eurodollar Rate Loans, CDOR Loans and Letter of Credit fees, (~~B) 2.25~~ii) 3.25% for Base Rate Loans and (~~C) 0.500~~iii) 0.50% Commitment Fee Rate for unused Revolving Commitments ~~and (ii) thereafter, the following percentages per annum, based upon the First Lien Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(1):~~.

~~Pricing Level~~	~~First Lien Net Leverage Ratio~~	~~Eurodollar Rate, CDOR Rate and Letter of Credit Fees~~	~~Base Rate~~		~~Commitment Fee Rate~~
~~1~~	~~> 3.50 to 1.00~~	~~3.25%~~	~~2.25~~	%	~~0.500~~	%
~~2~~	~~≤ 3.50 to 1.00~~	~~3.00%~~	~~2.00~~	%	~~0.375~~	%

(c)     with respect to Revolving Loans and unused Revolving Commitments under the 2017 Initial Revolving Facility and Letter of Credit fees for 2017 Initial Revolving Lenders (i) until delivery of financial statements for the first full fiscal quarter ending after the Amendment No. 6 Effective Date pursuant to Section 6.01, (A) 2.75% for Eurodollar Rate Loans, CDOR Loans and Letter of Credit fees, (B) 1.75% for Base Rate Loans and (C) 0.375% Commitment Fee Rate for unused Revolving Commitments and (ii) thereafter, the following percentages per annum, based upon the First Lien Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(1):

Pricing Level	First Lien Net Leverage Ratio	Eurodollar Rate, CDOR Rate and Letter of Credit Fees	Base Rate	Commitment Fee Rate
1	> 3.50 to 1.00	3.00%	2.00%	0.500%
2	≤ 3.50 to 1.00	2.75%	1.75%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(1); provided that “Pricing Level 1” (as set forth above) shall apply as of (x) the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) at the option of the Administrative Agent or the Required Revolving Lenders under the Closing Date Revolving Facility, the first Business Day after an Event of Default under Section 8.01(1) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). Notwithstanding anything to the contrary set forth herein, the provisions of this clause (b) may be amended or waived with the consent of only the Borrower and the Required Revolving Lenders.

7

(d)     with respect to any Term Loans (other than Closing Date Term Loans), as specified in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to Letters of Credit, (i) the relevant Issuing Banks and (ii) the relevant Revolving Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means DBSI, Goldman Sachs, Jefferies, Mizuho, BMOC, RBCCM, US Bank, Macquarie Capital and Nomura, each in its capacity as a joint lead arranger under this Agreement.

“Asset Sale” means:

(1)    the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions of property or assets of the Borrower or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)    the issuance or sale of Equity Interests (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 7.02 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary), whether in a single transaction or a series of related transactions;

in each case, other than:

(a)     any disposition of:

(i)     Cash Equivalents or Investment Grade Securities,

(ii)    obsolete, damaged or worn out property or assets in the ordinary course of business or consistent with industry practice or any disposition of inventory, assets or goods (or other assets) held for sale or no longer used or useful in the ordinary course,

(iii)    assets no longer economically practicable or commercially reasonable to maintain (as determined in good faith by the management of the Borrower),

(iv)    improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business and

(v)    assets for purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b)    the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 7.03;

8

(q)    the lapse or abandonment of intellectual property rights in the ordinary course of business or consistent with industry practice, which in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(r)     the granting of a Lien that is permitted under Section 7.01;

(s)    the issuance of directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required by applicable law;

(t)    the disposition of any assets (including Equity Interests) (i) acquired in a transaction permitted hereunder, which assets are not used or useful in the principal business of the Borrower and its Restricted Subsidiaries or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Borrower to consummate any acquisition permitted hereunder;

(u)    dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property;

(v)     in connection with any Sale-Leaseback Transaction;

(w)    the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction; ~~and~~

(x)     dispositions of vacant land or aircraft;

(y)    a disposition of all or a portion of the Equity Interests in or assets of Athlinks, Inc. and its subsidiaries; and

(z)     ~~(x)~~ the sales of property or assets for an aggregate fair market value since the ~~date of this Agreement~~Amendment No. 8 Effective Date not to exceed $~~75.0~~100.0 million.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1 or any other form approved by the Administrative Agent.

“Assumption” has the meaning specified in Section 10.25.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel, to the extent documented in reasonable detail and invoiced.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease Obligation of any Person, the amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(1)(e); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided further that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(2)(c).

“Available Currency” means Dollars and Canadian Dollars.

“ Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(4).

“Average Return on Invested Capital” means 16.4%.

“Bankruptcy Code” has the meaning specified in Section 8.02.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Eurodollar Rate on such day for an Interest Period of one (1) month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day). The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. Base Rate Loans will be denominated in Dollars.

“Basket” means any amount, threshold or other value permitted or prescribed with respect to any Lien, Indebtedness, Asset Sale, Investment, Restricted Payment, transaction value, judgment or other amount under any provision in Articles V, VI, VII or VIII and the definitions related thereto.

“ Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to clause

(1) of Section 3.03.

“ Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent as of the applicable Benchmark Replacement Date:

(1)      the sum of: (a) Term SOFR, and (b) the Benchmark Replacement Adjustment;

(2)      the sum of: (a) Daily Simple SOFR and (b) the Benchmark Replacement Adjustment;

(3)     the sum of: (a) the alternate rate of interest that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment;

provided that, in the case of clause (1) above, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate or rates from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement”

shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)     for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)     the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)     the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)     for purposes of clause (3) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities at such time;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“ Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, and other administrative matters) that the Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“ Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)     in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)     in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein;

(3)     in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to this Section 3.03; or

(4)     in the case of an Early Opt-in Election, the sixth (6th ) Business Day after the Rate Election Notice is provided to each of the other parties hereto, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“ Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)     a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“ BHC Act Affiliate” of a party means an “affiliate ” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BMO” means, collectively, Bank of Montreal and BMOC.

“BMOC” means BMO Capital Markets Corp.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower.

“Borrower” means (a) at any time prior to the consummation of the Merger, the Initial Borrower, (b) upon the consummation of the Merger, Life Time and (c) upon the consummation of any transaction permitted by Section 7.04(d), the Successor Borrower.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means any offer by any Borrower Party to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.05(1)(e)(B).

“Borrower Parties” means the collective reference to Holdings, the Borrower and each Subsidiary of the Borrower and “Borrower Party” means any of them.

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.05(1)(e)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Borrower Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.05(1)(e)(D).

“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans or CDOR Loans, having the same Interest Period.

“Broker-Dealer Regulated Subsidiary” means any Subsidiary of the Borrower that is registered as a broker-dealer under the Exchange Act or any other applicable Laws requiring such registration.

“Business Day” means any day that is not a Legal Holiday and, with respect to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, any day on which dealings in deposits in Dollars or an Alternative Currency (as applicable) are conducted by and between banks in the London interbank eurodollar market.

“Canadian Base Rate” means, for any day, a rate per annum equal to the sum of (i) the CDOR Rate for a one month interest period beginning on such date and (ii) 100 basis points. Any change in the Canadian Base Rate due to a change in the CDOR Rate shall be effective from and including the effective date of such change in the CDOR Rate, respectively.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Lease Obligations) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries.

“Capital Stock” means:

(1)     in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a ~~capital~~finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP as in effect on the ~~Closing Date.~~Amendment No. 8 Effective Date. For the avoidance of doubt, no obligations under any operating lease (whether or not required to be capitalized and reflected as a liability on a balance sheet) shall be Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral” has the meaning specified in the definition of “Cash Collateralize”.

“Cash Collateral Account” means an account held at, and subject to the sole dominion and control of, the Collateral Agent.

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge cash or Cash Equivalents in Dollars as collateral, at a location and pursuant to documentation in form and substance satisfactory to Administrative Agent or the Issuing Bank with respect to any Letter of Credit, as applicable (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(1)     Dollars;

interest period as of 10:00 a.m. Toronto local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary that has no material assets other than the Equity Interests in or indebtedness of one or more Foreign Subsidiaries that are CFCs, including the indirect ownership of such Equity Interests or indebtedness through one or more CFC Holdcos that have no other material assets.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty (excluding the taking effect after the Closing Date of a law, rule, regulation or treaty adopted prior to the Closing Date), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203, H.R. 4173), all Laws relating thereto and all interpretations and applications thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, for the purpose of this Agreement, be deemed to be adopted subsequent to the Closing Date.

“Change of Control” means the occurrence of any of the following after the Closing Date:

(1)    at any time prior to the consummation of the first public offering of the Borrower’s common equity or the common equity of any Parent Company after the Closing Date, the Permitted Holders ceasing to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), in the aggregate, directly or indirectly, at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or any Parent Company; or

(2)    at any time following the consummation of the first public offering of the Borrower’s common equity or the common equity of any Parent Company after the Closing Date, (a) any Person (other than a Permitted Holder) or (b) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act) of Equity Interests of the Borrower or such Parent Company representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or such Parent Company, as applicable, and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of LTF Holdings, Inc. beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders (provided, however, that for purposes of measuring beneficial ownership held by any Person that is not a Permitted Holder, Equity Interests held by any Permitted Holder will be excluded);

(3)    any “Change of Control” (or any comparable term) in any document pertaining to the Senior Notes or any Refinancing Indebtedness thereof; or

(4)    Holdings shall cease to be the registered owner of 100% of the Equity Interests of the Borrower unless permitted under Section 7.03;

unless, in the case of clause (1) or (2) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower or any Parent Company.

“Claim” means any actions, suits or written demands or claims.

“Class” means (i) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)) and (ii) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01, and the Closing Date Term Loans are made to the Borrower pursuant to Section 2.01(1)(a), which date was June 10, 2015.

“Closing Date Loans” means the Closing Date Term Loans and any Closing Date Revolving Borrowing.

“Closing Date Material Adverse Effect” means a “Company Material Adverse Effect” as defined in the Transaction Agreement.

“Closing Date Refinancing” means the repayment of all Indebtedness of the Acquired Company and its Subsidiaries with respect to which the Transaction Agreement requires the delivery of a payoff letter.

“Closing Date Revolving Borrowing” means a borrowing of Revolving Loans on the Closing Date, not to exceed the amount(s) (i) to pay Transaction Expenses in an amount not to exceed $ 20.0 million, plus (ii) for working capital purposes, plus (iii) to fund any original issue discount or upfront fees in connection with the Transactions resulting from the exercise of any “market flex” pursuant to the Fee Letter; provided that Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from an existing issuer of letters of credit outstanding on the Closing Date agreeing to become an Issuing Bank under this Agreement).

“Closing Date Revolving Facility” means (x) prior to the Amendment No.  ~~6~~8 Effective Date, the ~~Original~~2017 Initial Revolving Facility and (y) from and after the Amendment No. ~~6~~8 Effective Date, the ~~Original Initial Revolving Facility and the~~ 2017 Initial Revolving Facility and the 2021 Initial Revolving Facility, collectively.

“Closing Date Term Loan Commitment” means, as to each Term Lender, its obligation to make a Closing Date Term Loan to the Borrower in an aggregate amount not to exceed the amount specified opposite such Lender’s name under on Schedule 2.01 under the caption “Closing Date Term Loan Commitment” or in the Assignment and Assumption (or Affiliated Lender Assignment and Assumption) pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Section 2.14, 2.15 or 2.16). The initial aggregate amount of the Closing Date Term Loan Commitments as of June 10, 2015 was $1,250.00 million.

“Closing Date Term Loans” means the Term Loans made by the Lenders on the Closing Date pursuant to Section 2.01(1)(a), pursuant to Amendment No. 4 ~~or~~, pursuant to Amendment No. 5 or pursuant to Amendment No. 8, as applicable. For the avoidance of doubt~~,~~ the ~~2017 Refinancing Term Loans and the New 2017~~2021 Refinancing Term Loans shall constitute Closing Date Term Loans.

“Co-Investors” means any of (a) the assignees, if any, of the equity commitments of any Investor who become holders of Equity Interests in Holdings (or any Parent Company) on the Closing Date in connection with the Merger and (b) the transferees, if any, that acquire, within ninety (90) days of the Closing Date, any Equity Interests in Holdings (or any Parent Company) held by any Investor as of the Closing Date.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and the Mortgaged Properties, if any.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(1)    the Collateral Agent (or a Mortgage Collateral Trustee, if applicable) shall have received each Collateral Document required to be delivered (a) on the Closing Date pursuant to Section 4.01(1)(c) or (b) pursuant to Section 6.11 or 6.13 at such time required by such Sections to be delivered, in each case, duly executed by each Loan Party that is party thereto;

(2)    all Obligations shall have been unconditionally guaranteed by (a) Holdings (or any successor thereto), (b) each Restricted Subsidiary of the Borrower that is a wholly owned Material Subsidiary (other than any Excluded Subsidiary), which as of the Closing Date after giving effect to the Assumption shall include those that are listed on Schedule 1.01(1) hereto and (c) any Restricted Subsidiary of the Borrower that Guarantees (or is the borrower or issuer of) (i) the Senior Notes; (ii) any other Junior Financing, (iii) any Permitted Incremental Equivalent Debt or (iv) any Credit Agreement Refinancing Indebtedness (the Persons in the preceding clauses (a) through (c) collectively, the “Guarantors”);

(3)    except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest, subject only to Liens permitted by Section 7.01, in

(a)     all the Equity Interests of the Borrower,

(b)    all Equity Interests of each direct, wholly owned Material Domestic Subsidiary (other than any CFC Holdco) that is directly owned by the Borrower or any Subsidiary Guarantor and

(c)    65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding Equity Interests that are not voting Equity Interests of each (i) wholly owned Material Domestic Subsidiary that is (a) a CFC Holdco and (b) directly owned by the Borrower or any Subsidiary Guarantor and (ii) Foreign Subsidiary that is directly owned by the Borrower or any Subsidiary Guarantor;

(4)    except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01 or under any Collateral Document and in each case subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents, the Obligations and the Guaranty shall have been secured by a security interest in substantially all tangible and intangible personal property of the Borrower and each Guarantor (including accounts other than Securitization Assets), inventory, equipment, investment property, contract rights, applications and registrations of intellectual property filed in the United States, other general intangibles, and proceeds of the foregoing, in each case,

(a)     that has been perfected (to the extent such security interest may be perfected by

(i)    delivering certificated securities, intercompany notes and other instruments in which a security interest can be perfected by physical control, in each case to the extent required hereunder or the Security Agreement;

(ii)     filing financing statements under the Uniform Commercial Code,

(iii)    making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or

(iv)     filings in the applicable real estate records with respect to Mortgaged Properties (or any fixtures related to Mortgaged Properties) to the extent required by the Collateral Documents and

(b)     with the priority required by the Collateral Documents; provided that any such security interests in the Collateral shall be subject to the terms of the Intercreditor Agreements to the extent applicable; and

(5)     the Collateral Agent shall have received counterparts of a Mortgage, together with the other deliverables described in Section 6.11(2)(b), with respect to each Material Real Property listed on Schedule 1.01(2) (to the extent required to be delivered pursuant to Section 6.13) or otherwise required to be delivered pursuant to Section 6.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property within the time periods set forth in said Sections; provided that to the extent any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, (a) the relevant Mortgage shall not secure an amount in excess of the fair market value of the Mortgaged Property subject thereto and (b) subject to the approval of the Collateral Agent in its reasonable discretion, the relevant Mortgage shall not secure the Indebtedness in respect of Letters of Credit or the Revolving Facility to the extent those jurisdictions impose such aforementioned taxes on paydowns or re-advances applicable to such Indebtedness unless it is feasible to limit recovery to a capped amount that would not be subject to re-borrowing~~.~~; provided, further upon the reasonable agreement of the Borrower and the Collateral Agent, the Borrower or the applicable Guarantor may satisfy the Collateral and Guarantee Requirement with respect to the delivery of a Mortgage on any Material Real Property that is required to be or has been mortgaged under the Loan Documents by delivering a mortgage to a Mortgage Collateral Trustee or amending an existing mortgage to be in favor of a Mortgage Collateral Trustee and to secure the Obligations in addition to the obligations under the Secured Notes Indenture (and any Additional Obligations (as defined in the Amendment No. 8 Intercreditor Agreement, as applicable) and to otherwise be in form and substance reasonably satisfactory to the Collateral Agent.

The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation, perfection or maintenance of pledges of, or security interests in, Mortgages on, or the obtaining of Mortgage Policies, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets.

The Collateral Agent may grant extensions of time for the creation, perfection or maintenance of security interests in, or the execution or delivery of any Mortgage and the obtaining of title insurance, surveys or Opinions of Counsel with respect to, particular assets (including extensions beyond the Closing Date for the creation, perfection or maintenance of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

No actions required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect or make enforceable such security interests (including any intellectual property registered or applied for in any non-U.S. jurisdiction) and there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction. No actions shall be required with respect to assets (other than in respect of Pledged Collateral (as defined in, and to the extent required under, the Security Agreement)) requiring perfection through control agreements or perfection by “control” (as defined in the UCC).

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages (if any), each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, Collateral Agent, Mortgage Collateral Trustee or the Lenders pursuant to Sections 4.01(1)(c), 6.11 or 6.13 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Commitment, any Revolving Commitment Increase or other commitments in respect of any Incremental Revolving Facility, Term Commitment, Incremental Commitment, Refinancing Commitment or Extended Commitment, or any commitment in respect of Replacement Loans, as the context may require.

“Commitment Fee Rate” means a percentage per annum equal to the Applicable Rate set forth in the “Commitment Fee Rate” column of the chart in the definition of “Applicable Rate.”

“Commitment Letter” means that certain Amended and Restated Commitment Letter, dated as of April 3, 2015, among Merger Sub, DB, Goldman Sachs, Jefferies, BMO, RBC, Macquarie, Nomura, Mizuho and US Bank, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Committed Loan Notice” means a notice of (1) a Borrowing with respect to a given Class of Loans, (2) a conversion of Loans of a given Class from one Type to the other or (3) a continuation of Eurodollar Rate Loans or CDOR Loans of a given Class, pursuant to Section 2.02(1), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time and any successor statute.

“Compensation Period” has the meaning specified in Section 2.12(3)(b).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C and which certificate shall in any event be a certificate of a Financial Officer of the Borrower

(1)    certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto (in each case, other than any Default with respect to which the Administrative Agent has otherwise obtained notice in accordance with Section 6.03(1)),

(2)    in the case of financial statements delivered under Section 6.01(1), setting forth reasonably detailed calculations of (i) Excess Cash Flow for each fiscal year commencing with the financial statements for fiscal year 2016 of the Borrower and (ii) the Net Proceeds and Specified Sale-Leaseback Net Proceeds (as applicable) received during the applicable period by or on behalf of the Borrower or any Restricted Subsidiary in respect of any (x) Asset Sale or Casualty Event subject to prepayment pursuant to Section 2.05(2)(b)(i) and the portion of such Net Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.05(2)(b)(ii) and (y) Specified Sale-Leaseback Transaction subject to prepayment pursuant to Section 2.05(2)(c),

(3)    to the extent that compliance with the ~~financial covenant under Section  7.12~~Financial Covenant is (or was) required in respect of the period covered by such financial statements, certifying as to (and containing all information and calculations necessary for determining) compliance with such financial covenant as of the last day of the applicable Test Period, and

(4)    commencing with the certificate delivered pursuant to Section 6.02(1) for the first full fiscal quarter ending after the Closing Date, if the First Lien Net Leverage Ratio as of the last day of the most recent Test Period would result in a change in the applicable “Pricing Level” as set forth in the definition of “Applicable Rate,” setting forth a calculation of such First Lien Net Leverage Ratio.

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrower or other companies.

“Convertible Indebtedness” means Indebtedness of the Borrower (which may be guaranteed by the Guarantors) permitted to be incurred hereunder that is either (a) convertible into common stock of the Borrower (and cash in lieu of fractional shares) or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Borrower or cash (in an amount determined by reference to the price of such common stock).

“ Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Modification Period” means the period commencing on the Amendment No.  8 Effective Date and ending on the earlier of (i)  January 1, 2022 and (ii) the date on which the Borrower shall have provided irrevocable notice to the Administrative Agent in writing of its intention to terminate the Covenant Modification Period; provided that the Borrower shall not be permitted to provide such notice unless at such time it shall be able to demonstrate compliance on a pro forma basis with the Financial Covenant as of the most recent Test Period.

“Credit Agreement Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Credit Agreement Refinancing Indebtedness” means secured or unsecured Indebtedness of the Borrower or any Guarantor; provided that:

(1)    such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, or refinance, in whole or in part, Indebtedness that is either (a) Loans, (b) Revolving Commitments or (c) other Credit Agreement Refinancing Indebtedness (“Credit Agreement Refinanced Debt”);

(2)    such Indebtedness is in an original aggregate principal amount not greater than the principal amount of the Credit Agreement Refinanced Debt being exchanged, extended, renewed, replaced or refinanced (plus (a) the amount of all unpaid, accrued or capitalized interest, penalties, premiums (including tender premiums), and other amounts payable with respect to the Refinanced Debt and (b) underwriting discounts, fees, commissions, costs, expenses and other amounts payable with respect to such refinancing);

(3)    the (a) Weighted Average Life to Maturity of such Indebtedness is equal to or longer than the remaining Weighted Average Life to Maturity of the Credit Agreement Refinanced Debt and (b) final maturity date of such Credit Agreement Refinancing Indebtedness is no earlier than the final maturity date of the Credit Agreement Refinanced Debt;

(4)    any mandatory prepayments (and, with respect to any Credit Agreement Refinancing Indebtedness comprising Refinancing Revolving Loans, to the extent Commitments thereunder are permanently terminated) of:

(a)    any Permitted Junior Priority Refinancing Debt or any Credit Agreement Refinancing Indebtedness that comprises unsecured notes or loans may not be made except to the extent that prepayments are (i) permitted hereunder and (ii) to the extent required hereunder or pursuant to the terms of any Permitted Equal Priority Refinancing Debt, first made or offered to the Loans, the Secured Notes, any other Pari Passu Lien Debt and any such Permitted Equal Priority Refinancing Debt; and

(b)    any Permitted Equal Priority Refinancing Debt shall be made on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis) with each tranche of Closing Date Loans and the Closing Date Revolving Facility (in each case, other than pursuant to a refinancing permitted hereunder or with respect to greater than pro rata payments to an earlier maturing tranche);

(5)    such Indebtedness is not guaranteed by any Subsidiary of the Borrower other than a Subsidiary Guarantor;

(6)    if such Indebtedness is secured:

(a)    such Indebtedness is not secured by any assets or property of Holdings, the Borrower or any Restricted Subsidiary that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender);

(b)    the security agreements relating to such Indebtedness are substantially similar to or the same as the Collateral Documents (as determined in good faith by a Responsible Officer of the Borrower);

(c)    if such Indebtedness is secured on a pari passu basis with the Closing Date Term Loans, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of an Equal Priority Intercreditor Agreement;

(d)    if such Indebtedness is secured on a junior basis to the Closing Date Term Loans, a Debt Representative, acting on behalf of the holders of such Indebtedness, has become party to or is otherwise subject to the provisions of a Junior Lien Intercreditor Agreement; and

(7)    the covenants and events of default applicable to such Indebtedness (x) are on market terms or (y) are substantially identical to, or, taken as a whole, not materially more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Credit Agreement Refinanced Debt, in each case as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment; provided that the Borrower will promptly deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Borrower is bound by a confidentiality obligation with respect thereto, in which case the Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof); provided further that this clause (7) will not apply to:

(i)	terms addressed in the preceding clauses (1) through (6),

(ii)	interest rate, fees, funding discounts and other pricing terms,

(iii)	redemption, prepayment or other premiums,

(iv)	optional redemption or prepayment terms and

(vi)	covenants and other terms applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness.

Anything to the contrary notwithstanding (including, for the avoidance of doubt, clause (3) above), Credit Agreement Refinancing Indebtedness will include (1) any Registered Equivalent Notes issued in exchange therefor and (2) any bridge or other interim credit facility intended to be Refinanced with long-term indebtedness (so long as such credit facility includes customary “rollover provisions”) , in which case, clause (3) of the first proviso in this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.

For the avoidance of doubt, any voluntary prepayments of Credit Agreement Refinancing Indebtedness may be made on a pro rata basis, greater than pro rata basis or less than pro rata basis with other Loans.

“Credit Extension” means each of the following: (i) a Borrowing and (ii) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.04(1).

“Cure Expiration Date” has the meaning specified in Section 8.04(1)(a).

“ Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“DB” means, collectively, DBNY, DBCI and DBSI.

“DBCI” means Deutsche Bank AG Cayman Islands Branch.

“DBNY” means Deutsche Bank AG New York Branch.

“DBSI” means Deutsche Bank Securities Inc.

“Debt Fund Affiliate” means any (a) Affiliate of any Investor that is a bona fide bank, debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or an investment vehicle that is engaged in the business of investing in, acquiring or trading commercial loans, bonds and similar extensions of credit in the ordinary course, in each case, that is not organized primarily for the purpose of making equity investments and (b) investment fund or account of a Permitted Holder managed by third parties (including by way of a managed account, a fund or an index fund in which a Permitted Holder has invested) that is a bona fide bank, debt fund, distressed asset fund, hedge fund, mutual fund, insurance company, financial institution or an investment vehicle that is engaged in the business of investing in, acquiring or trading commercial loans, bonds and similar extensions of credit in the ordinary course, in each case of the preceding clauses (a) and (b), with respect to which the applicable Investor or Permitted Holder does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such Person.

“Debt Representative” means, with respect to any series of Indebtedness secured by a Lien permitted under clause (39) of the definition of “Permitted Liens”, Permitted Incremental Equivalent Debt, Permitted Equal Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

Date; provided that any Person that is a Lender and subsequently becomes a Disqualified Institution (but was not a Disqualified Institution on the Closing Date or at the time it became a Lender) shall be deemed to not be a Disqualified Institution hereunder. The identity of Disqualified Institutions will not be posted or distributed to any Person, other than a distribution by the Administrative Agent to a Lender upon request therefor.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than (i) for any Qualified Equity Interests or (ii) solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after Latest Maturity Date or the date the Loans are no longer outstanding and the Commitments have been terminated; provided that if such Capital Stock is issued pursuant to any plan for the benefit of, future, current or former employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower or its Subsidiaries or any Parent Company or by any such plan to such employees, directors, officers, members of management or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof), such Capital Stock will not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability; provided further any Capital Stock held by any future, current or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees thereof) of the Borrower, any of its Subsidiaries, any Parent Company, or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any equity subscription or equity holders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement will not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or any Subsidiary or in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability. For the purposes hereof, the aggregate principal amount of Disqualified Stock will be deemed to be equal to the greater of its voluntary or involuntary liquidation preference and maximum fixed repurchase price, determined on a consolidated basis in accordance with GAAP, and the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which the Consolidated Total Debt will be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means (a) with respect to any Loan denominated in Dollars, the principal amount thereof, (b) with respect to any Loan denominated in an Alternative Currency, the principal amount thereof then outstanding in the relevant Alternative Currency, converted into Dollars in accordance with Section 1.10(1), (c) with respect to any L/C Obligation denominated in Dollars, the amount thereof, (d) with respect to any L/C Obligation denominated in an Alternative Currency, the amount thereof converted to Dollars in accordance with Section 1.10(1) and (e) with respect to any Basket denominated (x) in Dollars, the amount thereof and (y) in any currency other than Dollars, the amount thereof converted to Dollars in accordance with Sections 1.10(3).

“Domestic Subsidiary” means any direct or indirect Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ Early Opt-in Election” means the occurrence of:

(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S.

dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBOR, a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review, and

(2)     the joint election by the Administrative Agent and, the Borrower to declare that an Early Opt-in Election has occurred and the provision by the Administrative Agent of written notice of such election to each of the other parties hereto (the “Rate Election Notice”).

“ECF Percentage” has the meaning specified in Section 2.05(2)(a).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b), provided that no Defaulting Lender(s) or Disqualified Institution(s) may be Eligible Assignee(s).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Enterprise Transformative Event” means any merger, acquisition, Investment, dissolution, liquidation, consolidation or disposition, in any such case by the Borrower, any Restricted Subsidiary, Holdings or any Parent Company (other than the Investors) that is either (a) not permitted by the terms of any Loan Document immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide Holdings, the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation or expansion of their combined operations following such consummation, as reasonably determined by the Borrower acting in good faith.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and sub-surface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits , demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability or Environmental Law, (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws relating to pollution or the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equal Priority Intercreditor Agreement” means (a) ~~an~~the Amendment No. 8 Intercreditor Agreement, (b) another intercreditor agreement substantially in the form of ~~Exhibit G-1~~the Amendment No. 8 Intercreditor Agreement among the Administrative Agent or the Collateral Agent and one or more Debt

Representatives for holders of one or more classes of applicable Permitted Incremental Equivalent Debt, Pari Passu Lien Debt or Permitted Equal Priority Refinancing Debt or (~~b~~c) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, the Borrower and one or more of such Debt Representatives, in each case with such modifications thereto as the Administrative Agent, the Borrower and such Debt Representative(s) may agree.

“Equity Contribution” means, collectively, the direct or indirect contribution to the Borrower or any Parent Company, by the Investors, members of management of the Acquired Company and the Co-Investors of an aggregate amount of cash and rollover equity in the form of equity of the Borrower (which, if contributed in exchange for preferred equity of the Borrower shall be on terms reasonably satisfactory to the Arrangers) that represents not less than 30.0% of the sum of (i) the aggregate principal amount of Closing Date Term Loans borrowed hereunder on the Closing Date, (ii) the aggregate principal amount of the Senior Notes issued on the Closing Date, (iii) the aggregate amount of Indebtedness for borrowed money of Life Time and its Subsidiaries that survives the consummation of the Transactions (including any Existing Mortgage Debt) and (iv) the amount of such cash and rollover equity contributed, in each case, on the Closing Date (provided that the Investors shall directly or indirectly control not less than a majority of the economic and voting Equity Interests in Holdings on the Closing Date after giving effect to the Transactions).

“Equity Interests” means, with respect to any Person, the Capital Stock of such Person and all warrants, options or other rights to acquire Capital Stock of such Person, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of such Person.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Borrower or any Parent Company (excluding Disqualified Stock), other than:

(1)    public offerings with respect to the Borrower’s or any Parent Company’s common stock registered on Form S-4 or Form S-8;

(2)    issuances to any Restricted Subsidiary of the Borrower; and

(3)    any such public or private sale that constitutes an Excluded Contribution.

“Equivalent Percentage” means, with respect to any dollar amount, such percentage of TTM Run-Rate Adjusted EBITDA as such dollar amount represents of Run-Rate Adjusted EBITDA of the Borrower for the four quarters ended March 31, 2015, rounded up to the nearest one tenth of 1%. For purposes of calculating Equivalent Percentage and otherwise under this Agreement, Run-Rate Adjusted EBITDA of the Borrower for the four quarters ended March 31, 2015 shall be deemed to be $395.0 million.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of withdrawal liability or written notification that a Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of

(2)    dividends, distributions, fees and other payments from any joint ventures that are not Restricted Subsidiaries; and

(3)    the sale (other than to a Restricted Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower;

in each case, other than an exercise of the cure right set forth in Section 8.04, designated as Excluded Contributions pursuant to an Officer’s Certificate and that are excluded from the calculation set forth in clause (3) of Section 7.05(a).

“ Excluded Covenant Accounts” means deposit accounts (a) established (or otherwise maintained) by the Loan Parties that do not have cash balances at any time exceeding $5,000,000 individually, (b) solely containing funds used or to be used for payroll and payroll taxes and other employee benefit payments, (c) solely containing funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, federal, state, provincial and other withholding Taxes (including the employer’s share thereof)) and (d) solely containing any other funds which any Loan Party (i) holds on behalf of another Person (other than Holdings or any of its Subsidiaries) or (ii) holds as an escrow or fiduciary for another Person (other than Holdings or any of its Subsidiaries).

“Excluded Proceeds” means, with respect to any Asset Sale or Casualty Event, the sum of (1) any Net Proceeds therefrom that are not, at the time of realization or receipt thereof, required to be applied to prepay Term Loans pursuant to Section 2.05(2)(b) as a result of the Disposition Percentage being less than 100%, (2) any Net Proceeds therefrom that constitute Declined Proceeds and (3) any Net Proceeds therefrom that otherwise are waived by the Required Facility Lenders from the requirement to be applied to prepay the applicable Term Loans pursuant to Section 2.05(2)(b).

“Excluded Subsidiaries” means all of the following and “Excluded Subsidiary” means any of them:

(1)    any Subsidiary that is not a direct, wholly owned Subsidiary of the Borrower or a Subsidiary Guarantor,

(2)    any Foreign Subsidiary,

(3)    any CFC Holdco,

(4)    any Domestic Subsidiary that is a Subsidiary of any (i) Foreign Subsidiary, (ii) CFC or (iii) CFC Holdco,

(5)    any Subsidiary (including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions) that is prohibited or restricted by applicable Law, accounting policies or by Contractual Obligation existing on the Closing Date (or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Closing Date (and so long as such Contractual Obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a Guaranty, or if such Guaranty would require governmental (including regulatory) or third party (other than a Loan Party) consent, approval, license or authorization

(6)    any special purpose securitization vehicle (or similar entity) or any Securitization Subsidiary,

(7)    any Captive Insurance Subsidiary or not-for-profit Subsidiary,

(4)    any withholding tax attributable to a Lender’s failure to comply with Section 3.01(3),

(5)    any tax imposed under FATCA and

(6)    any interest, additions to taxes and penalties with respect to any taxes described in clauses (1) through (5) of this definition.

“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among the Acquired Company, certain of its Subsidiaries from time to time party thereto, U.S. Bank National Association, as agent, and the lenders and other parties from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Existing Letter of Credit” has the meaning specified in Section 2.03(8).

“Existing Mortgage Debt” means (i) the Loan Agreement dated as of January 28, 2014 between LTF Real Estate CMBS II, LLC and Wells Fargo Bank, National Association, (ii) the Promissory Note, dated as of February 12, 2013 between LTF Real Estate MP I, LLC and ING Life Insurance and Annuity Company, (iii) the Promissory Note, dated as of August 23, 2013 between LTF Real Estate MP II, LLC and ING Life Insurance and Annuity Company, and (iv) the Promissory Note, dated as of July 29, 2014 between LTF Real Estate MP III, LLC and ING Life Insurance and Annuity Company.

“Expiring Credit Commitment” has the meaning specified in Section 2.04(7).

“Extended Commitments” means, collectively, Extended Revolving Commitments and Extended Term Commitments.

“Extended Loans” means, collectively, Extended Revolving Loans and Extended Term Loans.

“Extended Revolving Commitments” means the Revolving Commitments held by an Extending Lender.

“Extended Revolving Loans” means the Revolving Loans made pursuant to Extended Revolving Commitments.

“Extended Term Commitments” means the Term Loan Commitments held by an Extending Lender.

“Extended Term Loans” means the Term Loans made pursuant to Extended Term Commitments.

“Extending Lender” means each Lender accepting an Extension Offer.

“Extension” has the meaning specified in Section 2.16(1).

“Extension Amendment” has the meaning specified in Section 2.16(2). “Extension Offer” has the meaning specified in Section 2.16(1).

“Facilities” means the Closing Date Term Loans, the ~~Original Initial Revolving Facility, the~~ 2017 Initial Revolving Facility, the 2021 Initial Revolving Facility, the Swing Line Facility, any Extended Term Loans, any Extended Revolving Commitments and Extended Revolving Loans, any Refinancing Term Loans or Refinancing Revolving Loans, any Incremental Term Loans or Incremental Revolving Commitments or any Replacement Loans, as the context may require, and “Facility” means any of them.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with (and, in each case, any regulations promulgated thereunder or official interpretations thereof), and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements (together with any law implementing such agreements).

“FCPA” has the meaning specified in Section 5.17.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of April 3, 2015, by and among Merger Sub, DB, Goldman Sachs, Jefferies, BMO, RBC, Macquarie, Nomura, Mizuho and US Bank, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Financial Covenant” means the covenant specified in Section 7.12(1)(a).

“Financial Covenant Cross Default” has the meaning specified in Section 8.01(2).

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(2).

“Financial Officer” means, with respect to a Person, the chief financial officer, accounting officer, treasurer, controller or other senior financial or accounting officer of such Person, as appropriate.

“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period that is secured by a Lien that is pari passu in priority with the Liens securing the Obligations, plus, Existing Mortgage Debt and Capitalized Lease Obligations or any Refinancing Indebtedness thereof (other than property or assets held in a defeasance or similar trust or arrangement (including escrow arrangements) solely for the benefit of the Indebtedness secured thereby), minus, the aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of the Borrower as of such date, excluding cash and Cash Equivalents that are listed as “Restricted” on such balance sheet to (b) Run-Rate Adjusted EBITDA of the Borrower for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“ Fitch” means Fitch Ratings, Inc., and any successor thereto.

“Fixed Charge Coverage Ratio” means, with respect to any Test Period, the ratio of (1) Run-Rate Adjusted EBITDA of the Borrower for such Test Period to (2) Fixed Charges of the Borrower for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1)     Consolidated Interest Expense of such Person for such period;

(2)    all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3)    all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Fixed Incremental Amount” has the meaning specified in the definition of “Permitted Incremental Amount”.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“floor” means, with respect to any reference rate of interest, any fixed minimum amount specified for such rate.

“ Floor” means, (a) with respect to the 2021 Refinancing Term Loans, 1.00% per annum, (b) all other Term Loans unless an alternate Floor is specifically noted in the documentation with respect to such other Term Loans or such documentation with respect to such other Term Loans specifically provides that there will be no benchmark rate floor, 1.00% per annum, and (c) with respect to all Revolving Loans, 0.00% per annum.

“Foreign Asset Sale” has the meaning specified in Section 2.05(2)(h).

“Foreign Casualty Event” has the meaning specified in Section 2.05(2)(h).

“Foreign Lender” means a Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” means any material employee benefit plan, program or agreement maintained or contributed to by, or entered into with, the Borrower or any Subsidiary of the Borrower with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws).

“Foreign Sale-Leaseback” has the meaning specified in Section 2.05(2)(h).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender (a) with respect to an L/C Borrowing, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share or other applicable share provided under this Agreement of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Indebtedness” means, with respect to any Person, without duplication:

(1)    any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)    in respect of borrowed money;

(b)    evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)    representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with industry practice, (ii) any earn-out obligations until such obligation is reflected as a liability on the balance sheet (excluding any footnotes thereto) of such Person in accordance with GAAP and is not paid within 60 days after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business; or

(d)    representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than obligations in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any Parent Company appearing upon the balance sheet of the Borrower solely by reason of push-down accounting under GAAP will be excluded;

(2)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice; and

(3)    to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person; provided that notwithstanding the foregoing, Indebtedness will be deemed not to include:

(i)    Contingent Obligations incurred in the ordinary course of business or consistent with industry practice,

(ii)    reimbursement obligations under commercial letters of credit (provided that unreimbursed amounts under letters of credit will be counted as Indebtedness three (3) Business Days after such amount is drawn),

(iii)     obligations under or in respect of Qualified Securitization Facilities,

(iv)     accrued expenses,

(v)     deferred or prepaid revenues, ~~and~~

(vi)    asset retirement obligations and obligations in respect of reclamation and workers compensation (including pensions and retiree medical care)~~;~~, and

(vii)     any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on the Amendment No. 8 Effective Date;

provided further that Indebtedness will be calculated without giving effect to the effects of Accounting Standards Codification Topic No. 815, Derivatives and Hedging, and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Assets or Operations” means, with respect to any Parent Company, that Parent Company’s’ total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Borrower and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 3.0% of such Parent Company’s corresponding consolidated amount.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that, in the good faith judgment of the Borrower, is qualified to perform the task for which it has been engaged.

“Information” has the meaning specified in Section 10.09.

“Initial Borrower” has the meaning specified in the introductory paragraph to this Agreement.

~~“Initial Loans” means the Closing Date Loans and any Incremental Loans that are treated as the same Class.~~

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement, dated as of the Closing Date, substantially in the form of Exhibit Q executed by the Borrower and each Restricted Subsidiary of that is party thereto.

“Intercreditor Agreement” means any Equal Priority Intercreditor Agreement(s) or Junior Lien Intercreditor Agreement(s) that may be executed from time to time.

“Interest Payment Date” means, (a) as to any Loan of any Class other than a Base Rate Loan (other than any Swing Line Loan), the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Loans of such Class; provided that if any Interest Period for a Eurodollar Rate Loan or a CDOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (other than any Swing Line Loan) of any Class, the last Business Day of each March, June, September and December and the applicable Maturity Date of the Loans of such Class; and (c) as to any Swing Line Loan, the last Business Day of any calendar month or, if any Event of Default has occurred and is continuing, upon demand of the Swing Line Lender; and (d) as to any Revolving Loan ~~under the Original Initial Revolving Facility~~outstanding immediately prior to the Amendment No.  8 Effective Date, the Amendment No. ~~6~~8 Effective Date.

“Interest Period” means, as to each Eurodollar Rate Loan or any CDOR Loan, the period commencing on the date such Eurodollar Rate Loan or CDOR Loan is disbursed or converted to or continued as a

(b)    the portion (proportionate to the Borrower’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)    any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time will be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment.

“Investor” means any of (i) Leonard Green & Partners, L.P., (~~“LGP”~~ ii) ~~and~~ TPG Capital, L.P., (~~“TPG”)~~iii) LNK Partners, LLC, (iv) MSD Capital, L.P., (v) LifeCo LLC, (vi) Partners Group (USA) Inc. and any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.

“IP Rights” has the meaning specified in Section 5.15.

“IRS” means Internal Revenue Service of the United States.

“ ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means US Bank, in its capacity as an issuer of Letters of Credit hereunder (including the Existing Letters of Credit), together with its permitted successors and assigns and any other Revolving Lender that becomes an Issuing Bank in accordance with Section 2.03(12).

“Issuing Bank Document” means with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by any Issuing Bank and the Borrower (or any of its Subsidiaries) or in favor of such Issuing Bank and relating to such Letter of Credit.

“Jefferies” means Jefferies Finance LLC.

“Judgment Currency” has the meaning specified in Section 10.26.

“Junior Financing” means, collectively (1) Subordinated Indebtedness, (2) Junior Lien Debt and (3) any unsecured Indebtedness.

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Debt” has the meaning specified in clause (39) of the definition of Permitted Liens.

“Junior Lien Intercreditor Agreement” means (a) an intercreditor agreement substantially in the form of Exhibit G-2 among the Administrative Agent or the Collateral Agent and one or more Debt Representatives for holders of one or more classes of applicable one or more classes of applicable Incremental Loans, Permitted Incremental Equivalent Debt, Junior Lien Debt or Permitted Junior Priority Refinancing Debt or (b) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, the Borrower and one or more of such Debt Representatives, in each case with such modifications thereto as the Administrative Agent, the Borrower and such Debt Representative(s) may agree.

assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (v) of Section 10.07(b) the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.07), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder, including Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.

“LIBOR” has the meaning specified in the definition of “Eurodollar Rate.”

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event will an operating lease be deemed to constitute a Lien.

“Life Time” has the meaning specified in the preliminary statements of this Agreement.

“Limited Condition Acquisition” means any (1) Permitted Acquisition or other investment permitted hereunder by the Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (2) repayment, repurchase or Refinancing of Indebtedness with respect to which an irrevocable notice of repayment (or similar irrevocable notice) is delivered.

“Liquidity ” means, as of any date of determination, the sum of the following amounts as of such day (each, a “Measurement Date”): (a) consolidated cash and Cash Equivalents of Borrower and its Restricted Subsidiaries as of such Measurement Date (excluding cash or Cash Equivalents that (i) would appear (or would be required to appear) as “restricted ” on the consolidated balance sheet of Borrower or (ii) are subject to any Lien as of such Measurement Date, other than Liens securing the Obligations, Liens securing the Secured Notes and non-consensual Liens arising by operation of law), plus (b) the unused Revolving Commitments in effect as of such Measurement Date.

“Loan” means an extension of credit under Article II by a Lender (x) to the Borrower in the form of a Term Loan, (y) to the Borrower in the form of a Revolving Loan or (z) to the Borrower in the form of a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment, Extension Amendment or amendment in respect of Replacement Loans, (d) the Guaranty, (e) the Collateral Documents, (f) the Intercreditor Agreements and (g) each L/C Application.

“Loan Parties” means, collectively, (a) Holdings, (b) the Borrower and (c) each Subsidiary Guarantor.

“Macquarie” means, collectively, Macquarie Capital and Macquarie Lender.

“Macquarie Capital” means Macquarie Capital (USA) Inc.

“Macquarie Lender” means MIHI LLC.

“Management Services Agreement” means the management services agreement or similar agreements among one or more of the Investors or certain of their respective management companies associated with it or their advisors, if applicable, and the Borrower (or any Parent Company).

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members and any permitted transferees thereof) of the Borrower (or a Parent Company) who are holders of Equity Interests of any Parent Company on the ~~Closing Date or will become holders of such Equity Interests in connection with the Transactions~~Amendment No. 8 Effective Date or from time to time.

“Mandatory Swing Line Borrowing” has the meaning set forth in Section 2.04(3)(a).

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Borrower or the applicable Parent Company, as applicable, on the date of the declaration of a Restricted Payment permitted pursuant to Section 7.05(b)(8) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Loan Documents.

“Material Domestic Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each of the Borrower’s Domestic Subsidiaries that is a Restricted Subsidiary (a) whose Total Assets at the last day of the most recent Test Period (when taken together with the Total Assets of the Restricted Subsidiaries of such Domestic Subsidiary at the last day of the most recent Test Period) were equal to or greater than 5.0% of Total Assets of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries at such date or (b) whose gross revenues for such Test Period (when taken together with the gross revenues of the Restricted Subsidiaries of such Domestic Subsidiary for such Test Period) were equal to or greater than 5.0% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if at any time and from time to time after the date which is 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in the preceding clause (a) or (b) comprise in the aggregate more than (when taken together with the Total Assets of the Restricted Subsidiaries of such Domestic Subsidiaries at the last day of the most recent Test Period) 7.5% of Total Assets of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the gross revenues of the Restricted Subsidiaries of such Domestic Subsidiaries for such Test Period) 7.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries that are Domestic Subsidiaries for such Test Period, then the Borrower shall, not later than sixty (60) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries that are Restricted Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 with respect to any such Subsidiaries. At all times prior to the delivery of the aforementioned financial statements, such determinations shall be made based on the Pro Forma Financial Statements.

“Material Foreign Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each of the Borrower’s Foreign Subsidiaries that are Restricted Subsidiaries (a) whose Total Assets at the last day of the most recent Test Period (when taken together with the Total Assets of the Restricted Subsidiaries of such Foreign Subsidiary at the last day of the most recent Test Period) were equal to or greater than 5.0% of Total Assets of the Restricted Subsidiaries that are Foreign Subsidiaries at such date or (b) whose gross revenues for such Test Period (when taken together with the revenues of the Restricted Subsidiaries of such Foreign Subsidiary for such Test Period) were equal to or greater than 5.0% of the consolidated gross revenues of the Restricted Subsidiaries that are Foreign Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if at any time and from time to time after the date which is 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), Foreign Subsidiaries that are not Material Foreign Subsidiaries comprise in the aggregate more than (when taken together with the Total Assets of the Restricted Subsidiaries of such Foreign Subsidiaries at the last day of the most recent Test Period) 7.5% of Total Assets of the Restricted Subsidiaries that are Foreign Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the gross revenues of the Restricted Subsidiaries of such Foreign Subsidiaries for such Test Period) 7.5% of the consolidated gross revenues of the Restricted Subsidiaries that are Foreign Subsidiaries for such Test Period, then the Borrower shall, not later than sixty (60) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries that are Restricted Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true. At all times prior to the delivery of the aforementioned financial statements, such determinations shall be made based on the Pro Forma Financial Statements.

“Material Real Property” means any fee-owned real property located in the United States and owned by any Loan Party (i) with a fair market value in excess of $7.5 million on the Closing Date (if owned by a Loan Party on the Closing Date) or at the time of acquisition (if acquired by a Loan Party after the Closing Date) and (ii) which is improved with a facility owned by any Loan Party that is open for commercial operations; provided that for the avoidance of doubt, Material Real Property will not include any Excluded Assets.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means (i) with respect to the Closing Date Term Loans other than the 2021 Refinancing Term Loans, in each case that have not been extended pursuant to Section 2.16, the date that is seven years after the Closing Date, (ii) with respect to the 2021 Refinancing Term Loans, December 15, 2024; provided that if, on March 16, 2023 or any subsequent date (such date, the “2021 Term Facility Trigger Date”), Senior Notes in an aggregate principal amount equal to or greater than $100,000,000 remain outstanding, the Maturity Date with respect to the 2021 Refinancing Term Loans shall be such 2021 Term Facility Trigger Date, (iii) with respect to the Revolving Loans ~~(x)~~ under ~~the Original Initial Revolving Facility, the date that is five years after the Closing Date and (y) under~~ the 2017 Initial Revolving Facility, August 15, 2022; provided that if, on March 10, 2022 or any subsequent date (such date, the “2017 Initial Revolving Facility Trigger Date”), the Maturity Date with respect to the Closing Date Term Loans is not March 10, 2023 or a later date, the Maturity Date with respect to the Loans under the 2017 Initial Revolving Facility shall be such 2017 Initial Revolving Facility Trigger Date, (~~iii~~iv) with respect to the Revolving Loans under the 2021 Initial Revolving Facility, September 16, 2024; provided that if, on

December 15, 2022 or any subsequent date (such date, the “2021 Initial Revolving Facility Trigger Date”), Senior Notes in an aggregate principal amount equal to or greater than $100,000,000 remain outstanding, the Maturity Date with respect to the 2021 Initial Revolving Facility shall be such 2021 Initial Revolving Facility Trigger Date, (v) with respect to any tranche of Extended Term Loans or Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Amendment, (~~iv~~vi ) with respect to any Refinancing Term Loans or Refinancing Revolving Loans, the final maturity date as specified in the applicable Refinancing Amendment and (~~v~~vii) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment; provided that in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning specified in Section 10.11.

“Merger” has the meaning specified in the preliminary statements to this Agreement.

“Mizuho” means Mizuho Bank, Ltd.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“ Mortgage Collateral Trustee” means with respect to any Material Real Property, a single collateral agent appointed by the Collateral Agent and the Secured Notes Collateral Agent (and any additional debt representative for any Additional Obligations (as defined in the Amendment No. 8 Intercreditor Agreement, as applicable) to hold the Mortgage for all Obligations and other such obligations.

“Mortgage Policies” has the meaning specified in Section 6.11(2)(b)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (5) of the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs, deeds to secure debt and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent (or a Mortgage Collateral Trustee, if applicable) for the benefit of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent, including such modifications as may be required by local laws, pursuant to Section 6.13(2) and any other deeds of trust, trust deeds, hypothecs, deeds to secure debt or mortgages executed and delivered pursuant to Sections 6.11.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means:

(1)     with respect to any Asset Sale or any Casualty Event, the aggregate Cash Equivalent proceeds received by the Borrower or any Restricted Subsidiary in respect of any Asset Sale or Casualty Event, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, net of the costs relating to such Asset Sale or Casualty Event and the sale or disposition of such Designated Non-Cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions, all dividends, distributions or other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of any such Asset Sale or Casualty Event by a Restricted Subsidiary, the amount of any purchase price or similar adjustment claimed by any Person to be owed by the Borrower or any Restricted Subsidiary, until such time as such claim will have been settled or otherwise finally resolved, or paid or payable by the Borrower or any Restricted Subsidiary, in either case in respect of such Asset Sale or Casualty Event, any relocation expenses incurred as a result thereof, costs and expenses in connection with unwinding any Hedging Obligation in connection therewith, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under this Agreement, amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) or amounts required to be applied to the repayments of Indebtedness secured by a Lien on such assets and required (other than required by Section 2.05(2)(b) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Borrower or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that (a) subject to clause (b) below, no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $10.0 million and (b) no such net cash proceeds shall constitute Net Proceeds under this clause (1) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $20.0 million (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (1)); and

(2)     (a) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary or any Permitted Equity Issuance by the Borrower or any Parent Company, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) all taxes paid or reasonably estimated to be payable, and all fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses incurred, in each case by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (b) with respect to any Permitted Equity Issuance by any Parent Company, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower;

provided that “Net Proceeds” shall not include, or apply to, the proceeds of the sale component of any Sale-Leaseback Transaction, although proceeds from Specified Sale-Leaseback Transactions shall be governed by the definition of “Specified Sale-Leaseback Net Proceeds”.

“New Facility” means each new fitness center, club, work or exercise facility opened by the Borrower or a Restricted Subsidiary that has been open for commercial operations for less than two full calendar years.

“New Facility EBITDA Adjustment” means, for each New Facility, only to the extent it is a positive number:

(1)    the product of (a) Average Return on Invested Capital and (b) to the extent it is a positive number, the aggregate amount of capital expenditures invested in such New Facility as of the facility opening date, less the net cash proceeds received for such New Facility from any Sale-Leaseback Transactions on or prior to such determination date, minus

(2)     the actual Adjusted EBITDA of such New Facility for such period.

~~“New 2017 Refinancing Term Lender” means, at any time, each Lender with a New 2017 Refinancing Term Loan Commitment or, after the New 2017 Refinancing Term Loans are made or issued, holding a New 2017 Refinancing Term Loan at such time.~~

~~“New 2017 Refinancing Term Loan” means the “New 2017 Refinancing Term Loans” as defined in, and made and/or converted in accordance with Amendment No. 5.~~

~~“New 2017 Refinancing Term Loan Commitment” means, for any New 2017 Refinancing Term Lender, the amount set forth opposite such New 2017 Refinancing Term Lender’s name on Schedule A to Amendment No. 5. The initial aggregate amount of the New 2017 Refinancing Term Loan Commitments is $217,361,777.56.~~

“Nomura” means Nomura Securities International, Inc.

“Non-Consenting Lender” has the meaning specified in Section 3.07.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Expiring Credit Commitment” has the meaning specified in Section 2.04(7).

“Non-Excluded Taxes” means all Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(2)(c).

“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.

“Non-Recourse Indebtedness” means Indebtedness that is non-recourse to the Borrower and the Restricted Subsidiaries.

“Note” means a Term Note, Revolving Note or Swing Line Note, as the context may require.

“Notice of Intent to Cure” has the meaning specified in Section 6.02(1).

“Obligations” means all

(1)    advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding,

(2)    obligations (other than Excluded Swap Obligations) of any Loan Party arising under any Secured Hedge Agreement and

(3)    Cash Management Obligations under each Secured Cash Management Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees (including Letter of Credit fees), Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

Notwithstanding the foregoing, (a) unless otherwise agreed to by the Borrower and any applicable Hedge Bank or Cash Management Bank, the obligations of Holdings, the Borrower or any Subsidiary under any Secured Hedge Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and any other Loan Document shall not require the consent of the holders of Hedging Obligations under Secured Hedge Agreements or of the holders of Cash Management Obligations under Secured Cash Management Agreements.

“Offered Amount” has the meaning specified in Section 2.05(1)(e)(D)(1).

“Offered Discount” has the meaning specified in Section 2.05(1)(e)(D)(1).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person.

“OID” means original issue discount.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. Counsel may be an employee of or counsel to the Borrower or the Administrative Agent.

“ordinary course of business” means activity conducted in the ordinary course of business of the Borrower and any Restricted Subsidiary, including the expansion, remodeling, acquisition, modernization, construction, improvement and repair of facilities (including fitness centers) operated, or expected to be operated, by the Borrower or a Restricted Subsidiary, and financing transactions in connection therewith, and will include Sale-Leaseback Transactions.

“Organizational Documents” means

(1)    with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

(2)    with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and

(3)    with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

~~“Original Initial Revolving Commitment” means, as to each Revolving Lender, its obligation to (1) make Revolving Loans under the Original Initial Revolving Facility to the Borrower pursuant to Section 2.01(2) and (2) purchase participations in L/C Obligations in respect of Letters of Credit and purchase participations in Swing Line Loans.~~

~~“Original Initial Revolving Facility” means the Revolving Facility made available by the Original Initial Revolving Lenders as of the Closing Date.~~

~~“Original Initial Revolving Lender” means, at any time, any Lender that has an Original Initial Revolving Commitment at such time.~~

~~“Original Initial Revolving Loans” means the Loans made available under the Original Initial Revolving Facility.~~

“Other Applicable ECF” means Excess Cash Flow or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.

“Other Applicable Indebtedness” means the Secured Notes, Permitted Incremental Equivalent Debt and Credit Agreement Refinancing Indebtedness secured on a pari passu basis with the Obligations, together with Refinancing Indebtedness in respect of any of the foregoing that is secured on a pari passu basis with the Obligations.

“Other Applicable Net Proceeds” means Net Proceeds or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.

“Other Applicable Specified Sale-Leaseback Net Proceeds” means Specified Sale-Leaseback Net Proceeds or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.

“Other Taxes” means any and all present or future stamp or documentary Taxes, intangible, recording, filing, excise (that is not based on net income), property or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Loans and Swing Line Loans on any date, the outstanding principal Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding principal Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (i) with respect to any amount denominated in Dollars, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, an Issuing Bank or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation and (ii) with respect to any amount denominated in any Available Currency other than Dollars, the rate of interest per annum at which overnight deposits in such Available Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such Available Currency to major banks in such interbank market.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Borrower, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), will have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Pari Passu Lien Debt” has the meaning specified in clause (39) of the definition of “Permitted Liens”.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Lender” has the meaning specified in Section 2.05(1)(e)(C)(2).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.

“Perfection Certificate” has the meaning specified in the Security Agreement.

“Permitted Acquisition” has the meaning specified in clause (3) of the definition of “Permitted Investments.”

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 2.05(2)(b)(i).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s common stock purchased by the Borrower in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Equal Priority Refinancing Debt” means any Credit Agreement Refinancing Indebtedness that is secured on a pari passu basis with the Closing Date Loans and the ~~Closing Date~~2021 Initial Revolving Facility.

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower or any Parent Company.

“Permitted Holder” means (1) any of the Investors, Co-Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing are members; provided that in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Co-Investors and Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Borrower or any Permitted Parent, (2) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of the Borrower or any Permitted Parent.

“Permitted Incremental Amount” means the sum of:

(1)     (a) the greater of (i) $400,000,000 and (ii) the Borrower’s Run-Rate Adjusted EBITDA for the most recently ended Test Period, ~~minus~~plus (b) amounts incurred utilizing the Fixed Incremental

Amount prior to the Amendment No. 8 Effective Date; provided that with respect to the preceding clause (a) and this clause (b), such amounts would not result in, with regard to Indebtedness secured on a pari passu basis with the Closing Date Term Loans, the Borrower’s First Lien Net Leverage Ratio  exceeding 4.75 to 1.00 (determined as of the most recently ended Test Period and on a pro forma basis in accordance with Section 1.07 (assuming in the case of any Incremental Revolving Commitments, a full drawing of such Revolving Commitments) and including a pro forma application of the net proceeds therefrom (excluding for netting purposes the cash proceeds of any then proposed Ratio Amount Indebtedness), as if the additional Indebtedness incurred pursuant to the preceding clause (a) or this clause (b), as applicable, had been incurred and the application of the proceeds therefrom has occurred at the beginning of such Test Period), minus (c) the aggregate amount of all Permitted Incremental Equivalent Debt ~~previously~~ incurred in reliance on this clause (1), plus (~~c~~d ) the aggregate principal amount of any prepayments of Term Loans (in the case of Term Loans consisting of Incremental Term Loans (or any Refinancing thereof) solely to the extent incurred in reliance on this clause (1)) made pursuant to Section 2.05(1) and voluntary prepayments of Permitted Incremental Equivalent Debt incurred in reliance on this clause (1), in each case to the extent not funded with the proceeds of Funded Debt (the “Fixed Incremental Amount” and Indebtedness incurred using the Fixed Incremental Amount, “Fixed Incremental Amount Indebtedness”), plus

(2)    such additional amount (the “Ratio Amount” and Indebtedness incurred using the Ratio Amount, “Ratio Amount Indebtedness”) that would not result in:

(a)    with regard to Indebtedness secured on a pari passu basis with the Closing Date Term Loans, the Borrower’s First Lien Net Leverage Ratio exceeding 4.00 to 1.00,

(b)    with regard to Indebtedness secured on a junior lien basis to the Closing Date Term Loans, the Borrower’s Total Net Leverage Ratio exceeding 5.10 to 1.00 or

(c)    with regard to Indebtedness that is unsecured, the Borrower’s (i) Total Net Leverage Ratio exceeding 5.10 to 1.00 or (ii) Fixed Charge Coverage Ratio being less than 2.00 to 1.00;

in each case, determined as of the most recently ended Test Period and on a pro forma basis in accordance with Section 1.07 (assuming in the case of any Incremental Revolving Commitments, a full drawing of such Revolving Commitments) and including a pro forma application of the net proceeds therefrom (excluding for netting purposes the cash proceeds of any then proposed Ratio Amount Indebtedness), as if the additional Indebtedness incurred pursuant to this clause (2) had been incurred and the application of the proceeds therefrom has occurred at the beginning of such Test Period.

For the avoidance of doubt, if the Borrower incurs Fixed Incremental Amount Indebtedness on the same date that it incurs Ratio Amount Indebtedness, then the First Lien Net Leverage Ratio will be calculated without regard to any incurrence of Fixed Incremental Amount Indebtedness.

“Permitted Incremental Equivalent Debt” means secured or unsecured Indebtedness of the Borrower and any Guarantors in the form of loans or one or more series of notes; provided that:

(1)    the aggregate principal amount of all Permitted Incremental Equivalent Debt on any date such Indebtedness is incurred or issued, after giving effect to such incurrence or issuance, shall not, together with any Incremental Facilities then outstanding (assuming in the case of any Incremental Revolving Commitments, a full drawing of such Revolving Commitments) (without netting the cash proceeds thereof), exceed the Permitted Incremental Amount;

(2)    such Permitted Incremental Equivalent Debt (a) to the extent secured on a pari passu basis with the Closing Date Term Loans, will not have a final maturity date prior to the Maturity Date of the Closing Date Term Loans and (b) to the extent secured on a junior lien basis to the Closing Date Term Loans or unsecured, (x) will not have a final maturity date and (y) will not provide for any scheduled amortization, prior to the date that is 91 days after the Maturity Date of the Closing Date Term Loans (other

(5)    any Investment existing on the ~~Closing~~Amendment No. 8 Effective ~~Date or made pursuant to binding commitments in effect on the Closing~~Amendment No. 8 Effective ~~Date or an Investment consisting of any extension, modification, replacement, renewal or reinvestment of any Investment or binding commitment existing on the Closing~~Amendment No. 8 Effective ~~Date; provided that the amount of any such Investment or binding commitment may be increased, extended, modified, replaced, reinvested or renewed, (a) as required by the terms of such Investment or binding commitment as in existence on the Closing~~Amendment No. 8 Effective ~~Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted hereunder;~~

(6)     any Investment acquired by the Borrower or any Restricted Subsidiary:

(a)    in exchange for any other Investment, accounts receivable or indorsements for collection or deposit held by the Borrower or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor or customer);

(b)     in satisfaction of judgments against other Persons;

(c)    as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(d)    as a result of the settlement, compromise or resolution of (i) litigation, arbitration or other disputes or (ii) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with industry practice of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7)     Hedging Obligations permitted under Section 7.02(b)(10);

(8)    any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed the greater of (a) $75.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such Investment (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value, but subject to adjustment as set forth in the definition of “Investment”);

(9)    Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Borrower or any Parent Company; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 7.05(a);

(10)    (a) guarantees of Indebtedness permitted under Section 7.02, performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with industry practice, and (b) the creation of liens on the assets of the Borrower or any Restricted Subsidiary in compliance with Section 7.01;

(11)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 7.07(b) (except transactions described in clauses (2), (5), (9), (15) or (22) of such Section);

adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)    Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than thirty (30) days or not yet payable or not subject to penalties for nonpayment or which are being contested in good faith by appropriate actions if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(5)    Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds, instruments or obligations or with respect to regulatory requirements or letters of credit or bankers acceptance issued, and completion guarantees provided for, in each ease, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry practice;

(6)    survey exceptions, encumbrances, ground leases, easements, restrictions, protrusions, encroachments or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair their use in the operation of the business of such Person and exceptions on title policies insuring liens granted on Mortgaged Properties;

(7)    Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4), (6), (12), (13), (15), (23) or (25) of Section 7.02(b); provided that:

(a)    Liens securing obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to such clause (13) relate only to obligations relating to Refinancing Indebtedness that is secured by Liens on the same assets as the assets securing the Refinanced Debt (as defined in the definition of Refinancing Indebtedness), plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property, or serves to refund, refinance, extend, replace, renew or defease Indebtedness, Disqualified Stock or Preferred Stock incurred under such clause (4), (12) or (13) of Section 7.02(b);

(b)    Liens securing obligations relating to Indebtedness or Disqualified Stock permitted to be incurred pursuant to such clause (23) extend only to the assets of Subsidiaries that are not Guarantors;

(c)    Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to such clause (4) extend only to the assets so purchased, replaced, leased or improved and proceeds and products thereof; provided further that individual financings of assets provided by a counterparty may be cross-collateralized to other financings of assets provided by such counterparty; and

(d)    If any such Liens (i) secure Indebtedness for borrowed money incurred pursuant to such clause (12) in a principal amount in excess of the Threshold Amount and (ii) are secured by the Collateral on a pari passu basis with, or junior basis to, the Liens that secure the Closing Date Loans and the Closing Date Revolving Facility, they will be subject to an Equal Priority Intercreditor Agreement or a Junior Lien Intercreditor Agreement, as applicable.

(8)     Liens existing, or provided for under binding contracts existing, on the ~~Closing~~Amendment No. 8 Effective Date;

(9)    Liens on property or ~~shares of stock~~Equity Interests or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) that secured the obligations to which such Liens relate;

(10)    Liens on property or other assets at the time the Borrower or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided further that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after acquired-property) that secured the obligations to which such Liens relate;

(11)    Liens securing obligations in respect of Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 7.02;

(12)    Liens securing (x) Hedging Obligations and (y) obligations in respect of Cash Management Services;

(13)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)    leases, subleases, licenses or sublicenses (or other agreement under which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s facilities, products, technologies or services) that do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and the customary rights reserved or vested in any Person by the terms of any lease, sublease, license, sublicense, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(15)    Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings;

(16)     Liens in favor of the Borrower or any Guarantor;

(17)    Liens on equipment or vehicles of the Borrower or any Restricted Subsidiary granted in the ordinary course of business or consistent with industry practice;

(18)    Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(19)    Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness, Disqualified Stock or Preferred Stock secured by any Lien referred to in clauses (6), (7), (8), (9) or (41) of this definition; provided that: (a) such new Lien will be limited to all or part of the same property (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property) that secured the original Lien (plus improvements and accessions on such property) and proceeds and products thereof and (b) the

Indebtedness, Disqualified Stock or Preferred Stock secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under such clauses (6), (7), (8), (9) or (41) at the time the original Lien became a Permitted Lien hereunder, plus (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees, defeasance costs, underwriting discounts or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such refinancing, refunding, extension, renewal or replacement;

(20)    deposits made or other security provided to secure liability to insurance brokers, carriers, underwriters or self-insurance arrangements, including Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(21)    other Liens securing obligations in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $75.0 million and (b) an amount equal to the Equivalent Percentage of the amount set forth in clause (a) multiplied by TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of incurrence; provided, that if such Liens ~~secured~~secure Indebtedness for borrowed money and are secured by the Collateral on a pari passu basis with, or junior basis to, the Liens that secure the Closing Date Loans and the Closing Date Revolving Facility, they will be subject to an Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable;

(22)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(23)    (a) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business or consistent with industry practice, (b) Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business or consistent with industry practice and (c) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;

(24)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(7);

(25)     Liens (a) of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with industry practice and (c) in favor of banking or other institutions or other electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits or margin deposits or other funds maintained with such institution (including the right of setoff) and that are within the general parameters customary in the banking industry;

(26)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Agreement; provided that such Liens do not extend to assets other than those that are subject to such repurchase agreements;

(27)    Liens that are contractual rights of setoff (a) relating to the establishment of depository relations with banks or other deposit-taking financial institutions or other electronic payment service providers and not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or consistent with industry practice of the Borrower or any Restricted Subsidiary or (c) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business or consistent with industry practice;

(28)    Liens on cash proceeds (as defined in Article 9 of the Uniform Commercial Code) of assets sold that were subject to a Lien permitted hereunder;

(29)    any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30)    Liens (a) on cash advances or cash earnest money deposits in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment and (b) consisting of a letter of intent or an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction ~~permitted~~not prohibited under Section 7.04 in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(31)    ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(32)     Liens in connection with any Sale-Leaseback Transaction(s);

(33)     Liens on Capital Stock or other securities of an Unrestricted Subsidiary;

(34)    any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business or consistent with industry practice;

(35)    deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries in the ordinary course of business or consistent with industry practice of the Borrower and such Subsidiary to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(36)    rights of set-off, banker’s liens, netting arrangements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(37)    Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided that such satisfaction or discharge is permitted under this Agreement;

(38)    receipt of progress payments and advances from customers in the ordinary course of business or consistent with industry practice to the extent the same creates a Lien on the related inventory and proceeds thereof;

(39)    Liens on all or any portion of the Collateral (but no other assets) to secure obligations in respect of (a) Indebtedness permitted to be incurred pursuant to Section 7.02; provided that after giving pro forma effect to the incurrence of the then proposed Indebtedness (and without netting any cash received from the incurrence of such Indebtedness) (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of the Indebtedness thereunder (but without netting any cash proceeds thereof), in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this proviso), (i) if such Indebtedness is secured on a (x) pari passu basis with the Liens that secure the Closing Date Loans and the Closing Date Revolving Facility (“Pari Passu Lien Debt”), the First Lien Net Leverage Ratio would be no greater than 4.00 to 1.00 or (y) junior basis to the Liens that secure the Loans (“Junior Lien Debt”), the Total Net Leverage Ratio would be no greater than 5.10 to 1.00, (ii) such Liens are in each case subject to an Equal Priority

Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable, and (iii) if such Liens secure term loans that are secured on a pari passu basis with the Closing Date Term Loans, then the Borrower shall comply with the “most favored nation” pricing provisions of Section 2.14(8) as if such Indebtedness was an Incremental Facility incurred pursuant to Section 2.14 and (b) any Refinancing Indebtedness in respect of Pari Passu Lien Debt or Junior Lien Debt (but subject to the foregoing subclause (iii));

(40)    agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business or consistent with industry practice;

(41)    Liens securing Existing Mortgage Debt and Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar provision of any Environmental Law;

(42)     Liens disclosed by the title insurance policies delivered on or prior to the ~~Closing~~Amendment No. 8 Effective Date and any replacement, extension or renewal of any such Lien (to the extent the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(43)    rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(44)    restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(45)    security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with industry practice;

(46)    zoning by-laws and other land use restrictions, including site plan agreements, development agreements and contract zoning agreements; ~~and~~

(47)    Liens on all or any portion of the Collateral (but no other assets) securing (i) Permitted Incremental Equivalent Debt, (ii) Permitted Equal Priority Refinancing Debt or (iii) Permitted Junior Priority Refinancing Debt, and, in each case, Liens securing any Refinancing Indebtedness in respect thereof~~.~~;

(48)      Liens on fee-owned or ground leased real property that is not Material Real Property;

(49)     Liens securing Indebtedness permitted under Section 7.02(b)(2)(y); provided that if such Liens are secured by the Collateral on a pari passu basis with, or junior basis to, the Liens that secure the Closing Date Loans and the 2021 Initial Revolving Facility, they will be subject to an Equal Priority Intercreditor Agreement or a Junior Lien Intercreditor Agreement, as applicable; and

(50)     solely during the Covenant Modification Period, Liens securing Indebtedness permitted under Section 7.02(b)(31).

For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition, but is permitted to be incurred in

Revolving Loans of any Lender and any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Exposure of that Lender and the denominator of which is the aggregate Revolving Exposure of all Lenders at such time; and (iii) with respect to all payments, computations and other matters relating to the Incremental Term Loans of any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Incremental Term Loan Exposure of such Lender at such time and the denominator of which is the aggregate Incremental Term Loan Exposure of all Lenders at such time.

“Public Company Costs” means the initial costs relating to establishing compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Borrower’s or its Restricted Subsidiaries’ initial establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act.

“Public Lender” means Lenders that do not wish to receive Private-Side Information.

“Public-Side Information” means (i) at any time prior to Holdings or any of its Subsidiaries becoming the issuer of any Traded Securities, information that is (a) of a type that would be required by applicable Law to be publicly disclosed in connection with an issuance by Holdings or any of its Subsidiaries of its debt or equity securities pursuant to a registered public offering made at such time or (b) not material to make an investment decision with respect to securities of Holdings or any of its Subsidiaries (for purposes of United States federal, state or other applicable securities laws), and (ii) at any time on or after Holdings or any of its Subsidiaries becoming the issuer of any Traded Securities, information that does not constitute material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Holdings or any of its Subsidiaries or any of their respective securities.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“ QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.27.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10.0 million at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings that

(1)     is not subject to any Guarantee by any Subsidiary of Holdings (including the Borrower),

(2)    will not mature prior to the date that is six (6) months after the Latest Maturity Date in effect on the date of issuance or incurrence thereof,

(3)    has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such

London time, on such day for Dollar deposits with a term of three months, or if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on such day with a term of three months would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m., London time, on such date and (y) with respect to the calculation of the All-In Yield in the case of Loans of an applicable Class that includes a Base Rate floor, the interest rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Eurodollar Rate on such day for an Interest Period of one (1) month plus 1.00% (or, if such day is not a Business Day, the immediately preceding Business Day).

“ Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Refinance” has the meaning assigned in the definition of “Refinancing Indebtedness” and “Refinancing” and “Refinanced” have meanings correlative to the foregoing.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Refinancing Loans or Refinancing Commitments being incurred or provided pursuant thereto, in accordance with Section 2.15.

“Refinancing Commitments” means any Refinancing Term Commitments or Refinancing Revolving Commitments.

“Refinancing Indebtedness” means (x) Indebtedness incurred by the Borrower or any Restricted Subsidiary, (y) Disqualified Stock issued by the Borrower or any Restricted Subsidiary or (z) Preferred Stock issued by any Restricted Subsidiary which, in each case, serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness, Disqualified Stock or Preferred Stock, including any Refinancing Indebtedness, so long as:

(1)    (a) the principal amount (or accreted value, if applicable) of such new Indebtedness, the amount of such new Preferred Stock or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus (b) any accrued and unpaid interest on, the Indebtedness, the amount of any accrued and unpaid dividends on, the Preferred Stock or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so extended, replaced, refunded, refinanced, renewed or defeased (such Indebtedness, Disqualified Stock or Preferred Stock, the “Refinanced Debt”), plus (c) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness, Preferred Stock or Disqualified Stock or to Refinance such Refinanced Debt (such amounts in clause (b) and (c) the “Incremental Amounts”);

(2)     such Refinancing Indebtedness has a:

(a)    Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt; and

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Refunding Capital Stock” has the meaning specified in Section 7.05(b)(2).

“Register” has the meaning specified in Section 10.07(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Rejection Notice” has the meaning specified in Section 2.05(2)(g).

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person is or would become a Restricted Subsidiary.

“Related Indemnified Person” of an Indemnitee means (1) any controlling Person or controlled Affiliate of such Indemnitee, (2) the respective directors, officers or employees of such Indemnitee or any of its controlling Persons or controlled Affiliates and (3) the respective agents of such Indemnitee or any of its controlling Persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee, controlling Person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling Person in this definition pertains to a controlled Affiliate or controlling Person involved in the negotiation of this Agreement or the syndication of the Facilities. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Related Person” means, with respect to any Person, (a) any Affiliate of such Person and (b) the respective directors, officers, employees, agents and other representatives of such Person or any of its Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.

“Replaced Loans” has the meaning specified in Section 10.01.

“Replacement Loans” has the meaning specified in Section 10.01.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means (1) the incurrence by the Borrower of any Indebtedness (including any new or additional Term Loans under this Agreement, whether incurred directly or by way of the conversion of the ~~New 2017~~2021 Refinancing Term Loans into a new tranche of replacement Term Loans under this Agreement) (a) having an All-In Yield that is less than the All-In Yield applicable to the ~~New 2017~~2021 Refinancing Term Loans of the respective Type and (b) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the ~~New 2017~~2021 Refinancing Term Loans or (2) any effective reduction in the All-In Yield applicable to the ~~New 2017~~2021 Refinancing Term Loans

(e.g., by way of amendment, waiver or otherwise); provided that a Repricing Transaction shall not include (i) any event described in clause (1) or (2) above that is not consummated for the primary purpose of lowering the All-In Yield applicable to the ~~New 2017~~2021 Refinancing Term Loans (as determined in good faith by the Borrower), including any such event consummated in connection with a Change of Control, Qualifying IPO or Enterprise Transformative Event or (ii) any Sale-Leaseback Transaction.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a L/C Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities (other than any Revolving Facility), Lenders having more than 50% of the sum of the (a) aggregate principal amount of outstanding Loans under such Facility or Facilities and (b) aggregate unused Commitments under such Facility or Facilities; provided that (i) to the same extent specified in Section 10.07(i) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders and (ii) the portion of outstanding Loans and the unused Commitments of any such Facility, as applicable, held or deemed held by a Defaulting Lender shall be excluded for purposes of making a determination of Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) aggregate Term Loan Exposure and (b) aggregate Revolving Exposure of all Lenders; provided that (i) the aggregate Term Loan Exposure and Revolving Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of the “Required Lenders” and (ii) any determination of Required Lenders shall be subject to the limitations set forth in Section 10.07(h) with respect to Affiliated Lenders.

“Required Revolving Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the aggregate Revolving Exposure of all Lenders; provided that the Revolving Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Responsible Officer” means, with respect to a Person, the chief executive officer, chief operating officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions, of such Person. With respect to any document delivered by a Loan Party on the Closing Date, Responsible Officer includes any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Investment” means any Investment other than any Permitted Investment(s).

“Restricted Payment” has the meaning specified in Section 7.05.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that notwithstanding the foregoing, in no event will (i) any Securitization Subsidiary, or (ii) any special purpose vehicle that borrows mortgage debt secured by fitness centers or exercise facilities and has no other activities be considered a Restricted Subsidiary for purposes of Section 8.01(5) or (7); provided further that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary will be included in the definition of “Restricted Subsidiary” Wherever the term “Restricted Subsidiary” is used herein with respect to any Subsidiary of a referenced Person that is not the Borrower, then it will be construed to mean a Person that would be a Restricted Subsidiary of the Borrower on a pro forma basis following consummation of one or a series of related transactions involving such referenced Person and the Borrower (but which transactions may include a designation of a Subsidiary of such Person as an Unrestricted Subsidiary on a pro forma basis in accordance with this Agreement).

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Revolving Lenders pursuant to Section 2.01(2).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (1) make Revolving Loans to the Borrower pursuant to Section 2.01(2) and (2) purchase participations in L/C Obligations in respect of Letters of Credit and purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount specified (a) opposite such Lender’s name on Schedule 2.01 under the caption (x) in the case of each ~~Original Initial Revolving Lender, “Original Initial Revolving Commitment” and (y) in the case of each~~ 2017 Initial Revolving Lender, “2017 Initial Revolving Commitment” and (y) in the case of each 2021 Initial Revolving Lender, “2021 Initial Revolving Commitment” or (b) in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. For the avoidance of doubt, from and after the Amendment No. ~~6~~8 Effective Date, each ~~2017~~2021 Initial Revolving Lender’s ~~Original~~2017 Initial Revolving Commitment (if any) shall terminate pursuant to Amendment No. ~~6~~8. The aggregate Revolving Commitments of all Revolving Lenders as of the Amendment No. ~~6~~8 Effective Date is $~~250.0 million~~357,925,000, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Commitment Increase” has the meaning specified in Section 2.14(1).

“Revolving Exposure” means, as to each Revolving Lender, the sum of the amount of the Outstanding Amount of such Revolving Lender’s Revolving Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Dollar Amount of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Commitments at such time, including (without duplication) the ~~Original Initial Revolving Commitments and the~~ 2017 Initial Revolving Commitments and the 2021 Initial Revolving Commitments.

“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment at such time or, if Revolving Commitments have terminated, Revolving Exposure.

“Revolving Loan” has the meaning specified in Section 2.01(2) and includes Revolving Loans under (without duplication) the ~~Original Initial Revolving Facility and the~~ 2017 Initial Revolving Facility, the 2021 Initial Revolving Facility, Incremental Revolving Loans, Refinancing Revolving Loans and Loans made pursuant to Extended Revolving Commitments.

“Revolving Note” means a promissory note of the Borrower payable to any Revolving Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Lender resulting from the Revolving Loans made by such Revolving Lender.

“Run-Rate Adjusted EBITDA” means, with respect to any Person for any period, the Adjusted EBITDA of such Person and its Restricted Subsidiaries for such period increased by the Total New Facility Run- Rate Adjustment.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale-Leaseback Post-Closing Transaction” means any Sale-Leaseback Transaction consummated after the Closing Date.

“Sale-Leaseback Transaction” means any arrangement providing for the leasing by the Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctions” has the meaning specified in Section 5.17.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and a Cash Management Bank; and designated in writing by the Cash Management Bank and the Borrower to the Administrative Agent as a “Secured Cash Management Agreement.”

“Secured Hedge Agreement” means any Hedge Agreement ~~with respect to Hedging Obligations permitted under Section 7.02~~ that is (a) entered into by and between any Loan Party or Restricted Subsidiary and any Hedge Bank and (b) designated in writing by the Hedge Bank and the Borrower to the Administrative Agent as a “Secured Hedge Agreement~~.”~~” (it being understood that one notice with respect to a specified ISDA Master Agreement may designate all transactions thereunder as being a “Secured Hedge Agreement”, without the need for separate notices for each individual transaction thereunder).

“Secured Indebtedness” means any Indebtedness of the Borrower or any Restricted Subsidiary secured by a Lien.

“Secured Notes” means the $925,000,000 5.75% senior secured notes of the Borrower due 2026.

“Secured Notes Indenture” means the Indenture for the Secured Notes, dated as of January 22, 2021, between the Borrower and Wilmington Savings Fund Society FSB, as trustee, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.

“Secured Notes Collateral Agent” means Wilmington Savings Fund Society FSB as collateral agent under the Secured Notes Indenture, together with its successors and assigns,

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Hedge Bank, each Cash Management Bank, each Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(2) or 9.07.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any such Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not the Borrower or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Borrower or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means, collectively, the Pledge and Security Agreement executed by the Loan Parties and the Collateral Agent, substantially in the form of Exhibit F, together with supplements or joinders thereto executed and delivered pursuant to Section 6.11.

“Senior Notes” means the $450.0 million 8.500% senior unsecured notes of the Borrower due 2023.

“Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of June 10, 2015, between the Borrower and Wilmington Savings Fund Society FSB, as trustee, as the same may be amended, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X of the SEC, as such regulation is in effect on the Closing Date.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Borrower or any Restricted Subsidiary on the ~~Closing~~Amendment No. 8 Effective Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any Permitted Investment), or a reasonable extension, development or expansion of, the businesses that the Borrower and its Restricted Subsidiaries conduct or propose to conduct on the ~~Closing~~Amendment No. 8 Effective Date.

“SOFR” with respect to any Business Day, means the secured overnight financing rate published for such Business Day by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the Federal Reserve Bank of New York’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solicited Discount Proration” has the meaning specified in Section 2.05(1)(e)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(1)(e)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(1)(e)(D) substantially in the form of Exhibit L.

“Solicited Discounted Prepayment Offer” means the written offer by each Lender, substantially in the form of Exhibit O, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

(6)     any Asset Sale (a) that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower or (b) of a business, business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each case whether by merger, amalgamation, consolidation or otherwise,

(7)     any operational changes identified by the Borrower that have been made by the Borrower or any Restricted Subsidiary during the Test Period,

(8)     any borrowing of Incremental Loans or Permitted Incremental Equivalent Debt (or establishment of an Incremental Revolving Facility) or

(9)     any other transaction that by the terms of this Agreement requires a financial ratio to be calculated on a pro forma basis.

“Sterling” means the lawful currency of the United Kingdom.

“Submitted Amount” has the meaning specified in Section 2.05(1)(e)(C)(1).

“Submitted Discount” has the meaning specified in Section 2.05(1)(e)(C)(1).

“Subordinated Indebtedness” means any Indebtedness of any Loan Party that by its terms is subordinated in right of payment to the Obligations of such Loan Party arising under the Loans or the Guaranty.

“Subsidiary” means, with respect to any Person:

(1)     any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of management or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)     any partnership, joint venture, limited liability company or similar entity of which:

(a)     more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and

(b)     such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means any Guarantor other than Holdings.

“Successor Borrower” has the meaning specified in Section 7.03(4).

“Successor Holdings” has the meaning specified in Section 7.03(5).

“Supported QFC” has the meaning specified in Section 10.27.

“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 9.15(1).

“Swap Obligation” has the meaning specified in the definition of “Excluded Swap Obligation.”

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means US Bank, DNBY and/or (as the context requires) any other Lender that becomes a Swing Line Lender in accordance with Section 2.04(8), or any successor Swing Line Lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(1).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(2), which, if in writing, shall be substantially in the form of Exhibit A-2.

“Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit B-3, evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a)  $~~90,000,000~~60,000,000 and (b) the aggregate amount of the Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Commitments. No Swing Line Lender shall be obligated to make Swing Line Loans in excess of the amount specified opposite such Swing Line Lender’s name set forth in Schedule 2.01 under the caption “Swing Line Sublimit”.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Tax Group” has the meaning specified in Section 7.05(b)(14)(b).

“Tax Indemnitee” as defined in Section 3.01(5).

“Term Borrowing” means a Borrowing of any Term Loans.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment or (v) an amendment in respect of Replacement Loans. The initial amount of each Term Lender’s Term Commitment is its Closing Date Term Commitment or, otherwise, in the Assignment and Assumption (or Affiliated Lender Assignment and Assumption), Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment in respect of Replacement Loans pursuant to which such Lender shall have assumed its Commitment, as the case may be.

“Term Facility” means any Facility consisting of Term Loans or Term Commitments.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means any Closing Date Term Loan, Incremental Term Loan, Refinancing Term Loan, Extended Term Loan or Replacement Loan, as the context may require.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided that at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Commitment, or, with regard to any Incremental Amendment at any time prior to the making of the applicable Incremental Term Loans thereunder, the Term Loan Exposure of any Lender with respect to such Incremental Facility shall be equal to such Lender’s Incremental Term Loan Commitment thereunder.

“Term Loan Increase” has the meaning specified in Section 2.14(1).

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR.

“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Cash Management Obligations) and (b) the termination of the Commitments and the termination or expiration of all Letters of Credit under this Agreement (unless backstopped or Cash Collateralized in an amount equal to 103% of the maximum drawable amount of any such Letter of Credit or otherwise in an amount or in a manner reasonably acceptable to the relevant Issuing Banks).

“Test Period” in effect at any time means the Borrower’s most recently ended four consecutive fiscal quarters (taken as one accounting period) for which, subject to Section 1.07(1), internal financial statements are available (as determined in good faith by the Borrower); provided that prior to the first date on which financial statements have been furnished, the Test Period in effect will be the period of four consecutive fiscal quarters of the Borrower ended March 31, 2015.

“Threshold Amount” means $40.0 million.

“Total Assets” means, at any time, the total assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the then most recent balance sheet of the Borrower or such other Person as may be available (as determined in good faith by the Borrower).

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt outstanding as of the last day of such Test Period minus an aggregate amount of cash and Cash Equivalents included in the consolidated balance sheet of the Borrower as of such date, excluding cash and Cash Equivalents which are listed as “Restricted” on such balance sheet to (b) Run-Rate Adjusted EBITDA of the Borrower for such Test Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.07.

“Total New Facility Run-Rate Adjustment” means, with respect to any Person for any period, the sum of the New Facility EBITDA Adjustments for each New Facility.

“Total 2017 Initial Revolving Outstandings” means the aggregate Outstanding Amount of all 2017 Initial Revolving Loans and aggregate Pro Rata Share of L/C Obligations held by 2017 Initial Revolving Lenders.

“Total ~~Original~~2021 Initial Revolving Outstandings” means the aggregate Outstanding Amount of all ~~Original~~2021 Initial Revolving Loans and aggregate Pro Rata Share of L/C Obligations held by ~~Original~~2021 Initial Revolving Lenders.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations.

“Traded Securities” means any debt or equity securities issued pursuant to a public offering or Rule 144A offering.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of March 15, 2015, among Life Time, LTF Holdings, Inc., a Delaware corporation, and LTF Merger Sub, Inc., a Minnesota corporation, as amended, modified and supplemented from time to time.

“Transaction Consideration” means an amount equal to the total funds required to consummate the Merger as set forth in the Transaction Agreement.

“Transaction Expenses” means any fees, expenses, costs or charges incurred or paid by the Investors, any Parent Company, Holdings, the Borrower or any Restricted Subsidiary in connection with the Transactions, including any expenses in connection with hedging transactions, payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options or restricted stock.

“Transactions” means, collectively, the transactions contemplated by the Transaction Agreement (as amended through the Closing Date) and transactions related or incidental to, or in connection with, such transactions, the funding of the Closing Date Loans, the issuance of the Senior Notes on the Closing Date, and the payment of Transaction Expenses.

“Treasury Capital Stock” has the meaning assigned to such term in Section 7.05(b)(2)(a).

“TTM Run-Rate Adjusted EBITDA” means, as of any date of determination, the Run-Rate Adjusted EBITDA of the Borrower for the Test Period.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurodollar Rate Loan or a CDOR Loan.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuing Bank Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.12     Division of Limited Liability Company. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE II

The Commitments and Borrowings

SECTION 2.01     The Loans.

(1)     Term Borrowings. Subject to (a) the terms and conditions set forth in Section 4.01 hereof, each Term Lender severally agrees ~~(a)~~ to make to the Borrower on the Closing Date one or more Closing Date Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s Closing Date Term Commitment on the Closing Date~~,~~ and (b) the terms and conditions set forth in Amendment No. 8, each Term Lender severally agrees to make to the Borrower on the Amendment No. ~~4~~8 Effective Date one or more ~~2017~~2021 Refinancing Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s ~~2017~~2021 Refinancing Term Loan Commitment on the Amendment No. ~~4~~8 Effective ~~Date and (c) to make to the Borrower on the Amendment No. 5 Effective Date one or more New 2017 Refinancing Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s New 2017 Refinancing Term Loan Commitment on the Amendment No. 5 Effective~~ Date. Amounts borrowed under this Section 2.01(1) and repaid or prepaid may not be reborrowed. The Closing Date Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(2)     Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans denominated in Dollars or one or more Alternative Currencies pursuant to Section 2.02 from its applicable Lending Office (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the period, with respect to each Class of the Revolving Facility, from (x) in the case of the ~~Original Initial Revolving Facility, the Closing Date and (y) in the case of the~~ 2017 Initial Revolving Facility, the Amendment No. 6 Effective Date and (y) in the case of the 2021 Initial Revolving Facility, the Amendment No. 8 Effective Date, in each case, until the Maturity Date with respect to such Class of the Revolving Facility, in an aggregate principal Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment under the applicable Class of the Revolving Facility; provided that after giving effect to any Revolving Borrowing, (a) (x) the Total ~~Original Initial Revolving Outstandings shall not exceed the aggregate Original Initial Revolving Commitments and (y) the Total~~ 2017 Initial Revolving Outstandings shall not exceed the aggregate 2017 Initial Revolving Commitments and (y) the Total 2021 Initial Revolving Outstandings shall not exceed the aggregate 2021 Initial Revolving Commitments (b) the aggregate principal Dollar Amount of Total Revolving Outstandings denominated in Canadian Dollars will not exceed $25.0 million and (c) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus, in the case of each Lender other than the Swing Line Lender, such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(2), prepay under Section 2.05 and reborrow under this Section 2.01(2). Revolving Loans may be Base Rate Loans, Eurodollar Rate Loans or CDOR Loans, as

(viii)     such other matters as the relevant Issuing Bank may reasonably request.

In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the relevant Issuing Bank:

(A)     the Letter of Credit to be amended;

(B)     the proposed date of amendment thereof (which shall be a Business Day);

(C)     the nature of the proposed amendment; and

(D)     such other matters as the relevant Issuing Bank may reasonably request.

(b)     Promptly after receipt of any L/C Application, the relevant Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or, if applicable, any Restricted Subsidiary of the Borrower) or enter into the applicable amendment, as the case may be. ~~Immediately~~Subject to Section 2.03(16), immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Letter of Credit. For the avoidance of doubt, each risk participation in a Letter of Credit shall be made on a ratable basis among all Classes of Revolving Commitments then in effect. In furtherance of the foregoing, on the Amendment No. 6 Effective Date (after giving effect to Amendment No. 6) the risk participations in the Letters of Credit outstanding on such date shall be reallocated amongst the Revolving Lenders such that, after giving effect to such reallocation, each Revolving Lender shall hold risk participations in each such Letter of Credit equal to such Revolving Lender’s Pro Rata Share of the Revolving Facility (after giving effect to Amendment No. 6). Upon a Maturity Date under any Class of the Revolving Facility (other than the tranche with the latest Maturity Date of all Revolving Facilities then in effect), provided that no Default or Event of Default shall have occurred and be continuing, the aggregate amount of participations in Letters of Credit held by Revolving Lenders in respect of the Class of Revolving Commitments terminating on such Maturity Date shall be reallocated to the Revolving Lenders holding Revolving Commitments of each other Class of Revolving Commitments then in effect, such that, upon such reallocation, the participation of each remaining Revolving Lender in outstanding Letters of Credit shall be in proportion to its respective Pro Rata Share; provided that in no event shall such reallocation result in the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans exceeding such Lender’s Revolving Commitment. If, on the Maturity Date with respect to any Class of the Revolving Facility, the reallocation described above cannot, or can only partially, be effected with respect to any outstanding Letter of Credit as a result of the limitations set forth herein, the Borrower shall, in accordance with Section 2.03(7), Cash Collateralize the portion of any such Letter of Credit that cannot be so reallocated.

(c)     If the Borrower so requests in any applicable L/C Application, the relevant Issuing Bank shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto- Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the relevant Issuing Bank and the Borrower at the time such Letter of Credit is issued. the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant Issuing Bank.

(c)     With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall (x) with respect to the portion of such L/C Borrowing associated with 2017 Initial Revolving Commitments, bear interest at the Default Rate then applicable to ~~(i) prior to the date of termination of the Original Initial Revolving Facility in accordance with the terms of this Agreement, the Original~~the 2017 Initial Revolving Loans and ~~(ii) from and after the date of termination of the Original~~y) with respect to the portion of such L/C Borrowing associated with 2021 Initial Revolving ~~Facility in accordance with the terms of this Agreement, the 2017~~Commitments, bear interest at the Default Rate then applicable to the 2021 Initial Revolving Loans. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant Issuing Bank pursuant to Section 2.03(3)(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(d)     Until each Appropriate Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(3) to reimburse the relevant Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant Issuing Bank.

(e)     Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(3), shall be absolute and unconditional and shall not be affected by any circumstance, including

(i)     any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant Issuing Bank, the Borrower or any other Person for any reason whatsoever;

(ii)     the occurrence or continuance of a Default; or

(iii)     any other occurrence, event or condition, whether or not similar to any of the foregoing;

provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(3) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

(f)     If any Revolving Lender fails to make available to the Administrative Agent for the account of the relevant Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(3) by the time specified in Section 2.03(3)(b), such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the relevant Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(3)(d) shall be conclusive absent manifest error.

(4)     Repayment of Participations.

(13)     Provisions Related to Extended Revolving Commitments. If the L/C Expiration Date in respect of any Class of Revolving Commitments occurs prior to the expiry date of any Letter of Credit, then (a) if consented to by the Issuing Bank which issued such Letter of Credit, if one or more other Classes of Revolving Commitments in respect of which the L/C Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.03(3) and (4)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (b) to the extent not reallocated pursuant to immediately preceding clause (a) and unless provisions reasonably satisfactory to the applicable Issuing Bank for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable Issuing Bank undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be backstopped by a “back to back” letter of credit reasonably satisfactory to the applicable Issuing Bank or the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(7).

(14)     Letter of Credit Reports. For so long as any Letter of Credit issued by an Issuing Bank is outstanding, such Issuing Bank shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit R, appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank.

(15)     Letters of Credit Issued for Holdings and Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Restricted Subsidiary of the Borrower, the Borrower shall be obligated to reimburse, or cause to be reimbursed, the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Holdings or such Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s businesses derives substantial benefits from the businesses of Holdings and such Restricted Subsidiaries.

(16)     Reallocation of Risk Participations. On the Maturity Date with respect to the 2017 Initial Revolving Commitments, all risk participations with respect to Letters of Credit issued hereunder on or prior to the such date shall be reallocated to the 2021 Initial Revolving Lenders in accordance with their pro rata share of the remaining Revolving Commitments; provided that such reallocation shall only be effected to the extent that it would not result in the Outstanding Amount of any 2021 Initial Revolving Lender exceeding such Lender’s 2021 Initial Revolving Commitment.

SECTION 2.04     Swing Line Loans.

(1)     The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in its sole discretion and in its individual capacity, make revolving credit loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date and until the Maturity Date of the Revolving Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Commitment; provided that, after giving effect to any Swing Line Loan, the Revolving Exposure shall not exceed the aggregate Revolving Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan will be obtained or maintained as a Base Rate Loan (bearing interest at the Base Rate plus the Applicable Rate for Base Rate Loans under the ~~2017~~2021 Initial Revolving Facility) unless Swing Line Lender agrees to a lower interest rate; provided that (a) Swing Line Lender may not agree to a different rate if an Event of Default has occurred and is continuing and (b) upon the

Class or Classes of Revolving Commitments is or are in effect with a later Maturity Date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the Swing Line Lender, on the earliest occurring Maturity Date such Swing Line Loan shall be deemed reallocated to the Class or Classes of the Non-Expiring Credit Commitments on a pro rata basis; provided that (a) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(13)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid and (b) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment.

(8)     Addition of a Swing Line Lender. A Revolving Lender reasonably acceptable to the Borrower and the Administrative Agent may become an additional Swing Line Lender hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Lender (which agreement shall include the Swing Line Sublimit for such additional Swing Line Lender). The Administrative Agent shall notify the Revolving Lenders of any such additional Swing Line Lender.

(9)     Reallocation of Risk Participations. On the Maturity Date with respect to the 2017 Initial Revolving Commitments, all risk participations with respect to Swing Line Loans incurred by the Borrower on or prior to such date shall be reallocated to the 2021 Initial Revolving Lenders in accordance with their pro rata share of the remaining Revolving Commitments; provided that such reallocation shall only be effected to the extent that it would not result in the sum of such Lender’s Outstanding Amount exceeding such Lender’s 2021 Initial Revolving Commitment.

SECTION 2.05     Prepayments.

(1)     Optional.

(a)     The Borrower may, upon notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and any Class or Classes of Revolving Loans in whole or in part without premium (except as set forth in Section 2.18) or penalty; provided that

(i)     such notice must be received by the Administrative Agent not later than 12:00 p.m., New York time, (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and CDOR Loans and (B) on the date of prepayment of Base Rate Loans;

(ii)     any partial prepayment of Eurodollar Rate Loans and CDOR Loans shall be in a principal amount of $2.0 million or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding;

(iii)     any prepayment of Base Rate Loans shall be in a principal amount of $1.0 million or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and

(iv)     any prepayment of Revolving Loans under the Revolving Facility shall be allocated to prepay the Revolving Loans outstanding under each Class of the Revolving Facility in effect on the date of such prepayment on a ratable basis.

Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid (and, for the avoidance of doubt, may indicate the prepayments by more than one Borrower on such date in such amounts so specified, which, individually, may be below any minimum or multiple, but which, in the aggregate amount on any given date, shall satisfy such minimum

(2)     Mandatory.

(a)     Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(1) and the related Compliance Certificate has been delivered pursuant to Section 6.02(1), commencing with delivery of financial statements for the fiscal year ended December 31, 2016, the Borrower shall, subject to clauses (f) and (g) of this Section 2.05(2), prepay, or cause to be prepaid, an aggregate principal amount of Term Loans equal to 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow in excess of $15.0 million, if any, for the fiscal year covered by such financial statements minus the sum of all voluntary prepayments of

(i)     Term Loans made pursuant to Sections 2.05(1)(a) and 2.05(1)(e) (in an amount, in the case of prepayments pursuant to Section 2.05(1)(e), equal to the discounted amount actually paid in respect of the principal amount of such Term Loans and only to the extent that such Loans have been cancelled),

(ii)     The Secured Notes, Pari Passu Lien Debt, Credit Agreement Refinancing Indebtedness or Permitted Incremental Equivalent Debt, in each case to the extent secured in whole or in part on a pari passu basis with the Closing Date Term Loans and

(iii)     Revolving Loans, Refinancing Revolving Loans or loans under any other revolving facility that is secured, in whole or in part, on a pari passu basis with the Revolving Loans (in each case of this clause (iii), to the extent accompanied by a permanent reduction in the corresponding Revolving Commitments or other revolving commitments), in the case of each of the immediately preceding clauses (i), (ii) and (iii), made during such fiscal year (without duplication of any prepayments in such fiscal year that reduced the amount of Excess Cash Flow required to be repaid pursuant to this Section 2.05(2)(a) for any prior fiscal year) or after the end of such fiscal year-end but prior to the date a prepayment pursuant to this Section (2)(a) is required to be made in respect of such fiscal year and in each case to the extent such prepayments are not funded with the proceeds of Funded Debt (other than any Indebtedness under any revolving credit facilities); provided that the ECF Percentage for any fiscal year shall be (x) 25% if the First Lien Net Leverage Ratio as of the end of such fiscal year was less than or equal to 3.50 to 1.00 and greater than 3.00 to 1.00 and (y) 0% if the First Lien Net Leverage Ratio as of the end of such fiscal year was less than or equal to 3.00 to 1.00; provided further that:

(A)     if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary) is required to Discharge Other Applicable Indebtedness with Other Applicable ECF pursuant to the terms of the documentation governing such Indebtedness, then the Borrower (or any Restricted Subsidiary) may apply such Excess Cash Flow on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness requiring such Discharge at such time);

(B)     the portion of such Excess Cash Flow allocated to the Other Applicable Indebtedness shall not exceed the amount of such Other Applicable ECF required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Excess Cash Flow shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(2)(a) shall be reduced accordingly; and

(C)     to the extent the lenders or holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid with such portion of Excess Cash Flow, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans to the extent required in accordance with the terms of this Section 2.05(2)(a).

(b)    (i) If (x) the Borrower or any Restricted Subsidiary makes an Asset Sale or (y) any Casualty Event occurs, which results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Proceeds, the Borrower shall prepay, or cause to be prepaid, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Borrower or such Restricted Subsidiary of such Net Proceeds, subject to clause (ii) of this Section 2.05(2)(b) and clauses (2)(g) and (g) of this Section 2.05, an aggregate principal amount of Term Loans equal to 100% (such percentage as it may be reduced as described below, the “Disposition Percentage”) of all Net Proceeds realized or received; provided that (I) the Disposition Percentage shall be (x) 50% if the First Lien Net Leverage Ratio as of the end of the fiscal year covered by such financial statements was less than or equal to 2.50 to 1.00 and greater than 2.00 to 1.00 and (y) 0% if the First Lien Net Leverage Ratio as of the end of the fiscal year covered by such financial statements was less than or equal to 2.00 to 1.00 and (II) no prepayment shall be required pursuant to this Section 2.05(2)(b)(i) with respect to such portion of such Net Proceeds that the Borrower ~~shall have, on or prior to such date, given written notice to the Administrative Agent of its intent~~ intends to reinvest (or entered into a binding commitment to reinvest) in accordance with Section 2.05(2)(b)(ii); provided further that

(A)     if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary) is required to Discharge any Other Applicable Indebtedness with Other Applicable Net Proceeds pursuant to the terms of the documentation governing such Indebtedness, then the Borrower (or any Restricted Subsidiary) may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness requiring such Discharge at such time);

(B)     the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Other Applicable Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans (in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(2)(b)(i) shall be reduced accordingly; and

(C)     to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid with such portion of such Net Proceeds, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided further that no prepayment shall be required pursuant to this Section 2.05(2)(b)(i) with respect to such portion of such Net Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest (or entered into a binding commitment to reinvest) in accordance with Section 2.05(2)(b)(ii).

(ii)     With respect to any Net Proceeds realized or received with respect to any Asset Sale or any Casualty Event, the Borrower or any Restricted Subsidiary, at its option, may reinvest all or any portion of such Net Proceeds in assets useful for their business within (x) eighteen (18) months following receipt of such Net Proceeds or (y) if the Borrower or any Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Proceeds within eighteen (18) months following receipt thereof, within the later of (A) eighteen (18) months following receipt thereof and (B) one hundred eighty (180) days of the date of such legally binding commitment; provided that if any Net Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, and subject to clauses (g) and (h) of this Section 2.05(2), an amount equal to any such Net Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

(c)    (i) If the Borrower or any Restricted Subsidiary enters into a Specified Operating Facility Sale-Leaseback Transaction, which results in the receipt by the Borrower or such Restricted

Subsidiary of Specified Sale-Leaseback Net Proceeds, the Borrower shall prepay (or cause to be prepaid) on or prior to the date which is ten (10) Business Days after the date of receipt of such Specified Sale- Leaseback Net Proceeds an aggregate principal amount of Loans equal to 100.0% of such Specified Sale- Leaseback Net Proceeds; provided that if the Borrower elects to make a Restricted Payment under Section 7.05(b)(24), the Borrower will only be required to prepay (or cause to be prepaid) an aggregate principal amount of Loans equal to 60% of such Specified Sale-Leaseback Net Proceeds~~.~~; provided, further that, unless Borrower elects to make a Restricted Payment under Section 7.05(b)(24), no prepayment shall be required pursuant to this Section 2.05(2)(c)(i) with respect to such portion of such Specified Sale- Leaseback Net Proceeds that the Borrower intends to reinvest (or has entered into a binding commitment to reinvest) in accordance with Section 2.05(2)(c)(ii); provided further that

(A)      if at the time that any such prepayment would be required, the Borrower (or any Restricted Subsidiary) is required to Discharge any Other Applicable Indebtedness with Other Applicable Specified Sale-Leaseback Net Proceeds pursuant to the terms of the documentation governing such Indebtedness, then the Borrower (or any Restricted Subsidiary) may apply such Specified Sale-Leaseback Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness requiring such Discharge at such time);

(B)      the portion of such Specified Sale-Leaseback Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Other Applicable Specified Sale-Leaseback Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Specified Sale-Leaseback Net Proceeds shall be allocated to the Term Loans (in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(2)(c)(i) shall be reduced accordingly; and

(C)      to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid with such portion of such Specified Sale-Leaseback Net Proceeds, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided further that no prepayment shall be required pursuant to this Section 2.05(2)(c)(i) with respect to such portion of such Specified Sale-Leaseback Net Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest (or its having entered into a binding commitment to reinvest) in accordance with Section 2.05(2)(c)(ii).

(ii)     With respect to any Specified Sale-Leaseback Net Proceeds realized or received with respect to any Specified Operating Facility Sale-Leaseback Transaction, the Borrower or any Restricted Subsidiary, at its option, may reinvest all or any portion of such Specified Sale-Leaseback Net Proceeds in assets useful for their business (provided that, during the Covenant Modification Period, such reinvestment shall be limited to assets of the Loan Parties useful for their business) within (x) eighteen (18) months following receipt of such Specified Sale-Leaseback Net Proceeds or (y) if the Borrower or any Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Proceeds within eighteen (18) months following receipt thereof, within the later of (A) eighteen (18) months following receipt thereof and (B) one hundred eighty (180) days of the date of such legally binding commitment; provided that if any Specified Sale-Leaseback Net Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, and subject to clauses (g) and (h) of this Section 2.05(2), an amount equal to any such Specified Sale-Leaseback Net Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Specified Sale- Leaseback Net Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii)      ~~(ii)~~ If the Borrower or any Restricted Subsidiary enters into a Specified Other Sale-Leaseback Transaction, which results in the receipt by the Borrower or such Restricted Subsidiary of Specified Sale-Leaseback Net Proceeds and the Borrower elects to make a Restricted Payment under Section 7.05(b)(24) the Borrower shall prepay (or cause to be prepaid) substantially concurrently with the making of such Restricted Payment an aggregate principal amount of Loans equal to 60% of such Specified Sale-Leaseback Net Proceeds.

(d)     If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness (A) not expressly permitted to be incurred or issued pursuant to Section 7.02 or (B) that constitutes Credit Agreement Refinancing Indebtedness or Refinancing Loans, the Borrower shall prepay, or cause to be prepaid, an aggregate principal amount of Term Loans of any Class or Classes (in each case, as directed by the Borrower) equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrower or such Restricted Subsidiary of such Net Proceeds.

(e)     Except as otherwise set forth in any Refinancing Amendment, Extension Amendment or Incremental Amendment,

(i)     each prepayment of Term Loans required by Sections 2.05(2)(a) through (d) shall be applied to each Class of Term Loans then outstanding on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with any other Term Loans (in each case, other than pursuant to a refinancing or with respect to greater than pro rata payments to an earlier maturing tranche);

(ii)     with respect to each Class of Loans (other than Revolving Loans), each prepayment pursuant to clauses (a) through (d) of Section 2.05(2) shall be applied to remaining scheduled installments of principal thereof following the date of prepayment as directed by the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity); and

(iii)     each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment;

provided that with respect to the allocation of such prepayments under this clause (e) between a Class of existing Loans and a Class of Extended Loans, the Borrower may allocate such prepayments as the Borrower may specify, subject to the limitation that the Borrower may not allocate to such Extended Loans any such mandatory prepayment (other than in the case of a refinancing of Extended Loans) unless such prepayment under this clause (e) is accompanied by at least a pro rata prepayment, based upon the applicable remaining scheduled installments of principal due in respect thereof, of the Term Loans of the same Class, if any, from which such Extended Loans were converted or exchanged (or such Term Loans of the existing Loan Class have otherwise been repaid in full).

(f)

(i)     ~~(f)~~ Subject to Section 1.10(2), if for any reason (x) the aggregate Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations at any time exceeds the aggregate Revolving Commitments then in effect, the Borrower shall promptly prepay Revolving Loans and Swing Line Loans or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(2)(f) unless after the prepayment in full of the Revolving Loans and Swing Line Loans (as applicable) such aggregate Outstanding Amount of L/C Obligations exceeds the aggregate Revolving Commitments then in effect, (y) the aggregate Outstanding Amount of ~~Original Initial Revolving Loans at any time exceeds the aggregate Original Initial Revolving Commitments then in effect, the Borrower shall promptly prepay Original Initial Revolving Loans in an aggregate amount equal to such excess and (z) the aggregate Outstanding Amount of~~ 2017 Initial Revolving Loans at any time exceeds the aggregate 2017 Initial Revolving Commitments then in effect, the Borrower shall promptly prepay 2017 Initial Revolving Loans in an aggregate amount equal to such excess~~.~~ and (z) the aggregate Outstanding Amount of 2021 Initial Revolving Loans at any time exceeds the aggregate 2021 Initial Revolving Commitments then in effect, the Borrower shall promptly prepay 2021 Initial Revolving Loans in an aggregate amount equal to such excess.

(ii)      During the Covenant Modification Period, if as of the last Business Day of any calendar month, the aggregate amount of cash and Cash Equivalents of the Loan Parties (other than cash and Cash Equivalents held in Excluded Covenant Accounts) exceeds $100,000,000, the Borrower shall, within 5 Business Days of the end of such calendar month, promptly repay (without a corresponding reduction in the Revolving Commitments) Revolving Loans and Swing Line Loans (as applicable), in an aggregate principal amount equal to the lesser of (A) such excess and (B) the aggregate principal of any Revolving Loans and Swing Line Loans outstanding.

(g)     The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (a) through (c) of this Section 2.05(2) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment or other applicable share provided for under this Agreement. Each Term Lender may reject all or a portion of its Pro Rata Share, or other applicable share provided for under this Agreement, of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (a) and (b) of this Section 2.05(2) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m., New York time, two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining shall be retained by the Borrower (or the applicable Restricted Subsidiary) and may be applied by the Borrower or such Restricted Subsidiary in any manner not prohibited by this Agreement.

(h)     Notwithstanding any other provisions of this Section 2.05(2), (A) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(2)(b) (a “Foreign Asset Sale”), the Net Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), the Specified Sale-Leaseback Net Proceeds of any Specified Sale Leaseback Transaction by a Foreign Subsidiary (a “Foreign Sale-Leaseback”) or all or a portion of Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(2) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow is permitted under the applicable local law such repatriation will be promptly effected and an amount equal to such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(2) to the extent otherwise provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any or all or the Net Proceeds of any Foreign Asset Sale or Foreign Casualty Event, the Specified Sale-Leaseback Net Proceeds of any Foreign Sale- Leaseback or Excess Cash Flow would have an adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow, the Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary.

(i)     Interest, Funding Losses, etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurodollar Rate Loan or CDOR Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan or CDOR Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans or CDOR Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurodollar Rate Loan or CDOR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement.

SECTION 2.06     Termination or Reduction of Commitments.

(1)     Optional. The Borrower may, upon written notice by the Borrower to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that

(a)     any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction,

(b)     any such partial reduction shall be in an aggregate amount of $5.0 million or any whole multiple of $1.0 million in excess thereof or, if less, the entire amount thereof,

(c)     the Borrower shall not terminate or reduce (A) the ~~Original Initial Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Original Initial Revolving Outstandings would exceed the Original Initial Revolving Facility or (B) the~~ 2017 Initial Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total 2017 Initial Revolving Outstandings would exceed the 2017 Initial Revolving Facility or (B) the 2021 Initial Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total 2021 Initial Revolving Outstandings would exceed the 2021 Initial Revolving Facility; and

(d)     if, after giving effect to any reduction of the Commitments, the L/C Sublimit or Swing Line Sublimit exceeds the amount of the Revolving Facility, such sublimit shall be automatically reduced by the amount of such excess.

Except as provided above, the amount of any such Revolving Commitment reduction shall not be applied to the L/C Sublimit or Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(2)     Mandatory. Each of (i) the Closing Date Term Commitment of each Term Lender on the Closing Date~~,~~ and (ii) the ~~2017~~2021 Refinancing Term Loan Commitment of each ~~2017~~2021 Refinancing Term Lender on the Amendment No. ~~4 Effective Date and (iii) the New 2017 Refinancing Term Loan Commitment of each New~~

~~2017 Refinancing Term Lender on the Amendment No. 5~~8 Effective Date, shall be automatically and permanently reduced to $0 upon the making of such Lender’s Closing Date Term Loans~~, 2017~~ or 2021 Refinancing Term ~~Loans or New 2017 Refinancing Term~~ Loans, respectively, to the Borrower pursuant to Section 2.01(1). The Revolving Commitment of each Revolving Lender shall automatically and permanently terminate on the Maturity Date for the applicable Class of the Revolving Facility.

(3)     Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the L/C Sublimit, Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). Any commitment fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.

SECTION 2.07    Repayment of Loans.

(1)     Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders as follows:

(a)     on the last Business Day of each March, June, September and December, an aggregate principal amount equal to ~~the amount corresponding to such fiscal quarter in the table below~~$2,125,000 (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05)~~:~~

~~Fiscal Quarter Ended~~	~~Principal Amount to be Repaid~~
~~March 31, 2018~~	~~$~~	~~3,802,542.20~~
~~June 30, 2018~~	~~$~~	~~3,802,542.20~~
~~September 31, 2018~~	~~$~~	~~3,802,542.20~~
~~December 31, 2018~~	~~$~~	~~3,802,542.20~~
~~March 31, 2019~~	~~$~~	~~3,802,542.20~~
~~June 30, 2019~~	~~$~~	~~3,802,542.20~~
~~September 31, 2019~~	~~$~~	~~3,802,542.20~~
~~December 31, 2019~~	~~$~~	~~3,802,542.20~~
~~March 31, 2020~~	~~$~~	~~3,802,542.20~~
~~June 30, 2020~~	~~$~~	~~3,802,542.20~~
~~September 31, 2020~~	~~$~~	~~3,802,542.20~~
~~December 31, 2020~~	~~$~~	~~3,802,542.20~~
~~March 31, 2021~~	~~$~~	~~3,802,542.20~~
~~June 30, 2021~~	~~$~~	~~3,802,542.20~~
~~September 31, 2021~~	~~$~~	~~3,802,542.20~~
~~December 31, 2021~~	~~$~~	~~3,802,542.20~~
~~March 31, 2022~~	~~$~~	~~3,802,542.20~~

; and

(b)     on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date. In connection with any Incremental Term Loans that constitute part of the same Class as the ~~New 2017~~2021 Refinancing Term Loans, the Borrower and the Administrative Agent shall be permitted to adjust the rate of prepayment in respect of such Class such that the Term Lenders holding ~~New 2017~~2021 Refinancing Term Loans comprising part of such Class continue to receive a payment that is not less than the same dollar amount that such Term Lenders would have received absent the incurrence of such Incremental Term Loans.

(2)     Revolving Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Class of the Revolving Facility the aggregate principal amount of all Revolving Loans under such Class of the Revolving Facility outstanding on such date.

(3)     Swing Line Loans. The Borrower shall repay the aggregate principal amount of each Swing Line Loan on the earlier to occur of (a) the date selected by Swing Line Lender and (b) the Maturity Date for the applicable Revolving Facility.

SECTION 2.08     Interest.

(1)     Subject to the provisions of Section 2.08(2), (a) each Eurodollar Rate Loan and CDOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate or CDOR Rate for such Interest Period, respectively, plus the Applicable Rate, (b) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate, plus the Applicable Rate and (c) each Swing Line Loan shall bear interest as provided in Section 2.04(1).

(2)     During the continuance of a Default under Section 8.01(1), the Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(3)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.09     Fees.

(1)     Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender under each Class of the Revolving Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the applicable Commitment Fee Rate with respect to such Class of the Revolving Facility times the actual daily amount by which the aggregate Revolving Commitment for the applicable Class of the Revolving Facility exceeds the sum of (a) the Outstanding Amount of provisions of this Section 2.13 shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14     Incremental Facilities.

(1)     Incremental Loan Request. The Borrower may at any time and from time to time, on one or more occasions, after the Closing Date, by notice to the Administrative Agent (a) increase the aggregate principal amount of any outstanding Class of Term Loans (a “Term Loan Increase”) or add one or more additional Classes of term loans under the Loan Documents (each an “Incremental Term Facility” and the term loans made thereunder, the “Incremental Term Loans”) or (b) increase the aggregate principal amount of the Revolving Commitments (a “Revolving Commitment Increase”) or establish one or more new revolving credit commitments (each an “Incremental Revolving Facility” and the revolving loans and other extensions of credit made thereunder, the “Incremental Revolving Loans”) (each such increase to any existing Class of Loans or creation of a new Class of Loans pursuant to the preceding clauses (a) and (b), an “Incremental Facility” and the loans or other extensions of credit made thereunder, the “Incremental Loans”). Notwithstanding anything in this Section 2.14, during the Covenant Modification Period, the Borrower shall not be permitted to incur Incremental Facilities secured on a pari passu basis with the Liens that secure the Closing Date Loans and the Closing Date Revolving Facility.

(2)     Ranking. Incremental Facilities will (a) rank pari passu in right of payment with the Closing Date Term Loans and the ~~initial~~Closing Date Revolving ~~Commitments~~Facility (subject to Section 8.03) and (b) will either be secured by Liens that rank on a pari passu or junior basis with or to the Liens securing the Obligations or be unsecured; provided that any Liens that rank on a junior basis to the Liens securing the Obligations will be subject to a Junior Lien Intercreditor Agreement.

(3)     Size. The aggregate principal amount of Incremental Facilities on any date Indebtedness thereunder is first incurred, together with the aggregate principal amount of Permitted Incremental Equivalent Debt incurred at or prior to such time, will not exceed an amount equal to the Permitted Incremental Amount. Calculation of the Ratio Amount, if used, shall be evidenced by a certificate from a Responsible Officer of the Borrower demonstrating such calculation in reasonable detail. Unless the Borrower elects otherwise, each Incremental Facility shall be deemed incurred first under the Ratio Amount to the extent permitted, with the balance incurred under the Fixed Incremental Amount. Each Incremental Facility will be in an integral multiple Dollar Amount of $1.0 million and in an aggregate principal Dollar Amount that is not less than $10.0 million (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the limit set forth above.

(4)     Incremental Lenders. Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to make all or any portion of any Incremental Loan, nor will the Borrower have any obligation to approach any existing Lender(s) to provide any Incremental Loan) or by any Additional Lender on terms permitted by this Section 2.14; provided that the Administrative Agent, the Swing Line Lender and each Issuing Bank shall have consented (in each case, such consent not to be unreasonably withheld, conditioned or delayed) to any such Person’s providing Incremental Revolving Facilities if such consent would be required under Section 10.07(b)(iii) for an assignment of such Loans or Revolving Commitments, as would result in a failure of a condition precedent to the obligation of the Borrower or any Restricted Subsidiary to consummate such Investment, acquisition or investment).

(7)     Terms. Each Incremental Amendment will set forth the amount and terms of the relevant Incremental Facility. The terms of each Incremental Facility will be as agreed between the Borrower and the Persons providing such Incremental Loans; provided that:

(a)     the final maturity date of such Incremental Term Loans will be no earlier than the Latest Maturity Date of the Closing Date Term Loans;

(b)     the Weighted Average Life to Maturity of such Incremental Term Loans will be no shorter than the longest remaining Weighted Average Life to Maturity of the Closing Date Term Loans;

(c)     such Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments of the Term Loans (in each case, other than pursuant to a refinancing or with respect to greater than pro rata payments to an earlier maturing tranche) and may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayments of the Term Loans; and

(d)     except as otherwise set forth herein, all other terms of any (i) Term Loan Increase or a Revolving Commitment Increase will be on terms and pursuant to documentation applicable to the Class of Term Loans or Revolving Commitments, as applicable, being increased by such Term Loan Increase or Revolving Commitment Increase, as applicable, and (ii) Incremental Facility shall be on terms and pursuant to documentation to be determined by the Borrower and the providers of such Incremental Facility, provided that, in each case, the operational and agency provisions contained in such documentation shall be reasonably satisfactory to the Administrative Agent

(8)     Pricing. The interest rate, fees, and original issue discount for any Incremental Facilities will be as determined by the Borrower and the Persons providing such Incremental Facilities; provided that in the event that the All-In Yield applicable to any Incremental Term Loans exceeds the All-In Yield of any ~~New 2017~~2021 Refinancing Term Loans by more than 50 basis points, then the interest rate margins for such ~~New 2017~~2021 Refinancing Term Loans shall be increased to the extent necessary so that the All-In Yield of such ~~New 2017~~2021 Refinancing Term Loans is equal to the All-In Yield of such Incremental Term Loans minus 50 basis points; provided further that any increase in All-In Yield of the ~~New 2017~~2021 Refinancing Term Loans due to the increase in a Eurodollar Rate or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in any Eurodollar Rate or Base Rate floor applicable to such ~~New 2017~~2021 Refinancing Term Loans.

(9)     Reallocation of Revolving Exposure. Upon each Revolving Commitment Increase pursuant to this Section 2.14,

(a)     each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of such increase (each an “Incremental Revolving Lender”), and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swing Line Loans held by each Revolving Lender will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Revolving Lender’s Revolving Commitments; and

(b)     if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Facility be prepaid from the proceeds of Incremental Revolving Loans made hereunder (reflecting such increase in Revolving all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(1)(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(c)     Certain Fees. That Defaulting Lender (i) shall not be entitled to receive any commitment fee pursuant to Section 2.09(1) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (ii) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(9)

(d)     Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Section 2.03, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Non-Defaulting Lender. If the reallocation described above in this clause (d) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under any law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the applicable Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(7).

(2)     Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the relevant Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans of the applicable Facility and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share of the applicable Facility (without giving effect to Section 2.17(1)(d)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extent, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.18     Loan Repricing Protection.

In the event that:

(1)      on or prior to the twelve-month anniversary of the Amendment No. 8 Effective Date, the Borrower (a) makes any prepayment of Closing Date Term Loans pursuant to Section 2.05(1)(a) or 2.05(2)(d), such prepayment shall be accompanied by a premium equal to 1.00% of the principal amount of the Closing Date Term Loans so prepaid or (b) effects any amendment of this Agreement resulting in a Repricing Transaction (interpreted for the purposes of this clause (b) without giving effect to the proviso in the definition of “Repricing Transaction”), the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender a payment equal to 1.00% of the aggregate principal amount of the applicable Closing Date Term Loans outstanding immediately prior to such amendment that is subject to such Repricing Transaction; and

~~In~~(2) after the ~~event that, on or prior to the six month~~twelve-month anniversary of the Amendment No. ~~5~~8 Effective Date and on or prior to the eighteen-month anniversary of the Amendment No. 8 Effective Date, , the Borrower (a) makes any prepayment of Closing Date Term Loans in connection with any Repricing Transaction or (b) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (i) in the case of clause (a), a prepayment premium of 1.00% of the aggregate principal amount of the Closing Date Term Loans being prepaid and (ii) in the case of clause (b), a payment equal to 1.00% of the aggregate principal amount of the applicable Closing Date Term Loans outstanding immediately prior to such amendment that is subject to such Repricing Transaction.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01     Taxes.

(1)     Except as required by applicable Law, any and all payments by any Loan Party to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes.

(2)     If any Loan Party or any other applicable withholding agent is required by applicable Law to make any deduction or withholding on account of any Taxes from any sum paid or payable by any Loan Party to any Lender or Agent under any of the Loan Documents:

(a)     the applicable Loan Party shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware of it;

(b)     the applicable Loan Party or other applicable withholding agent shall be entitled to make such deduction or withholding and shall pay any amounts deducted or withheld to the relevant Governmental Authority any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Lender or Agent) on behalf of and in the name of the Lender or Agent (as applicable);

(c)     if the Tax in question is a Non-Excluded Tax or Other Tax, the sum payable to such Lender or Agent (as applicable) shall be increased by such Loan Party to the extent necessary to ensure that, after the making of any required deduction or withholding for Non-Excluded Taxes or Other Taxes (including any deductions or withholdings for Non-Excluded Taxes or Other Taxes attributable to any payments required to be made under this Section 3.01), the Lender or the Agent (as applicable) receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and

(d)     within thirty days after paying any sum from which it is required by Law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant Governmental Authority.

(3)     Status of Lender. The Administrative Agent and each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Laws or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate) or (ii) with respect to Loans denominated in an Alternative Currency, the interest rate with respect to such Loans shall be determined by an alternative rate determined by the Administrative Agent in consultation with the Borrower, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans or CDOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or CDOR Loans and (b) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

~~SECTION 3.03     Inability to Determine Rates. If the Required Lenders reasonably determine that for any reason in connection with any request for a Eurodollar Rate Loan or CDOR Loan or a conversion to or continuation thereof that~~

~~(1)     Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan,~~

~~(2)     adequate and reasonable means do not exist for determining the Eurodollar Rate or CDOR Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or~~

~~(3)     the Eurodollar Rate or CDOR Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or CDOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan,~~

~~the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans or CDOR Loans, as the case may be, shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein (or, in the case of a pending request with respect to a Loan denominated in an Alternative Currency, the Borrower and the Lenders may establish a mutually acceptable alternative rate).~~

SECTION 3.03     Effect of Benchmark Transition Event.

(1)      Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then current Benchmark for all purposes hereunder or under any Loan Document in respect of such determination on such date and all determinations on all subsequent dates. If the Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement”, such Benchmark Replacement will become effective as of the Reference Time on the applicable Benchmark Replacement Date without any amendment to, or further action or consent of any other party to, this Agreement. If the Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement”, such Benchmark Replacement will become effective at 5:00 p.m., New York time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark

Replacement from Lenders comprising the Required Lenders of each Class affected thereby. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this sentence shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(2)     Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(3)     Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transaction Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (4) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03.

(4)     Tenor. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(a)     Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, clause (c) of the definition of “Base Rate” based upon the Adjusted Eurocurrency Rate (i.e., the then-current Benchmark or such tenor for such Benchmark, as applicable) will not be used in any determination of Base Rate. Furthermore, if any Eurodollar Rate Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Eurodollar Rate applicable to such Eurodollar Rate Loan, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day, if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan on such day.

(5)     The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or “CDOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to this Section 3.03, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.03(2), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate (or CDOR Rate, as applicable) or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 3.04    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans and CDOR Loans.

(1)	Increased Costs Generally. If any Change in Law shall:

(a)     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(b)     subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan or CDOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes or Other Taxes covered by Section 3.01 and any Excluded Taxes); or

(c)     impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans or CDOR Loans made by such Lender that is not otherwise accounted for in the definition of “Eurodollar Rate”, “CDOR Rate” or this clause (c);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate or the CDOR Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that such amounts shall only be payable by the Borrower to the applicable Lender under this Section 3.04(1) so long as it is such Lender’s general policy or practice to demand compensation in similar circumstances under comparable provisions of other financing agreements.

(2)     Capital Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by it, or participations in or issuance of Letters of Credit by such Lender, to a level below that which such Lender or such Lender’s holding company, as the case may be, could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such amounts shall only be payable by the

(v)     in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(vi)     such assignment does not conflict with applicable Laws;

(vii)     any Lender that acts as an Issuing Bank may not be replaced hereunder at any time when it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Bank (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of Cash Collateral into a Cash Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each such outstanding Letter of Credit; and

(viii)     the Lender that acts as Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 9.11, or

(b)     terminate the Commitment of such Lender or Issuing Bank, as the case may be, and (A) in the case of a Lender (other than an Issuing Bank), repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date (including in the case of a Repricing Transaction, any “prepayment premium” pursuant to Section 2.18 that would otherwise be owed in connection therewith) and (B) in the case of an Issuing Bank, repay all Obligations of the Borrower owing to such Issuing Bank relating to the Loans and participations held by such Issuing Bank as of such termination date and Cash Collateralize, cancel or backstop, or provide for the deemed reissuance under another facility, on terms satisfactory to such Issuing Bank any Letters of Credit issued by it; provided that in the case of any such termination of the Commitment of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable consent, waiver or amendment of the Loan Documents and such termination shall, with respect to clause (3) above, be in respect of all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver and amendment.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans/Commitments and (iii) the Required Lenders, Required Revolving Lenders or Required Facility Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.08     Inability to Determine Rates. If the Required Lenders reasonably determine that for any reason in connection with any request for a Eurodollar Rate Loan or CDOR Loan or a conversion to or continuation thereof, provided that no Benchmark Transition Event shall have occurred at such time, that:

(1)     Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan,

(2)     adequate and reasonable means do not exist for determining the Eurodollar Rate or CDOR Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or

(3)      the Eurodollar Rate or CDOR Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or CDOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans or CDOR Loans, as the case may be, shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein (or, in the case of a pending request with respect to a Loan denominated in an Alternative Currency, the Borrower and the Lenders may establish a mutually acceptable alternative rate)

SECTION 3.09     ~~SECTION 3.08~~ Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01     Conditions to Credit Extensions on Closing Date. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction (or waiver) of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(1)     The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or copies in .pdf format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party:

(a)     a Committed Loan Notice;

(b)     executed counterparts of this Agreement and the Guaranty;

(c)     each Collateral Document set forth on Schedule 4.01(1)(c) required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party that is party thereto, together with:

(i)     certificates, if any, representing the Pledged Collateral referred to therein, and to the extent certificated, accompanied by undated stock powers executed in blank; and

(ii)     evidence that all UCC-1 financing statements in the jurisdiction of organization of each Loan Party that the Administrative Agent and the Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been provided for, and arrangements for the filing thereof in a manner reasonably satisfactory to the Administrative Agent shall have been made;

(d)     certificates of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

ARTICLE VI

Affirmative Covenants

So long as the Termination Conditions have not been satisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the Restricted Subsidiaries to:

SECTION 6.01     Financial Statements. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender each of the following:

(1)     as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2015, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, together with related notes thereto and management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Borrower, setting forth in each case in comparative form the figures for the previous fiscal year, in reasonable detail and all prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP, any other independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will not be subject to any qualification as to the scope of such audit or be subject to any explanatory statement as to the Borrower’s ability to continue as a “going concern” or like qualification (other than with respect to (i) an upcoming maturity or (ii) any actual or anticipated inability to satisfy a financial maintenance covenant (including, for the avoidance of doubt, the Financial Covenant and the financial covenant set forth in Section 7.12(1)(b)));

(2)     as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending September 30, 2015, a condensed consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (a) condensed consolidated statement of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (b) condensed consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth, in each case of the preceding clauses (a) and (b), in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, accompanied by an Officer’s Certificate stating that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes, together with management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Borrower;

(3)     within ninety (90) days after the end of each fiscal year, commencing with the 2015 fiscal year, a consolidated budget for the following fiscal year on a quarterly basis as customarily prepared by management of the Borrower for its internal use (including any projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected operations or income, in each case, to the extent prepared by management of the Borrower and included in such consolidated budget), which projected financial statements shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation of such projected financial statements (it being understood by the Secured Parties that any such projections are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and the Investors and that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material);

(4)     simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(1) and 6.01(2), the related unaudited (it being understood that such information may be audited at the option of the Borrower) consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(5)     annually, upon request of the Administrative Agent, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to Section 6.01(1) above, commencing with the delivery of information with respect to the 2015 fiscal year, to participate in a conference call for Lenders to discuss the financial position and results of operations of the Borrower and its Subsidiaries for the most recently ended period for which financial statements have been delivered.

Notwithstanding the foregoing, the obligations referred to in Sections 6.01(1) and 6.01(2) may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any Parent Company or (B) the Borrower’s or such Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 6.01); provided that with respect to each of the preceding clauses (A) and (B), (1) to the extent such information relates to a parent of the Borrower, if and so long as such Parent Company will have Independent Assets or Operations, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Company and its Independent Assets or Operations, on the one hand, and the information relating to the Borrower and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand and (2) to the extent such information is in lieu of information required to be provided under Section 6.01(1) (it being understood that such information may be audited at the option of the Borrower), such materials are accompanied by a report and opinion of Deloitte & Touche LLP, any other independent registered public accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (x) shall be prepared in accordance with generally accepted auditing standards and (y) shall not be subject to any qualification as to the scope of such audit or be subject to any explanatory statement as to the Borrower’s ability to continue as a “going concern” or like qualification (other than with respect to (i) an upcoming maturity or (ii) any actual or anticipated inability to satisfy a financial maintenance covenant (including, for the avoidance of doubt, the Financial Covenant and the financial covenant set forth in Section 7.12(1)(b))).

Any financial statements required to be delivered pursuant to Sections 6.01(1) or 6.01(2) shall not be required to contain all purchase accounting adjustments relating to the Transactions or any other transaction(s) permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements.

SECTION 6.02     Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender:

(1)     no later than five (5) days after the delivery of the financial statements referred to in Sections 6.01(1) and (2) (commencing with such delivery for the fiscal quarter ending September 30, 2015), a duly completed Compliance Certificate signed by a Financial Officer of the Borrower; provided that if such Compliance Certificate demonstrates a Financial Covenant Event of Default, any of the Permitted Holders may deliver, prior to or together with such Compliance Certificate, a notice of an intent to cure (a “Notice of Intent to Cure”) pursuant to Section 8.02 to the extent permitted thereunder;

(2)     promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(3)     promptly after the furnishing thereof, copies of any notices of default to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount or pursuant to the terms of the Senior Notes Indenture so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount (in each case, other than in connection with any

Subsidiary but continuing as a Restricted Subsidiary of the Borrower, (y) upon the acquisition of any material assets by the Borrower or any Subsidiary Guarantor or (z) with respect to any Subsidiary at the time it becomes a Loan Party, for any material assets held by such Subsidiary (in each case, other than assets constituting Collateral under a Collateral Document that becomes subject to the Lien created by such Collateral Document upon acquisition thereof (without limitation of the obligations to perfect such Lien)):

(a)     within ~~sixty~~ninety (~~60~~90 ) days (or such greater number of days specified below) after such formation, acquisition or designation or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion cause such Material Domestic Subsidiary required to become a Guarantor under the Collateral and Guarantee Requirement to execute the Guaranty (or a joinder thereto) and other documentation the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Guaranty and the Collateral Documents and

(A)     within ~~sixty~~ninety (~~60~~90 ) days (or within ~~one hundred (120) days in~~the time period set forth in Section 6.11(2)(b) the case of documents listed in Section 6.11(2)(b)) after such formation, acquisition or designation, cause each such Material Domestic Subsidiary that is required to become a Subsidiary Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent~~,~~ (or a Mortgage Collateral Trustee, if applicable), Mortgages and the other items listed in Section 6.11(2)(b), mutatis mutandis, with respect to any Material Real Property, supplements to the Security Agreement, a counterpart signature page to the Intercompany Subordination Agreement, Intellectual Property Security Agreements and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting and perfecting Liens required by the Collateral and Guarantee Requirement;

(B)     within ~~sixty~~ninety (~~60~~90 ) days after such formation, acquisition or designation, cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and a joinder to the Intercompany Subordination Agreement substantially in the form of Annex I thereto with respect to the intercompany Indebtedness held by such Material Domestic Subsidiary;

(C)     within ~~sixty~~ninety (~~60~~90 ) days (or within ~~one hundred and twenty~~the time period set forth in Section 6.11(~~120~~2) ~~days~~(b) in the case of documents listed in Section 6.11(2)(b)) after such formation, acquisition or designation, take and cause (i) the applicable Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and (ii) to the extent applicable, each direct or indirect parent of such applicable Material Domestic Subsidiary, in each case, to take customary action(s) (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates to the extent certificated) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected (subject to Liens permitted by Section 7.01) Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(D)     within ~~sixty~~ninety (~~60~~90 ) days (or ~~one hundred and twenty~~within the time period set forth in Section 6.11(~~120~~2) ~~days~~(b) in the case of documents listed in Section 6.11(2)(b)) after the reasonable request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the

Administrative Agent a signed copy of a customary Opinion of Counsel, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(1) as the Administrative Agent may reasonably request;

provided that actions relating to Liens on real property are governed by Section 6.11(2) and not this Section 6.11(1).

(2)	Material Real Property.

(a)     Notice.

(i)     Within ~~sixty~~ninety (~~60~~90 ) days (or such longer period as the Collateral Agent may agree in its reasonable discretion), after the formation, acquisition or designation of a Material Domestic Subsidiary that is required to become a Subsidiary Guarantor under the Collateral and Guarantee Requirement, the Borrower will, or will cause such Material Domestic Subsidiary to, furnish to the Collateral Agent a description of any Material Real Property (other than any Excluded Asset(s)) owned by such Material Domestic Subsidiary.

(ii)     Within ~~sixty~~ninety (~~60~~90 ) days (or such longer period as the Collateral Agent may agree in its reasonable discretion), after the acquisition of any Material Real Property (other than any Excluded Asset(s)) by a Loan Party (other than Holdings), after the Closing Date, the Borrower will, or will cause such Loan Party to, furnish to the Collateral Agent a description of any such Material Real Property.

(b)     Mortgages. The Borrower will, or will cause the applicable Loan Party to, provide the Collateral Agent (or a Mortgage Collateral Trustee, if applicable) with a Mortgage with respect to any Material Real Property that is the subject of a notice delivered pursuant to Section 6.11(2)(a), within one hundred eighty (180) days of the acquisition, formation or designation of such Material Domestic Subsidiary or the acquisition of such Material Real Property (or, following the Covenant Modification Period, two hundred seventy-five (275) days of the acquisition, formation or designation of such Material Domestic Subsidiary or the acquisition of such Material Real Property if the Borrower provides notice within ninety (90) days of the acquisition, formation or designation of such Material Domestic Subsidiary or the acquisition of such Material Real Property to the Administrative Agent of its intention to consummate a Specified Sale-Leaseback Transaction with respect to such Material Real Property) (or such longer period as the Collateral Agent may agree in its sole discretion), together with:

(i)     evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create, except to the extent otherwise provided hereunder, including subject to Liens permitted by Section 7.01, a valid and subsisting perfected Lien on such Material Real Property in favor of the Collateral Agent (or a Mortgage Collateral Trustee, if applicable) for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(ii)     fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the fair market value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, subject only to Liens permitted by Section 7.01 or such other Liens reasonably satisfactory to the Collateral Agent that do not have an adverse impact on the use or value of the Mortgaged Properties, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available in the applicable jurisdiction;

(iii)     customary Opinions of Counsel for the applicable Loan Parties in states in which such Material Real Properties are located, with respect to the enforceability and perfection of the Mortgage(s) and any related fixture filings, the authorization, execution and delivery of the Mortgages and such other matters as the Collateral Agent may reasonably request, in form and substance reasonably satisfactory to the Collateral Agent;

(iv)     American Land Title/American Congress on Surveying and Mapping surveys for each Material Real Property or existing surveys together with no change Mortgaged affidavits, in each case certified to the Collateral Agent if deemed necessary by Collateral Agent in its reasonable discretion, sufficient for the title insurance company issuing a Mortgage Policy to remove the standard survey exception and issue standard survey related endorsements and otherwise reasonably satisfactory to the Collateral Agent (if reasonably requested by the Collateral Agent);

(v)     a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Material Real Property containing improved land addressed to the Collateral Agent and otherwise in compliance with the Flood Insurance Laws, and if any such Material Real Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be a special flood hazard area, the Borrower’s duly executed acknowledgement of receipt of written notification from the Collateral Agent about special flood hazard area status and flood disaster assistance and evidence that the Borrower or applicable Loan Party has obtained flood insurance reasonably satisfactory to the Collateral Agent that is in compliance with all applicable requirements of the Flood Insurance Laws; and

(vi)     as promptly as practicable after the reasonable request therefor by the Collateral Agent, environmental assessment reports and reliance letters (if any) that have been prepared in connection with such acquisition, designation or formation of any Material Domestic Subsidiary or acquisition of any Material Real Property.

Notwithstanding anything to the foregoing and upon the reasonable agreement of the Borrower and the Collateral Agent, the Borrower or the applicable Guarantor may satisfy the Collateral and Guarantee Requirement with respect to the delivery of a Mortgage on any Material Real Property pursuant to Section 6.11(2)(b) by delivering a mortgage to a Mortgage Collateral Trustee or amending an existing mortgage to be in favor of a Mortgage Collateral Trustee and to secure the Obligations in addition to the obligations under the Secured Notes Indenture (and any Additional Obligations (as defined in the Amendment No. 8 Intercreditor Agreement, as applicable) and to otherwise be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 6.12     Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits (including any cleanup, removal or remedial obligations) and (2) obtain and renew all Environmental Permits required to conduct its operations or in connection with its properties.

SECTION 6.13     Further Assurances and Post-Closing Covenant.

(1)     Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document and in each case at the expense of the Borrower, promptly upon reasonable request from time to time by the Administrative Agent or the Collateral Agent or as may be required by applicable Laws (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonable request from time to time in order to carry out more effectively the purposes of the Collateral Documents and to satisfy the Collateral and Guarantee Requirement.

(2)     As promptly as practicable, and in any event no later than ninety (90) days after the Closing Date or such later date as the Administrative Agent reasonably agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date, deliver the documents or take the actions required pursuant to sub clauses (i) through (vi) of Section 6.11(2)(b) hereof with respect to any Mortgaged Properties listed in Schedule 1.01(2), including the Phase I Environmental Site Assessments prepared by EMG in connection with the Transactions, as if notice had been provided with respect to such Mortgaged Properties listed in Schedule 1.01(2), except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

SECTION 6.14     Use of Proceeds.

(1)     The proceeds of the Closing Date Term Loans (other than the ~~2017 Refinancing Term Loans and the New 2017~~2021 Refinancing Term Loans) and Closing Date Revolving Borrowings, together with the proceeds of the Equity Contribution and the Senior Notes, will be used on the Closing Date to (a) repay Indebtedness incurred under the Existing Credit Agreement and certain other Indebtedness, in each case together with any premium and accrued and unpaid interest thereon and any fees and expenses with respect thereto, (b) pay (i) any original issue discount or upfront fees in connection with the Transactions resulting from the exercise of any “market flex” pursuant to the Fee Letter, (ii) the Transaction Consideration and (iii) the Transaction Expenses and (c) to the extent any such proceeds remain after the foregoing uses, for general corporate purposes not prohibited by the terms of this Agreement.

(2)     The proceeds of the Revolving Loans and Swing Line Loans borrowed after the Closing Date will be used for working capital and other general corporate purposes, including the financing of transactions that are not prohibited by the terms of this Agreement (including Permitted Acquisitions and other investments permitted hereunder).

(3)     Letters of Credit will be used by the Borrower for general corporate purposes of the Borrower, Holdings and the Restricted Subsidiaries, including supporting transactions not prohibited by the Loan Documents.

SECTION 6.15     Maintenance of Ratings. Use commercially reasonable efforts to maintain (1) a public corporate credit rating or public corporate family rating, as applicable (but not any specific rating), from any two of S&P ~~and a public corporate family rating (but not any specific rating) from~~, Moody’s and Fitch, in each case in respect of the Borrower, and (2) a public rating (but not any specific rating) in respect of each Term Facility as of the Closing Date from ~~each~~any two of S&P ~~and~~, Moody’s and Fitch.

ARTICLE VII

Negative Covenants

So long as the Termination Conditions are not satisfied:

SECTION 7.01 Liens. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien (except any Permitted Lien(s)) that secures obligations under any Indebtedness or any related guarantee of Indebtedness on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom.

The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.

Notwithstanding the foregoing, during the Covenant Modification Period, the Borrower shall not be permitted to incur (x) Indebtedness secured by Liens under clause (39) of the definition of Permitted Liens or Incremental Facilities secured on a pari passu basis with the Liens that secure the Closing Date Loans and the 2021 Initial Revolving Facility, (y) Liens securing obligations in respect of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (12)(a) of Section 7.02(b) or (z) Liens permitted by clause (21) of the definition of “Permitted Liens” securing Indebtedness.

SECTION 7.02     Indebtedness.

(a)     The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly:

(i)     create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), or

(ii)     issue any shares of Disqualified Stock or permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock;

provided that the Borrower may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, in each case if no Event of Default exists or would result therefrom (subject to Section 1.07(8)), and either:

(A)     the Fixed Charge Coverage Ratio of the Borrower for the Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this proviso) would have been (A) at least 2.00 to 1.00 or (B) no less than the Fixed Charge Coverage Ratio immediately prior to giving effect to such incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock; or

(B)     the Total Net Leverage Ratio of the Borrower for the Test Period preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued (or, in the case of Indebtedness under Designated Revolving Commitments, on the date such Designated Revolving Commitments are established after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness thereunder, in which case such committed amount under such Designated Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this proviso) (without netting any cash received from the incurrence of such Indebtedness) would be no greater than 5.10 to 1.00 in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such Test Period;

provided further that Restricted Subsidiaries of the Borrower that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock under this Section 7.02(a) if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock of such Restricted Subsidiaries incurred or issued pursuant to this Section 7.02(a) then outstanding would exceed the greater of (1) $100.0 million and (2) an amount equal to the Equivalent Percentage of the amount in the preceding clause (1) multiplied by TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such incurrence.

(b)     The provisions of Section 7.02(a) will not apply to:

(1)     Indebtedness under the Loan Documents (including Incremental Loans, Refinancing Loans and Extended Loans);

(2)     the incurrence by the Borrower and any Guarantor of Indebtedness represented by (x) the Senior Notes and any Guarantees thereof (but excluding any Additional Notes (as defined in the Senior Notes Indenture) issued after the Closing Date) or (y) Secured Notes and any Guarantees thereof (but excluding any Additional Notes (as defined in the Secured Notes Indenture) issued after the Amendment No. 8 Effective Date);

(3)     (a) the incurrence of Indebtedness by the Borrower and any Restricted Subsidiary in existence on the ~~Closing~~Amendment No. 8 Effective Date (excluding Indebtedness described in the preceding clauses (1) and (2), but including Indebtedness in respect of Existing Mortgage Debt);

(4)    (a) the incurrence of Attributable Indebtedness and (b) Indebtedness (including Capitalized Lease Obligations and Purchase Money Obligations), Disqualified Stock and Preferred Stock incurred or issued by the Borrower or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance (x) the construction of the Life Time Living facility in Henderson, Nevada and (y) the purchase, lease, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts) and all other Indebtedness, Disqualified Stock or Preferred Stock incurred or issued and outstanding under this clause (4)(y), at such time not to exceed the greater of (i) $100.0 million and (ii) the Equivalent Percentage of the amount set forth in clause (i) multiplied by TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such incurrence and (c) any Refinancing Indebtedness thereof;

(5)     Indebtedness incurred by the Borrower or any Restricted Subsidiary (a) constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with industry practice, including in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance or other social security legislation or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or (b) as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, trade creditors or other Persons issued or incurred in the ordinary course of business or consistent with industry practice;

(6)     the incurrence of Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(7)     the incurrence of Indebtedness of the Borrower to a Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to the Borrower or any Restricted Subsidiary); provided that any such Indebtedness for borrowed money owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Loans to the extent permitted by applicable law and it does not result in adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8)     the incurrence of Indebtedness of a Restricted Subsidiary to the Borrower or another Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to the Borrower or any Restricted Subsidiary) to the extent permitted by Section 7.05; provided that any such Indebtedness for borrowed money incurred by a Guarantor and owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Guaranty of the Loans of such Guarantor to the extent permitted by applicable law and it does not result in adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any such subsequent transfer of any such Indebtedness (except to the Borrower or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(9)     the issuance of shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to the Borrower or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary that holds such Preferred Stock or Disqualified Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock or Disqualified Stock (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an issuance of such shares of Preferred Stock or Disqualified Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);

(10)     the incurrence of Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(11)     the incurrence of Obligations in respect of self-insurance and Obligations in respect of performance, bid, appeal and surety bonds and performance, banker’s acceptance facilities and completion guarantees, indemnifications and similar obligations provided by the Borrower or any Restricted Subsidiary or Obligations in respect of letters of credit, bank guarantees, non-recourse carve-outs or similar instruments related thereto, in each case in the ordinary course of business or consistent with industry practice, including those incurred to secure health, safety and environmental obligations;

(12)     the incurrence of:

(a)     Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of (i) the net cash proceeds received by the Borrower and its Restricted Subsidiaries since the Closing Date from the issue or sale of Equity Interests of the Borrower and the Guarantors or contributions to the capital of the Borrower and the Guarantors, including through consolidation, amalgamation or merger (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any Subsidiary or any exercise of the cure right set forth in Section 8.04) as determined in accordance with clauses (3)(b) and (3)(c) of Section 7.05(a) and (ii) Indebtedness of the Borrower and its Subsidiaries that is converted into Equity Interests (other than Disqualified Stock or sales of Equity Interests to the Borrower or any Subsidiary or any Equity Interests that are preferred shares that bear a cash-pay dividend) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to Section 7.05(a) or to make

(23)    will cease to be deemed incurred or issued or outstanding for the purpose of this clause (23) but will be deemed incurred or issued for the purposes of Section 7.02(a) or under clause (2) of the definition of Permitted Incremental Amount from and after the first date on which the Borrower or such Restricted Subsidiaries could have incurred such Indebtedness under Section 7.02(a) or under clause (2) of the definition of Permitted Incremental Amount without reliance on this clause (23);

(24)    the incurrence of Indebtedness by the Borrower or any Restricted Subsidiary undertaken in connection with cash management (including netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and related or similar services or activities) with respect to the Borrower, any Subsidiaries or any joint venture in the ordinary course of business or consistent with industry practice, including with respect to financial accommodations of the type described in the definition of Cash Management Services;

(25)     ~~[reserved]~~the incurrence of mortgage Indebtedness on fee-owned or ground leased real property that is not Material Real Property;

(26)    guarantees incurred in the ordinary course of business or consistent with industry practice in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners;

(27)    the incurrence of Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights or the settlement of any claims or actions (whether actual, contingent or potential) with respect to the Transactions or any other acquisition (by merger, consolidation or amalgamation or otherwise) in accordance with the terms hereof;

(28)    the incurrence of Indebtedness representing deferred compensation to employees of any Parent Company, the Borrower or any Restricted Subsidiary, including Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in connection with the Transactions, any investment or any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Agreement;

(29)    the incurrence of Indebtedness arising out of any Sale-Leaseback Transaction incurred in the ordinary course of business or consistent with industry practice;

(30)    (a) Credit Agreement Refinancing Indebtedness and (b) Permitted Incremental Equivalent Debt;

(31)     without duplication of amounts incurred under clause (12)(a) above and solely during the Covenant Modification Period (and, for the avoidance of doubt, any Indebtedness incurred pursuant to this clause (31) during the Covenant Modification Period may remain outstanding after the Covenant Modification Period), the incurrence of Indebtedness or Disqualified Stock of the Borrower and Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 50.0% of (i) the net cash proceeds received by the Borrower and its Restricted Subsidiaries since the Amendment No. 8 Effective Date from the issue or sale of Equity Interests of the Borrower or any Restricted Subsidiary or contributions to the capital of the Borrower and the Guarantors, consolidation, amalgamation or merger (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Borrower or any Subsidiary or any Equity Interests that are preferred shares that bear a cash-pay dividend) and (ii) Indebtedness of the Borrower and its Subsidiaries that is converted into Equity Interests (other than Disqualified Stock or sales of Equity Interests to the Borrower or any Subsidiary or any Equity Interests that are preferred shares that bear a cash-pay dividend); and

(32)     ~~(31)~~ all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (~~30~~31)  above.

(c)    For purposes of determining compliance with this Section 7.02:

(1)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (31) above or is entitled to be incurred pursuant to Section 7.02(a), the Borrower, in its sole discretion, may divide and classify and may subsequently re-divide and reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or a portion thereof) in such of the above clauses or under Section 7.02(a) as determined by the Borrower at such time, including any division, classification, redivision and-reclassification between the Fixed Incremental Amount and the Ratio Amount; provided that all Indebtedness (x) represented by the Senior Notes and related Guarantees on the Closing Date and (y) incurred hereunder on the Closing Date will, at all times, be treated as incurred on the Closing Date under Section 7.02(b)(1) and (2), respectively, and may not be reclassified;

(2)    the Borrower is entitled to divide and classify an item of Indebtedness, Disqualified Stock or Preferred Stock in more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 7.02(a) and (b), subject to the proviso to the preceding clause (1) of this Section 7.02(c);

(3)    the principal amount of Indebtedness outstanding under any clause of this Section 7.02 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness;

(4)    in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued pursuant to Section 7.02(b) on the same date that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued under Section 7.02(a), then the Fixed Charge Coverage Ratio, or applicable leverage ratio, will be calculated with respect to such incurrence under Section 7.02(a) without regard to any incurrence under Section 7.02(b); provided that unless the Borrower elects otherwise, the incurrence of Indebtedness, Disqualified Stock or Preferred Stock will be deemed incurred or issued first under Section 7.02(a) to the extent permitted with the balance incurred under Section 7.02(b); and

(5)    guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was incurred in compliance with this Section 7.02.

The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 7.02. Any Indebtedness incurred to refinance Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to clauses (2), (3), (4), (12), (13), (14) and (23) of Section 7.02(b) will be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest and dividends and premiums (and with respect to Indebtedness under Designated Revolving Commitments, including an amount equal to any unutilized Designated Revolving Commitments being refinanced to the extent permanently terminated at the time of incurrence of such Refinancing Indebtedness and reasonable tender premiums), defeasance costs and fees and expenses incurred in connection with such refinancing.

For purposes of determining compliance with any Dollar denominated restriction on the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock, the Dollar equivalent principal amount of

Indebtedness or Disqualified Stock or Preferred Stock denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is issued to Refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable Dollar denominated (or Equivalent Percentage, if greater) restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed (i) the principal amount of such Indebtedness, Disqualified Stock or Preferred Stock (as applicable) being refinanced plus (ii) the aggregate amount of accrued but unpaid interest, fees, underwriting discounts, defeasance costs, premiums (including tender premiums) and other costs and expenses (including OID, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness, Disqualified Stock or Preferred Stock incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, if incurred in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness or Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date will be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

For purposes of determining compliance with this Section 7.02, if any Indebtedness is refinanced in reliance on a Basket measured by reference to a percentage of Run-Rate Adjusted EBITDA, and such refinancing would cause the percentage of Run-Rate Adjusted EBITDA to be exceeded if calculated based on the Run-Rate Adjusted EBITDA on the date of such refinancing, such percentage of Run-Rate Adjusted EBITDA will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Indebtedness does not exceed the sum of (i) the principal amount of such Indebtedness being refinanced, plus (ii) the related costs incurred or payable in connection with such refinancing.

Notwithstanding the foregoing, during the Covenant Modification Period, the Borrower shall not be permitted to incur Indebtedness secured by Liens under clause (39) of the definition of Permitted Liens or Incremental Facilities secured on a pari passu basis with the Liens that secure the Closing Date Loans and the 2021 Initial Revolving Facility.

SECTION 7.03    Fundamental Changes. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, consolidate, amalgamate or merge with or into or wind up into another Person, or liquidate or dissolve or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than as part of the Transactions), except that:

(1)    Subject to clause (g) of Section 4.1 of the Security Agreement, Holdings or any Restricted Subsidiary may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that

(a)    the Borrower shall be the continuing or surviving Person,

(b)    such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia and

(c)    in the case of a merger or consolidation of Holdings with and into the Borrower,

(A)     be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia,

(B)     expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Borrower,

(C)    (I) expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and the Borrower and (II) pledge 100% of the Equity Interests of the Borrower to the Administrative Agent as Collateral to secure the Obligations in accordance with the Security Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Borrower,

(D)     if requested by the Administrative Agent, deliver, or cause the Borrower to deliver, to the Administrative Agent (I) an Officer’s Certificate stating that such merger or consolidation or other transaction and such supplement to this Agreement or any Collateral Document (as applicable) comply with this Agreement and (II) an Opinion of Counsel including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent; and

(iv)     the Administrative Agent shall have received at least three (3) Business Days prior to the such transaction all documentation and other information in respect of the Successor Holdings required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

provided further that if the foregoing are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement;

(6)     any Restricted Subsidiary may merge or consolidate with (or dispose of all or substantially all of its assets to) any other Person in order to effect a Permitted Investment or other investment permitted pursuant to Section 7.05; provided that solely in the case of a merger or consolidation involving a Loan Party and subject to Section 1.07(8), no Event of Default exists or would result therefrom; ~~provided further that the continuing or surviving Person will be (a) the Borrower or (b) a Loan Party, in each case, which together with each of its Restricted Subsidiaries, will have complied with the applicable requirements of Section 6.11;~~

(7)     a merger, dissolution, liquidation, consolidation or disposition, the purpose of which is to effect a disposition ~~permitted pursuant to~~not prohibited by Section 7.04 (other than under clause (2)(c) of the definition of “Asset Sale”);

(8)     subject to clause (g) of Section 4.1 of the Security Agreement, the Borrower and any Restricted Subsidiary may (a) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of the Borrower or such Restricted Subsidiary or the laws of a jurisdiction in the United States and (b) change its name; and

(9)     the Loan Parties and the Restricted Subsidiaries may consummate the Transactions.

Upon consummation of the Merger, Life Time will succeed to, and be substituted for, and may exercise every right and power of, Merger Sub hereunder. Notwithstanding anything in this Agreement to the contrary, the merger of Merger Sub with and into Life Time on the Closing Date as described in the Transaction

To the extent any Collateral is disposed of ~~as expressly permitted~~in a manner that is not prohibited by this Section 7.04 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such disposition is permitted by this Agreement, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

In addition, none of the Borrower or any Restricted Subsidiary shall enter into any Sale-Leaseback Transaction unless (1) at the time of the consummation thereof no Event of Default has occurred and is continuing, and (2) such Sale-Leaseback Transaction is conducted as an arm’s-length basis and is for fair market value of the applicable property as determined by a Responsible Officer of the Borrower in good faith.

SECTION 7.05     Restricted Payments.

(a)     The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly:

(A)     declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any Restricted Subsidiary’s Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend or distribution payable in connection with any merger, amalgamation or consolidation, other than:

(i)     dividends, payments or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Borrower or a Parent Company or in options, warrants or other rights to purchase such Equity Interests; or

(ii)     dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities or such other amount to which it is entitled pursuant to the terms of such Equity Interest;

(B)     purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any Parent Company, including in connection with any merger, amalgamation or consolidation, in each case held by Persons other than the Borrower or a Restricted Subsidiary;

(C)     make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or final maturity, any Subordinated Indebtedness, other than:

(i)     Indebtedness permitted under clauses (7), (8) and (9) of Section 7.02(b); or

(ii)     the payment, redemption, repurchase, defeasance, acquisition or retirement for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; or

(D)     make any Restricted Investment;

(all such payments and other actions set forth in clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of and immediately after giving effect to such Restricted Payment:

(1)     in the case of a Restricted Payment other than a Restricted Investment, no Event of Default will have occurred and be continuing or would occur as a consequence thereof and, in the case of a Transaction or (B) payment of an early termination amount thereof in common stock upon any early termination thereof;

(23)     any dividend or other Restricted Payment of or related to the Specified Businesses, including distributions or payments to any Parent Company to fund the payment of taxes by such Parent Company and by the direct or indirect owners of such Parent Company (based on the assumption that all such owners are individuals resident in Los Angeles, California) resulting from the dividend or other Restricted Payment of the Specified Businesses to the direct and indirect owners of any Parent Company; and

(24)     Restricted Payments in an amount not to exceed 40.0% of the Specified Sale-Leaseback Net Proceeds of any Specified Sale-Leaseback Transactions consummated after the Closing Date; provided that (a) the aggregate amount of such Restricted Payments may not exceed $100.0 million and (b) after giving pro forma effect thereto and the application of the net proceeds therefrom, the Total Net Leverage Ratio for the Test Period immediately preceding such Restricted Payment would be no greater than 5.10 to 1.00;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10), (15) and (17), no Default will have occurred and be continuing or would occur as a consequence thereof. For purposes of clauses (7), (14) and (23) above, taxes will include all interest and penalties with respect thereto and all additions thereto.

(c)     For purposes of determining compliance with this Section 7.05, in the event that any Restricted Payment or Investment (or any portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Section 7.05(a), clauses (1) through (24) of Section 7.05(b) or one or more of the clauses contained in the definition of “Permitted Investments,” the Borrower will be entitled to divide or classify (or later divide, classify or reclassify), in whole or in part, in its sole discretion, such Restricted Payment or Investment (or any portion thereof) among Section 7.05(a), such clauses (1) through (24) of Section 7.05(b) or one or more clauses contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this Section 7.05.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date the Restricted Payment is made, or at the Borrower’s election, the date a commitment is made to make such Restricted Payment, of the assets or securities proposed to be transferred or issued by the Borrower or any Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For the avoidance of doubt, this Section 7.05 will not restrict the making of any AHYDO Payment with respect to, and required by the terms of, any Indebtedness of the Borrower or any Restricted Subsidiary permitted to be incurred under this Agreement.

Notwithstanding the foregoing, during the Covenant Modification Period (x) no Restricted Payments of the form described in clause (a)(A) or (B) shall be permitted by the Borrower other than with respect to clause (b)(7), (b)(14) and (b)(18) of this Section 7.05, (y) no Investments in, or designations of, Unrestricted Subsidiaries shall be permitted other than any Investment to fund the completion of the club in Peoria, Arizona under construction as of the Amendment No. 8 Effective Date and (z) the aggregate amount of Restricted Payments that shall be permitted under clauses (a)(D)(3)(g) of this Section 7.05, clause (b)(10) of this Section 7.05, clause (8) of the definition of “Permitted Investments” and clause (13) of the definition of “Permitted Investments” shall be $225,000,000.

SECTION 7.06     Change in Nature of Business. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business(es) or any other activities that are reasonably similar, ancillary, incidental, complimentary or related to, or a reasonable

(3)     sell, lease or transfer any of its properties or assets to the Borrower or to any Restricted Subsidiary that is a Guarantor; or

(4)     with respect to the Borrower or any Subsidiary Guarantor, (a) Guaranty the Obligations or (b) create, incur or cause to exist or become effective Liens on property of such Person for the benefit of the Lenders with respect to the Obligations under the Loan Documents to the extent such Lien is required to be given to the Secured Parties pursuant to the Loan Documents;

provided that any dividend or liquidation priority between or among classes or series of Capital Stock, and the subordination of any Obligation (including the application of any remedy bars thereto) to any other Obligation will not be deemed to constitute such an encumbrance or restriction.

(b)     Section 7.08(a) will not apply to any encumbrances or restrictions existing under or by reason of:

(a)     encumbrances or restrictions in effect on the Closing Date, including pursuant to the Loan Documents and any Hedge Agreements, Hedging Obligations and the related documentation;

(b)     the Senior Notes Indenture, the Senior Notes, the Secured Notes Indenture, the Secured Notes and the guarantees thereof;

(c)     Purchase Money Obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)     applicable Law or any applicable rule, regulation or order;

(e)     any agreement or other instrument of a Person, or relating to Indebtedness or Equity Interests of a Person, acquired by or merged, amalgamated or consolidated with and into the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary, or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired or designated and its Subsidiaries or the property or assets so acquired or designated;

(f)     contracts or agreements for the sale or disposition of assets, including any restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g)     [reserved];

(h)     restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with industry practice or arising in connection with any Liens permitted by Section 7.01;

(i)     Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Closing Date pursuant to Section 7.02;

(j)     provisions in joint venture agreements and other similar agreements (including equity holder agreements) relating to such joint venture or its members or entered into in the ordinary course of business or consistent with industry practice;

supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such encumbrance and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(v)     existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

(w)     applicable law or any applicable rule, regulation or order in any jurisdiction where Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred pursuant to Section 7.02 is incurred.

SECTION 7.09     Accounting Changes. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.10     Modification of Terms of Subordinated Indebtedness. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, amend, modify or change in any manner materially adverse to the interests of the Lenders, as determined in good faith by the Borrower, any term or condition of any Subordinated Indebtedness having an aggregate outstanding principal amount greater than the Threshold Amount (other than as a result of any Refinancing Indebtedness in respect thereof) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided, however, that no amendment, modification or change of any term or condition of any Subordinated Indebtedness permitted by any subordination provisions set forth in the applicable Subordinated Indebtedness or any other stand-alone subordination agreement in respect thereof and, in each case connected to the Administrative Agent shall be deemed to be materially adverse to the interests of the Lenders.

SECTION 7.11     Holdings. Holdings will not conduct, transact or otherwise engage in any business or operations other than the following (and activities incidental thereto):

(1)     the ownership or acquisition of the Capital Stock (other than Disqualified Stock) of any other Successor Holdings or the Borrower,

(2)     the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance,

(3)     to the extent applicable, participating in tax, accounting and other administrative matters as a member of the combined group of Holdings and the Borrower,

(4)     the performance of its obligations under and in connection with, and payments with respect to, the Loan Documents, the Senior Notes, the Senior Notes Indenture, the Secured Notes, the Secured Notes Indenture and related documentation and any documents relating to other Indebtedness permitted under Section 7.02 (including, for the avoidance of doubt, the incurrence of Qualified Holding Company Debt),

(5)     any public offering of its common stock or any other issuance or registration of its Capital Stock for sale or resale not prohibited by this Article VII, including the costs, fees and expenses related thereto,

(9)     activities incidental to the businesses or activities described in clauses (1) through (8) of this Section 7.11.

SECTION 7.12     Financial Covenant. The Borrower and each of the Restricted Subsidiaries covenant and agree that:

(1)    (a) Commencing with the Test Period ending September 30, 2015 (other than any Test Period ending during the Covenant Modification Period), the Borrower will not permit the First Lien Net Leverage Ratio as of the last day of any Test Period to exceed 6.50 to 1.00 if the aggregate principal amount of Revolving Loans (including Letters of Credit, but excluding all cash-collateralized Letters of Credit and undrawn amounts under any other Letters of Credit, up to $20.0 million) on the fifth Business Day following the last day of such Test Period exceeds (or exceeded) 30% of the then outstanding Revolving Commitments in effect on such date~~.~~; provided that, solely for the purposes of assessing compliance with this Section 7.12(1)(a), for the first three Test Periods following the end of the Covenant Modification Period, Run-Rate Adjusted EBITDA shall be calculated in the following manner: (x) for the first Test Period following the end of the Covenant Modification Period, Adjusted EBITDA for such Test Period shall equal Run-Rate Adjusted EBITDA for the immediately preceding fiscal quarter times four, (y) for the second Test Period following the end of the Covenant Modification Period, Adjusted EBITDA for such Test Period shall equal Run-Rate Adjusted EBITDA for the immediately preceding two fiscal quarters times two and (z) for the third Test Period following the end of the Covenant Modification Period, Adjusted EBITDA for such Test Period shall equal Run-Rate Adjusted EBITDA for the immediately preceding three fiscal quarters times four thirds.

(b)      During the Covenant Modification Period, the Borrower shall not permit Liquidity to be less than $100,000,000 on the last Business Day of any calendar month. As soon as available, but in any event (x) with respect to the following clauses (i) and (ii), within 45 days and (y) with respect to the following clause (iii) within 5 Business Days, in each case, following the end of each calendar month ending during the Covenant Modification Period, the Borrower shall provide to the Revolving Lenders a monthly financial report setting forth key performance indicators that provides detail on (i) the monthly financial results for the Borrower and its Restricted Subsidiaries for the preceding calendar month, (ii) a projection of expected cash flows for the 13-week period following the end of such calendar month and (iii) Liquidity as of the end of such calendar month;

(2)     The provisions of this Section 7.12 are for the benefit of the Revolving Lenders only and only the Required Revolving Lenders (without the consent of any other Lenders) may amend, waive or otherwise modify this Section 7.12 or the defined terms used in this Section 7.12 (solely in respect of the use of such defined terms in this Section 7.12) or waive any Default resulting from a breach of this Section 7.12.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01     Events of Default. Each of the events referred to in clauses (1) through (11) of this Section 8.01 shall constitute an “Event of Default”:

(1)     Non-Payment. The Borrower fails to pay (a) when and as required to be paid herein, any amount of principal of any Loan or (b) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(2)     Specific Covenants. The Borrower, any other Loan Party or, in the case of Section 7.11, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(1) or 6.05(1) (solely with respect to the Borrower, other than in a transaction permitted under Section 7.03 or 7.04) or Article VII (other than clauses (i) and (ii) of the last sentence of Section 7.12(1)(b)); provided that the Borrower’s failure to comply with ~~the Financial Covenant~~any financial covenant set forth in Section 7.12(1) (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loans or Term Commitments unless and until the date on which and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and relevant Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 9.15     Appointment of Supplemental Administrative Agents.

(1)     It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(2)     In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent or such Supplemental Administrative Agent, as the context may require.

(3)     Should any instrument in writing from any Loan Party be reasonably required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments reasonably acceptable to it promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 9.16     Intercreditor Agreements. The Administrative Agent and Collateral Agent are hereby authorized to enter into ~~any~~the Amendment No. 8 Intercreditor Agreement and any other Intercreditor Agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that such Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements, (b) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into the Intercreditor Agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof and (c) without any further consent of the Lenders, hereby authorizes and instructs the Administrative Agent and the Collateral Agent to negotiate, execute and deliver on behalf of the Secured Parties ~~any~~the Amendment No. 8 Intercreditor Agreement, any other intercreditor agreement or any amendment (or amendment and restatement) to the Collateral Documents or an Intercreditor Agreement contemplated hereunder. In addition, each Lender hereby authorizes the Administrative Agent and the Collateral Agent to enter into (i) any amendments to ~~any~~the Amendment No. 8 Intercreditor Agreement, any other Intercreditor Agreements, and (ii) any other intercreditor arrangements, in the case of clauses (i), and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required or permitted by this Agreement. Each Lender acknowledges and agrees that any of the Administrative Agent and Collateral Agent (or one or more of their respective Affiliates) may (but are not obligated to) act as the “Debt Representative” or like term for the holders of Credit Agreement Refinancing Indebtedness under the security agreements with respect thereto or any Intercreditor Agreement then in effect. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

SECTION 9.17     Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

SECTION 9.18     Withholding Tax. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.18. The agreements in this Section 9.18 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE X

Miscellaneous

SECTION 10.01     Amendments, etc.

(1)     Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any

(f)     other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g)     amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under one or more Revolving Facilities) which directly affects Lenders under one or more Revolving Facilities and does not directly affect Lenders under any other Facilities, in each case, without the written consent of the Required Revolving Lenders under such applicable Revolving Facility or Facilities with respect to Revolving Commitments (and in the case of multiple Facilities which are affected, such Required Revolving Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Revolving Lenders under the applicable Revolving Facility or Facilities (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments set forth in Section 2.14 shall be subject to clause (i) below);

(h)     (i) amend, waive or otherwise modify ~~the Financial Covenant~~Section 7.12 or any definition related thereto (solely in respect of the use of such defined terms in ~~the Financial Covenant) or~~Section 7.12), (ii) waive any Default or Event of Default resulting from a failure to perform or observe ~~the Financial Covenant~~Section 7.12 or (iii) amend the definition of “Covenant Modification Period” and any limitation in this Agreement made by reference to the Covenant Modification Period, in each case, without the written consent of the Required Revolving Lenders under the applicable Revolving Facility or Facilities with respect to Revolving Commitments (such Required Revolving Lenders shall consent together as one Facility); provided, however, that the amendments, waivers and other modifications described in this clause (h) shall not require the consent of any Lenders other than the Required Revolving Lenders under the applicable Revolving Facility or Facilities;

(i)     amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to Incremental Term Loans and Incremental Revolving Commitments and the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans or Incremental Revolving Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Revolving Lenders under such applicable Incremental Term Loans or Incremental Revolving Commitments (and in the case of multiple Facilities which are affected, such Required Revolving Lenders shall consent together as one Facility); provided, however, that, to the extent permitted under Section 2.14, the waivers described in this clause (i) shall only require the consent of the Required Revolving Lenders under such applicable Incremental Term Loans or Incremental Revolving Commitments;

(j)     amend, waive or otherwise modify any term or provision which directly affects (x) 2021 Initial Revolving Lenders and does not directly affect 2017 Initial Revolving Lenders without the written consent of the Required Facility Lenders under the 2021 Initial Revolving Facility or (y) 2017 Initial Revolving Lenders and does not directly affect ~~Original~~2021 Initial Revolving Lenders without the written consent of the Required Facility Lenders under the 2017 Initial Revolving Facility ~~or (y) Original Initial Revolving Lenders and does not directly affect 2017 Initial Revolving Lenders without the written consent of the Required Facility Lenders under the Original Initial Revolving Facility~~;

provided that:

(I)     no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank under this Agreement or any Issuing Bank Document relating to any Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple Issuing Banks, with only the written consent of the Administrative Agent, the applicable Issuing Bank and the Borrower so long as the obligations of the Revolving Lenders, if any, who have not executed such amendment, and if applicable the other Issuing Banks, if any, who have not executed such amendment, are not adversely affected thereby;

(II)     no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lender and the Borrower so long as the obligations of the Revolving Lenders, if any, who have not executed such amendment, are not adversely affected thereby;

(III)     no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document;

(IV)     Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification;

(V)     the consent of the Required Revolving Lenders or Required Facility Lenders, as applicable, shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under any Facility in respect of payments hereunder in a manner different than such amendment affects other Facilities; and

(VI)     the consent of the Required Revolving Lenders (but without the consent of other Lenders, including the Required Lenders or Required Facility Lenders) shall be required to amend, waive or otherwise modify any provision of clause (b) of the definition of “Applicable Rate” that provides for an agreement, consent or waiver by the Required Revolving Lenders;

provided further that notwithstanding the foregoing:

(A)     no Defaulting Lender shall have any right to approve or disapprove of any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Facility Lenders, the Required Revolving Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders);

(B)     no Lender consent is required to effect any amendment or supplement to ~~any~~the Amendment No. 8 Intercreditor Agreement or any other Intercreditor Agreement (i) that is for the purpose of adding the holders of Permitted Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Pari Passu Lien Debt, Junior Lien Debt or any other Permitted Indebtedness that is Secured Indebtedness (or a Debt Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such Intercreditor Agreement, as applicable (it being understood that any such amendment, modification or supplement may make such other changes to the Amendment No. 8 Intercreditor Agreement or any other applicable Intercreditor Agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any Intercreditor Agreement; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable;

(C)     this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Loans, the Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders;

(D)     any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans

Administrative Agents and the Arrangers, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, Arranger and Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Arrangers nor any Lender has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Agents, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.24     Release of Collateral and Guarantee Obligations; Subordination of Liens.

(a)     The Lenders and the Issuing Banks hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the sale or other transfer of such Collateral (including as part of or in connection with any other sale or other transfer permitted hereunder) to any Person other than another Loan Party, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party by a Person that is not a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guaranty (in accordance with the second succeeding sentence), (vi) as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Collateral Documents and (vii) to the extent such Collateral otherwise becomes Excluded Assets. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders and the Issuing Banks hereby irrevocably agree that the Guarantors shall be released from the Guaranties upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Excluded Subsidiary (other than, during the Covenant Modification Period, solely as a result of such Subsidiary ceasing to be a wholly owned Subsidiary). The Lenders and the Issuing Banks hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender or Issuing Bank. Any representation, warranty or covenant contained in any Loan Document relating to any such released Collateral or Guarantor shall no longer be deemed to be repeated.

(b)     Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements, (iii) any contingent obligations not then due and (iv) the Outstanding Amount of L/C Obligations related to any Letter of Credit that has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) have been paid in full and all Commitments have terminated, upon request of the Borrower, the Administrative Agent or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 10.27     Acknowledgment Regarding Any Supported QFCs.

(a)     To the extent that the Loan Documents provide support, through a guarantee or otherwise (including the Guaranty), for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 10.28    ~~SECTION 10.27~~ Recognition of EU Bail-In.

(a)    Notwithstanding anything to the contrary in this Agreement, any Loan Document thereunder or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising in connection with any ~~New 2017~~2021 Refinancing Term Loans (or any Loan Document thereunder) contemplated by this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the Applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(ii)    the effects of any Bail-In Action on any such liability, including, if applicable:

(A)    a reduction in full or in part or cancellation of any such liability;

(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

(b)    As used in this Agreement, the following terms have the meanings specified below:

(i)     “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

(ii)     ~~(i)~~ “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

(iii)     ~~(ii)~~ “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(iv)     ~~(iii)~~ “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent~~;~~.

(v)     ~~(iv)~~ “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

(vi)     ~~(v)~~ “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

(vii)     ~~(vi)~~ “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

(viii)     “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

(ix)     “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

(x)     “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(xi)     ~~(vii)~~ “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

NOMURA ~~SECURITIES INTERNATIONAL, INC.~~CORPORATE FUNDING AMERICAS, LLC, as Revolving Lender

By:
Name:
Title:

Life Time Fitness Credit Agreement

SCHEDULE 1.01(2)

MORTGAGED PROPERTIES

~~Site~~	~~Address~~
~~Algonquin~~	~~451 Rolls Road, Algonquin, IL 60102~~
~~Bloomington South~~	~~1001 West 98th Street, Bloomington, MN 55431~~
~~Boca Raton~~	~~1499 Yamato Road, Boca Raton, FL 33431~~
~~Castle Creek~~	~~8705 Castle Creek Parkway East Dr., Indianapolis, IN 46250~~
~~Champions~~	~~7717 Willow Chase Blvd, Houston, TX 77070~~
~~Cinco Ranch~~	~~23211 Cinco Ranch Blvd., Katy, TX 77494~~
~~City Centre Houston~~	~~815 Town & Country Lane, Houston, TX 77024~~
~~Commerce Township~~	~~2901 Commerce Crossing, Commerce Township, MI 48390~~
~~Corporate Office Building 1~~	~~2902 Corporate Place, Chanhassen, MN 55317~~
~~Eagan~~	~~1565 Thomas Center Drive, Eagan, MN 55122~~
~~Eden Prairie~~	~~755 Prairie Center Drive, Eden Prairie, MN 55344~~
~~Flower Mound~~	~~3100 Churchill Drive, Flower Mound, TX 75022~~
~~Fridley~~	~~1200 East Moore Lake Drive, Fridley, MN 55432~~
~~Garland~~	~~5602 Naaman Forest Blvd., Garland, TX 75044~~
~~Green Valley~~	~~121 Carnegie Street, Henderson, NV 89074~~
~~Highland Park Office Building~~	~~2145 -2177 Ford Parkway, St. Paul, MN 55116~~
~~Kingwood~~	~~20515 West Lake Houston Pkwy, Humble, TX 77346 Life~~
~~Time Athletic Centennial - Tennis Addition~~	~~5100 E Dry Creek Road, Centennial, CO 80122~~
~~Life Time Athletic Plano - Tennis Addition~~	~~7090 Preston Road, Plano, TX 75024~~
~~Maple Grove~~	~~12601 82nd Ave. N., Maple Grove, MN 55369~~
~~Minnetonka~~	~~3310 County Road 101 South, Minnetonka, MN 55391~~
~~Novi~~	~~40000 High Pointe Boulevard, Novi, MI 48375~~
~~Old Orchard~~	~~5300 Old Orchard Road, Skokie, IL 60077~~
~~Overland Park~~	~~6800 West 138th Street, Overland Park, KS 66223~~
~~Plano~~	~~7100 Preston Road, Plano, TX 75024~~
~~Shelby Township~~	~~14843 Lakeside Blvd. N., Shelby Township, MI 48315~~
~~Sugar Land~~	~~1331 Highway 6, Sugar Land, TX 77478~~
~~Tempe~~	~~1616 West Ruby Drive, Tempe, AZ 85284~~
~~Troy~~	~~4700 Investment Drive, Troy, MI 48098~~
~~White Bear Lake~~	~~4800 White Bear Parkway, White Bear Lake, MN 55110~~

Schedules to Life Time Fitness Credit Agreement

Site	Address	County
Algonquin	451 Rolls Drive, Algonquin, IL 60102	McHenry

Bloomington South	1001 West 98th Street, Bloomington, MN 55431	Hennepin

Boca Raton	1499 Yamato Road, Boca Raton, FL 33431	Palm Beach

Castle Creek	8705 Castle Creek Parkway East Drive, Indianapolis, IN 46250	Marion

Champions	7717 Willow Chase Blvd, Houston, TX 77070	Harris

Cherry Creek	500 South Cherry Street, Denver, CO 80246	Arapahoe

Cinco Ranch	23211 Cinco Ranch Blvd., Katy, TX 77494	Fort Bend

City Centre Houston	815 Town & Country Lane, Houston, TX 77024	Harris

Commerce Township	2901 Commerce Crossing Blvd, Commerce Township, MI 48390	Oakland

Corporate Office Building 1	2902 Corporate Place, Chanhassen, MN 55317	Carver

Eagan	1565 Thomas Center Drive, Eagan, MN 55122	Dakota

Eden Prairie	755 Prairie Center Drive, Eden Prairie, MN 55344	Hennepin

Flower Mound	3100 Churchill Drive, Flower Mound, TX 75022	Denton

Fridley	1200 East Moore Lake Drive, Fridley, MN 55432	Anoka

Garland	5602 Naaman Forest Blvd., Garland, TX 75044	Dallas

Green Valley	121 Carnegie Street, Henderson, NV 89074	Clark

Highland Park Office Building	2145 -2177 Ford Parkway, St. Paul, MN 55116	Ramsey

King of Prussia	750 E Swedesford Road, Wayne, PA 19087	Chester

Kingwood	20515 West Lake Houston Pkwy, Humble, TX 77346	Harris

Life Time Athletic Centennial - Tennis Addition	5100 E Dry Creek Road, Centennial, CO 80122	Arapahoe

Life Time Athletic Plano - Tennis Addition	7090 Preston Road, Plano, TX 75024	Collin

Maple Grove	12601 82nd Ave. No., Maple Grove, MN 55369	Hennepin

Minnetonka	3310 County Road 101 South, Minnetonka, MN 55391	Hennepin

Novi	40000 High Pointe Boulevard, Novi, MI 48375	Oakland

Old Orchard	5300 Old Orchard Road, Skokie, IL 60077	Cook

Overland Park	6800 West 138th Street, Overland Park, KS 66223	Johnson

Plano	7100 Preston Road, Plano, TX 75024	Collin

Shelby Township	14843 Lakeside Blvd., Shelby Township, MI 48315	Macomb

Sugar Land	1331 Highway 6, Sugar Land, TX 77478	Fort Bend

Tempe	1616 West Ruby Drive, Tempe, AZ 85284	Maricopa

Troy	4700 Investment Drive, Troy, MI 48098	Oakland

White Bear Lake	4800 White Bear Parkway, White Bear Lake, MN 55110	Ramsey

Rancho San Clemente	111 Avenida Vista Montana, San Clemente, CA 92672	Orange

                *                          *                         *                          *                         *

SCHEDULE 4.01(1)(c)

CERTAIN COLLATERAL DOCUMENTS

SCHEDULE 2.01

COMMITMENTS

Lender	Closing Date Term Loan Commitment	Swing Line Sublimit	~~Original~~2017 Initial Revolving Commitment		~~2017~~2021 Initial Revolving Commitment
Deutsche Bank AG New York Branch	$1,250,000,000	$15,000,000				$60,000,000
Goldman Sachs Bank USA						$35,000,000
KKR Revolving Credit Partners L.P.				$32,675,000	~~$~~	 ~~32,675,000~~
Jefferies Finance LLC						$28,200,000
Bank of America, N.A.						$25,000,000
JPMorgan Chase Bank, N.A.						$25,000,000
Morgan Stanley Senior
Funding, Inc.						$25,000,000
U.S. Bank National Association		$45,000,000				$25,000,000
Wells Fargo Bank, National Association						$25,000,000
Mizuho Bank, Ltd.						$20,000,000
Bank of Montreal						$19,750,000
Royal Bank of Canada						$19,750,000
MIHI LLC						$11,275,000
Nomura Corporate Funding Americas, LLC						$6,275,000
~~Barclays Bank PLC~~			~~$~~	 ~~2,075,000~~
Total:	$1,250,000,000	$60,000,000	$	~~2,075,000~~ 32,675,000	$	~~357,925,000~~ 325,250,000

ANNEX III

EXHIBIT G-1 TO CREDIT AGREEMENT

[Amendment No. 8 Intercreditor Agreement to follow]

EXECUTION VERSION

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

January 22, 2021,

among

DEUTSCHE BANK AG NEW YORK BRANCH,

as Bank Collateral Agent under the Credit Agreement,

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Notes Collateral Agent under the Indenture,

EACH GRANTOR

and

each Additional Agent from time to time party hereto

Table of Contents

		Page
ARTICLE I

Definitions

SECTION 1.01.	Construction; Certain Defined Terms	1

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.	Priority of Claims	9
SECTION 2.02.	Actions With Respect to Shared Collateral; Prohibition on Contesting Liens	11
SECTION 2.03.	No Interference; Payment Over; No New Liens	12
SECTION 2.04.	Automatic Release of Liens; Amendments to Security Documents	13
SECTION 2.05.	Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings	14
SECTION 2.06.	Reinstatement	15
SECTION 2.07.	Insurance	15
SECTION 2.08.	Refinancings	15
SECTION 2.09.	Certain Cash Collateral	15
SECTION 2.10.	Possessory Collateral Agent as Gratuitous Bailee for Perfection; Combined Real Property Collateral	15

ARTICLE III

Existence and Amounts of Liens and Obligations

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01.	Appointment and Authority	17
SECTION 4.02.	Rights as a Secured Party	18
SECTION 4.03.	Exculpatory Provisions	18
SECTION 4.04.	Reliance by Collateral Agents	20
SECTION 4.05.	Delegation of Duties	20
SECTION 4.06.	Non-Reliance on Collateral Agent and other Secured Parties	21

-i-

ANNEX A	JOINDER
ANNEX B	GRANTOR JOINDER

-ii-

FIRST LIEN INTERCREDITOR AGREEMENT, dated as of January 22, 2021 (as amended or supplemented from time to time, this “Agreement”), among DEUTSCHE BANK AG NEW YORK BRANCH, as Bank Collateral Agent, WILMINGTON SAVINGS FUND SOCIETY, FSB, as Notes Collateral Agent, each Grantor from time to time party hereto and each Additional Agent from time to time party hereto for the Additional Secured Parties of the Series with respect to which it is acting in such capacity. Capitalized terms used in this paragraph are defined below.

RECITALS

WHEREAS, LTF Intermediate Holdings, Inc. (“Holdings”), Life Time, Inc. (the “Borrower”), and the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, are party to a Credit Agreement, dated as of June 10, 2015 (as amended, restated, supplemented or otherwise modified from time to time, and including any agreement that Refinances the Credit Agreement in accordance with Section 2.08 hereof, the “Credit Agreement”), pursuant to which, among other things, the lenders party thereto have agreed, subject to the terms and conditions set forth therein and in the other Loan Documents (as defined therein), to make certain loans and financial accommodations to the Borrower.

WHEREAS, the Borrower, Holdings, certain of the Borrower’s subsidiaries party thereto from time to time, and WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee and collateral agent, are party to that certain Senior Secured Notes Indenture, dated as of January 22, 2021, as amended, restated, supplemented or otherwise modified from time to time (the “Indenture”), relating to the Company’s $925,000,000 of 5.75% Senior Secured Notes due 2026 (the “2026 Notes”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Notes Collateral Agent (for itself and on behalf of the Indenture Secured Parties) and each Additional Agent (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Construction; Certain Defined Terms.

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement unless the context requires otherwise, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)    It is the intention of the Secured Parties of each Series that the Additional Secured Parties with respect to any Series of Additional Obligations (and not the Secured Parties of any other Series) bear the risk of any determination by a court of competent jurisdiction that (w) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations, (x) the security interest of such Series of Obligations in any of the Collateral securing any other Series is not valid and perfected, (y) any intervening security interest exists securing any other obligations on a basis ranking prior to the security interest of such Series of Obligations or (z) a Guarantee of such Series of Obligations is unenforceable (any such condition referred to in the foregoing clauses (w), (x), (y) or (z), an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Additional Obligations, the results of such Impairment shall be borne solely by the holders of such Series, and the rights of the holders of such Series (including, without limitation, the right to receive distributions in respect of such Series pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), then, subject to Section 2.05, any reference to such Obligations or the documents governing such Obligations shall refer to such Obligations or such documents as so modified.

(c)    Any references herein to provisions of the Bankruptcy Code, and the use of concepts or terms that find meaning in connection therewith (e.g., “debtor-in-possession”) shall be deemed to refer as well to similar provisions, concepts or terms under any other Bankruptcy Law. Any references herein to a security interest being “perfected” shall be deemed to refer to perfection under the Uniform Commercial Code of any U.S. jurisdiction and to similar provisions, concepts or terms under the law of any other jurisdiction (it being understood that in jurisdictions where no such similar provisions, concepts or terms exist, the term “perfected” shall not be given any effect hereunder).

(d)    Each Security Document is subject to the terms of this Agreement. In the event of a conflict between the terms of any Security Document and this Agreement, the terms of this Agreement will prevail.

(e)    Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Indenture, as applicable, with the Credit

2

Agreement controlling, in the event of discrepancies. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means, in respect of any Series of Additional Obligations, the collateral agent, the administrative agent and/or trustee (as applicable) under the applicable Additional Agreement that is designated as “Additional Agent” in the applicable Joinder delivered pursuant to Section 5.02(c) in respect of such Series of Additional Obligations, in each case, together with its successors in such capacity.

“Additional Agreement” shall mean any indenture, debenture, credit agreement or other agreement, document or instrument, if any, pursuant to which any Grantor has or will incur, or evidencing the incurrence by any Grantor of, Additional Obligations; provided that, in each case, the Indebtedness and other obligations thereunder have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c).

“Additional Obligations” shall mean all advances to, and debts, liabilities and other obligations of any Grantor arising under any Additional Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any Insolvency or Liquidation Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding, in each case, that have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c), but which shall not include the Credit Agreement Obligations or the Indenture Obligations.

“Additional Secured Party” means the holders of any Additional Obligations and any Additional Agent with respect thereto.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Cut-Off Date (and for these purposes, the Cut-Off Date shall be deemed to have not yet occurred at any time that it has been stayed, deemed not to have occurred or rescinded pursuant to the proviso in the definition thereof), the Bank Collateral Agent and (ii) from and after the time referred to in clause (i), the Major Non-Controlling Agent.

“Bank Collateral Agent” means Deutsche Bank AG New York Branch, in its capacity as Collateral Agent (as defined in the Credit Agreement) together with its successors in such capacity and, in the event the indebtedness outstanding under the Credit Agreement is Refinanced, shall mean the collateral agent under such Refinanced Credit Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership concurso mercantil, quiebra or similar law, including laws for the relief of debtors, in effect in any jurisdiction, including outside of the United States of America.

3

“Borrower” shall have the meaning assigned to such term in the recitals to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or regulation to close in the State of New York or, with respect to any payments to be made under the Indenture, the place of payment.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Documents to secure one or more Series of Obligations.

“Combined Real Property Collateral” means (a) initially, the real property collateral identified on Exhibit “A” of the Mortgage Collateral Agency agreement, and (b) thereafter, any other real property or interest therein located in a jurisdictions that assesses mortgage or similar tax on the recordation of a Mortgage and with respect to which the Bank Collateral Agent and the Borrower have designated as Combined Real Property Collateral.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Bank Collateral Agent, (ii) in the case of the Indenture Obligations, the Notes Collateral Agent, (iii) in the case of any Series of Additional Obligations, the Additional Agent named for such Series in the applicable Joinder, and (iv) at the direction of the Borrower, in the case of Combined Real Property Collateral, the Mortgage Collateral Agent.

“Controlling Secured Parties” means the Series of Secured Parties whose Collateral Agent is the Applicable Collateral Agent; provided, however, until the Discharge of the Senior Priority Credit Agreement Obligations, the Controlling Secured Parties in respect of the Bank Collateral Agent shall be the Senior Priority Credit Agreement Secured Parties, as the context may require.

“Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Credit Documents” means (i) the “Loan Documents” as defined in the Credit Agreement, (ii) the Indenture, the 2026 Notes and the “Notes Security Documents” as defined in the Indenture and (iii) any corresponding term(s) in any Additional Agreement. For the avoidance of doubt, the Credit Documents for any Series shall be deemed to include all guarantees and Security Documents securing such Series.

“Cut-Off Date” means, means, with respect to any Major Non-Controlling Agent, the date that is at least 180 days (throughout which 180-day period such Person was the Major

4

Non-Controlling Agent) after the occurrence of both (i) an Event of Default (under and as defined in Credit Documents under which such Major Non-Controlling Agent is the Collateral Agent) and (ii) the Applicable Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Major Non-Controlling Agent certifying that (x) such Event of Default has occurred and is continuing and (y) the Obligations of the Series with respect to which such Major Non- Controlling Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Credit Document; provided that the Cut-Off Date shall be stayed and shall not occur and shall be deemed not to have occurred and shall be rescinded (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral or (2) at any time any Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of Obligations, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under such Series, (b) payment in full of all other Obligations (other than indemnification and contingent obligations for which no claim has been made) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid in connection with such Series, (c) cancellation of or the entry into such other arrangements with respect to all letters of credit issued and outstanding under such Series, if any, as required under the applicable Credit Documents, (d) with respect to the Senior Priority Credit Agreement Obligations, cancellation of or the entry into such other arrangements with respect to all Secured Bank Guarantees (as defined in the Credit Agreement) satisfactory to the applicable Guarantee Banks (as defined in the Credit Agreement) and (e) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under such Series, if any, provided, however, that the Discharge of the Obligations of any Series shall be deemed not to have occurred if the Obligations in respect of such Series are Refinanced in accordance with Section 2.08 hereof.

“Event of Default” means any “Event of Default” under and as defined in the Credit Agreement, the Indenture or an Additional Agreement, as the context requires, provided that any notice, lapse of time or other condition precedent to the occurrence of such Event of Default in the relevant instrument shall have been satisfied.

“Grantor Joinder” means the document required to be delivered by a Grantor pursuant to Section 5.16.

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“Grantors” means Holdings, the Borrower and any other Person that has granted a security interest pursuant to any Security Document to secure any Series of Obligations.

“Guarantee” means any guarantee of the Credit Agreement Obligations, the Indenture Obligations or any Additional Obligations, as the context may require, provided under or pursuant to any Credit Document.

“Guarantor” means Holdings and any other Person that has provided a Guarantee.

“Holdings” shall have the meaning assigned to such term in the recitals to this Agreement.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Indenture” shall have the meaning assigned to such term in the recitals to this Agreement.

“Indenture Obligations” means the “Secured Obligations” as defined in the Notes Security Agreement.

“Indenture Secured Parties” means the “Secured Parties” as defined in the Indenture and any equivalent term in the Notes Security Agreement.

“Insolvency or Liquidation Proceeding” means, as to any Grantor, any proceeding resulting from:

(1)    an involuntary proceeding having been commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of such Grantor, or of a substantial part of the property or assets of such Grantor, under the Bankruptcy Code or any Bankruptcy Law, (ii) the appointment of a receiver, trustee, custodian, conciliador, síndico, sequestrator, conservator or similar official for such Grantor or for a substantial part of the property or assets of such Grantor or (iii) the winding up or liquidation of such Grantor; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(2)    such Grantor having (i) voluntarily commenced any proceeding or file any petition seeking relief under the Bankruptcy Code or any Bankruptcy Law, (ii) consented to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (1) above, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, conciliador, síndico, sequestrator, conservator or similar official for such Grantor or for a substantial part of the property or assets of such Grantor, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) made a general assignment for the benefit of creditors or (vi) become unable or admitted in writing its inability or fail generally to pay its debts as they become due.

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“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(b).

“Joinder” means the document required to be delivered by a Collateral Agent to the Applicable Collateral Agent pursuant to (i) clause (ii) of Section 5.02(c) in order to create a Series of Additional Obligations or (ii) Section 2.08.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or other), pledge, charge, hypothecation, assignment, security interest, deposit arrangement or similar encumbrance or any preference, priority or other security agreement or preferential arrangement of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Agent” means, at any time with respect to any Shared Collateral, the Collateral Agent (other than the Bank Collateral Agent at such time) of the Series of Obligations that constitutes the then largest outstanding principal amount of any outstanding Series of Obligations (excluding the Credit Agreement Obligations) with respect to such Shared Collateral.

“Mortgage Collateral Agency Agreement” means a mortgage collateral agency agreement entered into by the Bank Collateral Agent, the Notes Collateral Agent and the Mortgage Collateral Agent, the Company and certain subsidiaries of the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Mortgage Collateral Agent” means Deutsche Bank AG New York Branch, or its successor and/or assigns.

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs, deeds to secure debt and mortgages, including such instruments existing as of the date of this Agreement securing the Credit Agreement Obligations, as amended to also secure other Obligations, including such modifications as may be required by local laws.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Agent” means, at any time with respect to any Shared Collateral, each Collateral Agent that is not the Applicable Collateral Agent.

“Notes Collateral Agent” means WILMINGTON SAVINGS FUND SOCIETY, FSB, in its capacity as Collateral Agent (as defined in the Indenture) under the Indenture, together with its successors in such capacity and, in the event the indebtedness outstanding under the Indenture is Refinanced, shall mean the Collateral Agent under such Refinanced Indenture.

“Notes Security Agreement” means that certain Security Agreement dated as of the date hereof, among Holdings, the Company, certain subsidiaries of the Company and the Notes Collateral Agent.

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“Obligations” means the Credit Agreement Obligations, the Indenture Obligations and each Series of Additional Obligations, as the context may require.

“Party” means a party to this Agreement. The term “Parties” means a collective reference thereto.

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code as in effect in any U.S. jurisdiction or the law of any non-U.S. jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent (or its agents or bailees) under the terms of the Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement or instrument. “Refinanced” and “Refinancing” have correlative meanings.

“Responsible Officer” of any Person shall mean any executive officer or the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller (or the equivalents in the relevant jurisdictions) of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Secured Parties” means the Senior Priority Credit Agreement Secured Parties, , the Indenture Secured Parties and the Additional Secured Parties with respect to each Series of Additional Obligations, as the context may require.

“Security Documents” means each agreement, instrument or other document entered into in favor of any Collateral Agent, or any Collateral Agent and any other Secured Parties, for purposes of securing any Series of Obligations, and the Mortgage Collateral Agency Agreement.

“Senior Priority Credit Agreement Obligations” means all Credit Agreement Obligations.

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“Senior Priority Credit Agreement Secured Parties” means the Credit Agreement Secured Parties solely in respect of the Senior Priority Credit Agreement Obligations.

“Senior Priority Obligations” means all Obligations of each Series.

“Series” means (a) with respect to the Secured Parties, each of the Senior Priority Credit Agreement Secured Parties (in their capacities as such), the Indenture Secured Parties (in their capacity as such) and the Additional Secured Parties that become subject to this Agreement that are represented by a common Collateral Agent (in its capacity as such for the Additional Secured Parties), as the context may require, and (b) with respect to any Obligations, each of the Senior Priority Credit Agreement Obligations, the Indenture Obligations and the Additional Obligations that pursuant to any Joinder, are to be represented by a common Collateral Agent (in its capacity as such for the Additional Secured Parties), as the context may require.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations (or their respective Collateral Agents or a Mortgage Collateral Agent, if applicable) hold, or are beneficiaries of, a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of fewer than all Series of Obligations hold, or are beneficiaries of, a valid and perfected security interest in any Collateral at such time, then such Collateral, cash or other assets, as applicable, shall constitute Shared Collateral for those Series of Obligations that hold, or are beneficiaries of, a valid and perfected security interest in such Collateral at such time, and shall not constitute Shared Collateral for any Series that does not have, or are not beneficiaries of, a valid and perfected security interest in such Collateral at such time. The proceeds of any title insurance issued in connection with any Mortgages on such Shared Collateral shall be deemed to be Shared Collateral whether or not each Collateral Agent is an insured under such title insurance policies.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.    Priority of Claims.

(a)    Anything contained herein or in any of the Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or otherwise, or any Collateral Agent or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, then the proceeds of any sale, collection or other liquidation or disposition of any such Shared Collateral received by any Collateral Agent or any Secured Party and proceeds of any such distribution (all proceeds of any such sale, collection or other liquidation or disposition of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied in the following order:

(i)    FIRST, to (A) the payment of all amounts owing to each Collateral Agent (in its capacity as such) and any Mortgage Collateral Agent pursuant to the terms of this

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Agreement and any Credit Document or Security Document, (B) in the case of any such enforcement of rights or exercise of remedies, to the payment of all costs and expenses incurred by such Collateral Agent, Mortgage Collateral Agent or any of its related Secured Parties in connection therewith, including all court costs and the fees and expenses of agents and legal counsel, and (C) in the case of any such payment pursuant to any such intercreditor agreement or Credit Document to the payment of all costs and expenses incurred by such Collateral Agent, Mortgage Collateral Agent or any of its related Secured Parties in enforcing its rights thereunder to obtain such payment;

(ii)     SECOND, subject to Section 1.01(b) and Section 2.01(b) to the extent Proceeds remain after the application pursuant to preceding clause (i), to the payment in full of the Senior Priority Obligations on a ratable basis in accordance with the amounts of such Obligations owed on the date of any such distribution and the terms of the applicable Credit Documents; and

(iii)     THIRD, after the Discharge of the Senior Priority Obligations, to the Borrower or any Grantor, as applicable, their successor or assigns, or as a court of competent jurisdiction may otherwise direct.

(b)    Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of Credit Agreement Obligations and the Indenture Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

(c)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code as in effect in any U.S. jurisdiction, or any other applicable law or the Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b) and Section 2.01(b)), each Secured Party hereby agrees that (i) the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority, but subject to Section 2.01(a) above, and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the Secured Parties as provided herein.

(d)    Calculations by the Collateral Agents and the other Secured Parties under this Agreement of amounts of Obligations outstanding shall be made using (x) the Dollar Amount (as defined in the Credit Agreement) of all such amounts owing in respect of the Credit Agreement Obligations, (y) the U.S. dollar equivalent of all such amounts owing in respect of the Indenture Obligations, as determined by the Notes Collateral Agent pursuant to the Credit Documents applicable to the Indenture Obligations, and (z) the U.S. dollar equivalent of all such amounts owing in respect of any other Series of Additional Obligations, as determined by the applicable Collateral Agent pursuant to the Credit Documents applicable to such Obligations.

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(e)    If Proceeds with respect to any Shared Collateral are allocated pursuant to Section 2.01(a) to any Series of Secured Parties that lacked a valid and perfected security interest, or was subject to Impairment, with respect to such Shared Collateral (the “Second Series”), such payment shall not relate to, nor affect in any way, the Obligations owed to the Second Series by the Grantors.

SECTION 2.02.    Actions With Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)    With respect to any Shared Collateral, (i) the Applicable Collateral Agent shall have the sole right to act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), (ii) the Applicable Collateral Agent shall not be obligated to, and shall not, follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Agent (or any other Secured Party other than the Controlling Secured Parties) and (iii) no Non-Controlling Agent or other Secured Party (other than the Controlling Secured Parties) shall, or shall instruct the Applicable Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting in accordance with the applicable Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other Secured Party may file a proof of claim or statement of interest with respect to the Obligations owed to the applicable Secured Parties; (ii) any Collateral Agent or any other Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of the applicable Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of the Liens provided in Section 2.04; and (iii) any Collateral Agent or any other Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens (but subject to Section 2.01(a)), the Applicable Collateral Agent may deal with the Shared Collateral as if the Applicable Collateral Agent had a senior and exclusive Lien on such Collateral. The foregoing shall not be construed to limit the rights and priorities of any Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b)    The Collateral Agents agree that they will not accept any Lien on any asset of any Grantor securing Obligations of any Series for the benefit of any Series of Secured Parties

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other than pursuant to Security Documents, other than (i) any funds deposited for the discharge or defeasance of any Obligations of any Series, (ii) any funds deposited as cash collateral for Credit Agreement Obligations in respect of letters of credit and (iii) any rights of set-off under the Credit Documents for any Series.

(c)    Each Collateral Agent and the Series of Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

SECTION 2.03.    No Interference; Payment Over; No New Liens.

(a)    Each Secured Party, by its acceptance of the benefits of this Agreement, agrees that (i) it will not challenge or question, or support any other Person in challenging or questioning, in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Party from challenging or questioning the validity or enforceability of any Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code or any similar provision of foreign law; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02 or to the extent the Applicable Agent is the Collateral Agent for the Series of Obligations of such Secured Party, it shall have no right to (A) direct any Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by any Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement), (iv) it will not institute any suit or assert in any Insolvency or Litigation Proceeding or other proceeding any claim against the Applicable Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and the Applicable Collateral Agent or other Secured Party shall not be liable for any action taken or omitted to be taken in accordance with the provisions of this Agreement, (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement and (vi) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Secured Party to enforce this Agreement in accordance with its terms.

(b)    Each Secured Party, by its acceptance of the benefits of this Agreement, agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other Secured Parties that have a security

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interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04.    Automatic Release of Liens; Amendments to Security Documents.

(a)    Upon any release, sale or disposition of Shared Collateral permitted pursuant to the terms of the Credit Agreement and the other applicable Credit Documents that results in the release of the Lien in respect of the Credit Agreement Obligations on any Shared Collateral (excluding any sale or other disposition that is expressly prohibited by the Indenture and/or an Additional Agreement), the Lien in respect of the Indenture Obligations and such Additional Obligation on Shared Collateral shall be automatically and unconditionally released with no further consent or action of any Person.

(b)    If, at any time, the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, and in connection therewith takes action to release any Liens over such Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(c)    Each Collateral Agent agrees to promptly execute and deliver (at the sole cost and expense of the Grantors), without representation or warranty (express or implied), all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section 2.04(a).

(d)    Each Secured Party, by its acceptance of the benefits of this Agreement, agrees that if the Applicable Collateral Agent enters into any amendment to any Security Document relating to the Series of Obligations for which the Applicable Collateral Agent is acting, the Borrower may require each other Collateral Agent to enter into corresponding amendments to the Security Documents governing the Series of Obligations for which such Collateral Agent is acting so long as (i) the effect of such amendments are consistent with the effect to the Security Documents for the Series of Obligations for which the Applicable Collateral Agent is acting, (ii) the effect of such amendment is not to release or subordinate the Liens securing such Series of Obligations or otherwise adverse to the holders of such Series of Obligations (except to the extent already permitted by the Credit Documents governing such Series of Obligations) and (iii) the Borrower delivers a certificate of an executive officer of the Borrower to such Collateral Agent stating that the requirements of this sentence have been satisfied.

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SECTION 2.05.    Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a)    This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor or any of its subsidiaries. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of each Series of Obligations, then, to the extent the debt obligations distributed on account of each Series of Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)    If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession or similar capacity under other Bankruptcy Law, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any similar provision of other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any similar provision of other Bankruptcy Law, each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, in each case unless the Applicable Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of Controlling Secured Parties, each other Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each other Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such Bankruptcy Case, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of such Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Secured Parties are granted adequate protection with respect to Obligations subject hereto, including in the form of periodic payments, in connection with such use DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided, however, that (x) the Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any collateral securing such Series that is not Shared Collateral; and (y) the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.

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SECTION 2.06.    Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable to such Obligations until all such Obligations shall again have been paid in full in cash.

SECTION 2.07.    Insurance. As among the Secured Parties, following the occurrence of an Event of Default, the Applicable Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral solely to the extent the Secured Parties or holders of any Series of Obligations possess such right under the Credit Documents, and the Applicable Collateral Agent shall apply the proceeds received from any such adjustment, settlement or award in accordance with the provisions of Section 2.01.

SECTION 2.08.    Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof in compliance with Section 5.02(c); provided that nothing in this Section shall affect any limitation on any such Refinancing that is set forth in the Credit Documents of any such other Series; and provided, further that, if any obligations of the Grantors in respect of such Refinancing indebtedness shall be secured by Liens on any Shared Collateral, then such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and the Collateral Agent and any Additional Agent (or replacement Bank Collateral Agent or replacement Notes Collateral Agent, if applicable), of the holders of any such Refinancing indebtedness shall have executed a Joinder. The Grantors and the Secured Parties agree to enter into any documents or take any other actions reasonably necessary to preserve the priorities provided for herein in light of, and after giving effect to, such Refinancing.

SECTION 2.09.    Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Credit Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the Administrative Agent (as defined in the Credit Agreement) pursuant to Section 2.03 of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.10.    Possessory Collateral Agent as Gratuitous Bailee for Perfection; Combined Real Property Collateral.

(a)    The Possessory Collateral shall be delivered to the Applicable Collateral Agent, and the Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party with a Lien over such Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted

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in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.10); provided that at any time after the Discharge of Obligations of the Series for which the Applicable Collateral Agent is acting, the Applicable Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Applicable Collateral Agent (after giving effect to the Discharge of such Obligations) together with any necessary endorsements reasonably requested by the Applicable Collateral Agent (or make such other arrangements as shall be reasonably requested by the Applicable Collateral Agent to allow the Applicable Collateral Agent to obtain control of such Possessory Collateral).

(b)     Pending delivery to the Applicable Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.10.

(c)    The duties or responsibilities of each Collateral Agent under this Section 2.10 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

(d)     With respect to Collateral constituting Combined Real Property Collateral, pursuant to the Mortgage Collateral Agency Agreement, the Bank Collateral Agent and the Notes Collateral Agent shall, at the direction of the Borrower, appoint the Mortgage Collateral Agent, who shall agree to, among other things, (i) accept the Mortgages on Combined Real Property Collateral on behalf the Secured Parties, (ii) execute all instruments and file all continuation statements and similar instruments in any applicable jurisdiction, in the forms prepared by the Bank Collateral Agent or the Borrower, as applicable, as shall be necessary to continue the effectiveness of perfected liens on all of the Combined Real Property Collateral, (iii) receive and provide notices and other communications pursuant to such Mortgages, (iv) exercise the rights and remedies of the beneficiary or mortgagee under such Mortgages and (v) otherwise deal with the Combined Real Property Collateral.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent may

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rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of such determination.

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01.    Appointment and Authority.

(a)     Each of the Secured Parties hereby irrevocably appoints and authorizes the Applicable Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Applicable Collateral Agent (including in its capacity as Mortgage Collateral Agent) and any co-agents, subagents, delegates, receivers and attorneys-in-fact appointed by the Applicable Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV (as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Security Documents) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Applicable Collateral Agent to facilitate and effect actions taken or intended to be taken by the Applicable Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Applicable Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Applicable Collateral Agent for such purposes.

(b)    Each Secured Party acknowledges and agrees that, subject to the express terms of this Agreement, the Applicable Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in any of the Security Documents, without regard to any rights to which the holders of the Secured Obligations would otherwise be entitled as a result of such Secured Obligations. Without limiting the foregoing, each Secured Party agrees that no Collateral Agent, or other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to such Secured Party or any Series of Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Secured Party from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against any Collateral Agent for any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which any Collateral Agent or any Secured Party takes or omits to take (including actions with respect to

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the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or in connection with the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Collateral Agent or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, any Grantor or any of its subsidiaries, as debtor-in-possession, in each case, except as a result of a breach of this Agreement.

SECTION 4.02.    Rights as a Secured Party.

(a)     The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Credit Agreement Secured Party,” “Credit Agreement Secured Parties,” “Indenture Secured Party,” “Indenture Secured Parties,” “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.

SECTION 4.03.    Exculpatory Provisions.

(a)     No Collateral Agent shall have any duties or obligations under this Agreement except those expressly set forth herein. Without limiting the generality of the foregoing, each Collateral Agent:

(i)     shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)     shall not have any duty to take any discretionary action or exercise any discretionary powers contemplated hereby and such Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii)     shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its affiliates that is communicated to or obtained by the entities serving as a Collateral Agent or any of its affiliates in any capacity;

(iv)     shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an

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authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. Each Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default under any Series of Obligations unless and until notice describing such Default or Event of Default and referencing the applicable agreement is given to such Collateral Agent at the address provided in Section 5.01 by the Collateral Agent of such Obligations or a Grantor;

(v)     shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement (except for its representations and warranties set forth in Article V) or any Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the adequacy, validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (5) the value or the sufficiency of any Collateral for any Series of Obligations or (6) the satisfaction of any condition set forth in any Credit Document, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent;

(vi)     shall not be required to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it;

(vii)    need not segregate money held in trust hereunder from other funds except to the extent required by law. No Collateral Agent shall be liable for interest on any money received by it hereunder except as otherwise agreed in writing; and

(viii) beyond the exercise of reasonable care in the custody thereof, no Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and no Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(b)    Upon any payment or distribution of assets hereunder, the Collateral Agents and the Secured Parties shall be entitled to conclusively rely upon any order or decree entered by

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any court of competent jurisdiction in which an Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in the Insolvency or Liquidation Proceeding, delivered to any Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

(c)     In the event that, following a foreclosure in respect of any Collateral, the Applicable Collateral Agent acquires title to any portion of such Collateral or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Applicable Collateral Agent’s sole discretion may cause the Applicable Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Applicable Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Applicable Collateral Agent reserves the right, instead of taking such action, to either resign as the Applicable Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(d)     The rights and protections of the Collateral Agents set forth herein shall also be applicable to each Collateral Agent in its roles as Mortgage Collateral Agent, mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under the Security Documents.

SECTION 4.04.     Reliance by Collateral Agents. Each Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Collateral Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Collateral Agent may consult with legal counsel (who may be counsel for the Borrower, a Collateral Agent or counsel of its choice), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05.     Delegation of Duties. Any Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents, delegates or attorneys-in-fact appointed by such Collateral Agent and shall not be responsible for acts or omissions of any such sub-agents, delegates or attorneys-in-fact appointed by it with due care, including any person appointed as a Mortgage Collateral Agent. Any Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of any Collateral Agent and any such sub-agent.

It is the purpose of this Section that there shall be no violation of any law of any jurisdiction (including particularly the law of any sovereign state) denying or restricting the right

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of the Applicable Collateral Agent to transact business or bring legal proceedings in such jurisdiction. It is recognized that in case of litigation under this Agreement, and in particular in case of the enforcement thereof on default, or in the case the Applicable Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Applicable Collateral Agent or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Applicable Collateral Agent appoint an individual or institution as a collateral agent or agent. The following provisions of this Section are adopted to these ends.

In the event that the Applicable Collateral Agent appoints an additional individual or institution as a collateral agent or agent, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Applicable Collateral Agent with respect thereto shall be exercisable by and vest in such separate collateral agent or agent but only to the extent necessary to enable such collateral agent or agent to exercise such powers, rights and remedies.

SECTION 4.06.     Non-Reliance on Collateral Agent and other Secured Parties. Each Secured Party acknowledges that it has not relied upon any Collateral Agent or any other Secured Party or any of their Affiliates in making any credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Secured Party also acknowledges that in the future it will not rely upon any Collateral Agent or any other Secured Party or any of their Affiliates in making any decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

ARTICLE V

Miscellaneous

SECTION 5.01.    Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Applicable Collateral Agent herein by the Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)    if to the Notes Collateral Agent, to it at WILMINGTON SAVINGS FUND SOCIETY, FSB, 500 Delaware Avenue, 11th Floor, Wilmington, Delaware 19801, Attention: Global Capital Markets – Life Time (Telephone No. (302) 888-7580; Email: GLewis@wsfsbank.com;

(b)    if to the Bank Collateral Agent or the Mortgage Collateral Agent, to it at Deutsche Bank AG New York Branch, 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256; Attn: Elizabeth Towle; Phone: (904)645-4329; Email: na.agencyservicing@db.com, CC to: elizabeth.towle@db.com

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(c)    if to any Additional Agent, to it at the address set forth in the applicable Joinder; and

(d)    if to any of the Grantors, to Life Time, Inc., 2902 Corporate Place, Chanhassen, MN, 55317, Attn: Tom Bergmann, E-mail: TBergmann@lt.life.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person and shall be deemed to be given on the date of receipt.

SECTION 5.02.    Waivers; Amendment.

(a)     No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)     This Agreement or any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder) only pursuant to an agreement or agreements in writing entered into by each Collateral Agent. Notwithstanding the foregoing no provision of this Agreement may be terminated, waived, amended or modified without the prior written consent of the Borrower if such termination, waiver, amendment or modification would adversely affect any Grantor. Notwithstanding the foregoing, without the consent of any Secured Party or any other Collateral Agent, (i) the Collateral Agent for any Additional Obligations may become a party hereto in accordance with Section 5.02(c), (ii) any Subsidiary of the Borrower may become a party hereto in accordance with Section 5.16 and (iii) the Applicable Collateral Agent may effect amendments and modifications to this Agreement (which may be in the form of an amendment and restatement) to the extent the Applicable Collateral Agent reasonably deems necessary to incorporate Additional Obligations into this Agreement.

(c)     So long as permitted by the Credit Documents then in effect, the Borrower may from time to time designate Indebtedness and other obligations as Additional Obligations hereunder by delivering to the Applicable Collateral Agent and each Collateral Agent (i) a

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certificate signed by a Responsible Officer of the Borrower (A) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof, or in the case of any revolving commitments, the maximum amounts thereof, (B) stating that such Indebtedness and other obligations are designated as Additional Obligations for purposes hereof, (C) representing that such designation of such Indebtedness and other obligations as Additional Obligations complies with the terms of the Credit Documents then outstanding and that, after giving effect to the designation of such Additional Obligations, such Additional Obligations and the holders thereof shall be subject to and bound by this Agreement and (D) specifying the name and address of the Collateral Agent for such Indebtedness and other obligations and (ii) a fully executed Joinder (substantially in the form attached as Annex A). Each Collateral Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent identified in such Joinder shall act hereunder for the benefit of all Additional Secured Parties under such Joinder, and each Collateral Agent agrees to the appointment, and acceptance of the appointment, of the Applicable Collateral Agent as agent for the holders of such Additional Obligations as set forth in each Joinder and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.

SECTION 5.03.     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04.     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05.     Obligations Absolute. Except as otherwise provided herein (including Section 1.01(b)), the Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Collateral Agent and the other Secured Parties shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any Credit Document;

(b)     any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the Obligations, it being specifically acknowledged that a portion of the Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c)     any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Obligations;

(d)     any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Credit Document;

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(e)     the securing of any Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Obligations; or

(f)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement, other than discharge in full of such Obligations.

SECTION 5.06.     Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission, e-mail, telecopy or other electronic transmission (in “pdf”, “tif” or similar format) shall be as effective as delivery of a manually signed counterpart of this Agreement. For all purposes of this Agreement and any document to be signed or delivered in connection with or pursuant to this Agreement, the words “execution,” “signed,” “signature,” “delivery,” and words of like import shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, as the case may be, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be.

SECTION 5.07.     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08.     Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.09.     Submission To Jurisdiction Waivers. Each of the parties hereto, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)     agrees that a final judgment in any such action or proceeding shall be conclusive and may be entered and enforced in other jurisdictions by suit on the judgment or in any other manner provided or permitted by law;

(c)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or

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proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and any right to which it may be entitled on account of place of residence or domicile;

(d)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail but in no event by facsimile or electronic mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in Section 5.01 or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(e)     agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(f)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.09 any special, exemplary, punitive or consequential damages.

SECTION 5.10.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11.     Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12.     Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Credit Documents or Security Documents, the provisions of this Agreement shall control.

SECTION 5.13.     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.10 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Section 2.04, 2.05, 2.08, 2.10 and Article V, which provision may be relied upon and enforced

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by the Borrower and each Guarantor). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.14.     Collateral Agents. It is understood and agreed that (a) Deutsche Bank AG New York Branch, is entering into this Agreement in its capacity as collateral agent under the Credit Agreement, and the provisions of Article IX of the Credit Agreement applicable to Deutsche Bank AG New York Branch, as collateral agent thereunder shall also apply to Deutsche Bank AG New York Branch, as Bank Collateral Agent hereunder, and (b) WILMINGTON SAVINGS FUND SOCIETY, FSB is entering into this Agreement in its capacity as Collateral Agent pursuant to the Indenture and the Notes Security Agreement and, as such is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided in the Indenture and the Notes Security Agreement.

SECTION 5.15.     Integration. This Agreement together with the other Credit Documents and the Security Documents represents the entire agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents or the Security Documents.

SECTION 5.16.     Additional Grantors. In the event any Subsidiary shall have granted a Lien on any of its assets to secure any Obligations, the Borrower shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor.” Upon the execution and delivery by any Subsidiary of a Grantor Joinder (substantially in the form attached as Annex B), any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH,
as Bank Collateral Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

LIFE TIME, INC., as Borrower

By:
Name:
Title:

LTF INTERMEDIATE HOLDINGS, INC., as Holdings,

By:
Name:
Title:

LTF CLUB OPERATIONS COMPANY, INC., as Grantor,

By:
Name:
Title:

LTF OPERATIONS HOLDINGS, INC., as Grantor,

By:
Name:
Title:

LTF MANAGEMENT SERVICES, LLC, as Grantor,

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

LTF CONSTRUCTION COMPANY, LLC, as Grantor,

By:
Name:
Title:

LTF RESTAURANT COMPANY, LLC, as Grantor,

By:
Name:
Title:

LTF CLUB MANAGEMENT COMPANY, LLC, as Grantor,

By:
Name:
Title:

LTF TRIATHLON SERIES, LLC, as Grantor,

By:
Name:
Title:

ATHLINKS INC., as Grantor,

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

LTF ARCHITECTURE, LLC, as Grantor,

By:
Name:
Title:

LTF LEASE COMPANY, LLC, as Grantor,

By:
Name:
Title:

LTF REAL ESTATE HOLDINGS, LLC, as Grantor,

By:
Name:
Title:

LTF REAL ESTATE COMPANY, INC., as Grantor,

By:
Name:
Title:

LTF EDUCATIONAL PROGRAMS, LLC, as Grantor,

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

LTF GROUND LEASE COMPANY, LLC, as Grantor,

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

Annex A

To:	Each Collateral Agent under the First Lien Intercreditor Agreement (in each case, as such terms are defined below)

JOINDER (this “Joinder”) dated as of [.], 202[.] to the First Lien Intercreditor Agreement, dated as of January 22, 2021 (as amended or supplemented from time to time, the “First Lien Intercreditor Agreement”), among [APPLICABLE COLLATERAL AGENT], each Grantor party hereto and each Additional Agent (as defined below) from time to time party hereto for the Additional Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.     The Bank Collateral Agent, the Notes Collateral Agent, the Grantors from time to time party thereto and each Additional Agent from time to time party thereto have entered into the First Lien Intercreditor Agreement and pursuant to [Section 5.02(c) of the First Lien Intercreditor Agreement in order to create a Series of Additional Obligations] [Section 2.08 of the First Lien Intercreditor Agreement with respect to Refinancing indebtedness], the undersigned Additional Agent (the “New Agent”) is executing this Joinder as an Additional Agent on behalf of the Series of Secured Parties it represents [with respect to such Additional Obligations] [holding such Refinancing indebtedness] under the First Lien Intercreditor Agreement.

C.     Pursuant to the terms of the First Lien Intercreditor Agreement, [the Grantors have entered into an Additional Agreement under which the Grantors have incurred Additional Obligations. [Describe material terms of Additional Obligations.]] [the Obligations of [describe Series] are being refinanced with Refinancing indebtedness. [Describe material terms of Refinancing indebtedness.]]

D.     In consideration of the mutual agreements contained in the First Lien Intercreditor Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Agent, on behalf of the Series of Secured Parties it represents, hereby agrees as follows.

SECTION 1.     In accordance with the First Lien Intercreditor Agreement, (a) the New Agent by its signature below becomes a Collateral Agent under, and the related [Series of Additional Obligations and Additional Secured Parties] [Series of Obligations with respect to the Refinancing indebtedness and Refinancing indebtedness Secured Parties] become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Collateral Agent, and (b) the New Agent, on its behalf and on behalf of such [Additional Secured Parties] [Refinancing indebtedness Secured Parties] hereby agree to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent thereunder. Each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

A-1

SECTION 2.     The New Agent represents and warrants to each Collateral Agent and the Secured Parties that (a) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (b) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to general principles of equity and (c) the Credit Documents relating to such [Additional Obligations] [Refinancing indebtedness] provide that, upon the New Agent’s entry into this Joinder, the [holders] [lenders] of such [Additional Obligations] [Refinancing indebtedness] will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional Secured Parties.

SECTION 3.     This Joinder shall become effective when the Applicable Collateral Agent shall have received (and delivers to all other Collateral Agents) a counterpart of this Joinder that bears the signature of the New Agent. Delivery of an executed signature page to this Joinder by facsimile transmission or e-mail shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4.     Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.     THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.     Any provision of this Joinder held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.     All communications and notices hereunder and under the First Lien Intercreditor Agreement to the New Agent shall be given to it at its address set forth below, or to such other address as such New Agent may hereafter specify.

SECTION 8.     The New Agent agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the fees, other charges and disbursements of counsel for the Applicable Collateral Agent.

[Remainder of Page Intentionally Left Blank]

A-2

IN WITNESS WHEREOF, the New Agent has duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AGENT], as New Agent

By:
Name:
Title:

Address for Notices:
[ ]

with a copy to: [ ]

Acknowledged by:

[APPLICABLE COLLATERAL AGENT],
as Applicable Collateral Agent

By:
Name:
Title:

SIGNATURE PAGE TO JOINDER TO

FIRST LIEN INTERCREDITOR AGREEMENT

Annex B

To:	Each Collateral Agent under the First Lien Intercreditor Agreement (in each case, as such terms are defined below)

GRANTOR JOINDER (this “Joinder”) dated as of [.], 202[.] to the First Lien Intercreditor Agreement, dated as of January 22, 2021 (as amended or supplemented from time to time, the “First Lien Intercreditor Agreement”), among [APPLICABLE COLLATERAL AGENT], each Grantor party hereto and each Additional Agent (as defined below) from time to time party hereto for the Additional Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.     The Bank Collateral Agent, the Notes Collateral Agent, the Grantors from time to time party thereto and each Additional Agent from time to time party thereto have entered into the First Lien Intercreditor Agreement and pursuant to Section 5.16 of the First Lien Intercreditor Agreement, the undersigned Subsidiary of the Borrower (the “New Grantor”) is executing this Joinder in accordance with the requirements under the First Lien Intercreditor Agreement.

C.     In consideration of the mutual agreements contained in the First Lien Intercreditor Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Grantor hereby agrees as follows.

SECTION 1.     In accordance with Section 5.16 of the First Lien Intercreditor Agreement, (a) the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as Grantor, and (b) the New Grantor hereby agree to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.     The New Grantor represents and warrants to each Collateral Agent and the Secured Parties that (a) it has full power and authority to enter into this Joinder and (b) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to general principles of equity.

SECTION 3.     This Joinder shall become effective when the Applicable Collateral Agent shall have received (and delivers to all other Collateral Agents) a counterpart of this Joinder that bears the signatures of the New Grantor. Delivery of an executed signature page to this Joinder by facsimile transmission or e-mail shall be effective as delivery of a manually signed counterpart of this Joinder.

B-1

SECTION 4.     Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.     THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.     Any provision of this Joinder held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.     All communications and notices hereunder and under the First Lien Intercreditor Agreement to the New Grantor shall be given to it as specified in Section 5.01 of the First Lien Intercreditor Agreement.

SECTION 8.     The New Grantor agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the fees, other charges and disbursements of counsel for the Applicable Collateral Agent.

[Remainder of Page Intentionally Left Blank]

B-2

IN WITNESS WHEREOF, the New Grantor has duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],
as New Grantor

By:
Name:
Title:

Acknowledged by:

[APPLICABLE COLLATERAL AGENT],
as Applicable Collateral Agent

By:
Name:
Title:

SIGNATURE PAGE TO GRANTOR JOINDER TO

FIRST LIEN INTERCREDITOR AGREEMENT